                                                      Registration No. 333-70507
================================================================================
               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              AMENDMENT NO. 1 TO
                        FORM S-1 REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933

               HELLER EQUIPMENT ASSET RECEIVABLES TRUST 1999-1
                   (Issuer with respect to the Securities)

                        HELLER FUNDING CORPORATION II
                   (Depositor of the Trust described herein)
            (Exact name of Registrant as specified in its charter)

           Delaware                           6189                         36-4165546
(State or other jurisdiction of     (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)      Classification Code Number)        Identification No.)


                         Heller Funding Corporation II
                            500 West Monroe Street
                           Chicago, Illinois  60661
                                (312) 441-7246
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             Debra H. Snider, Esq.
           Heller Funding Corporation II c/o Heller Financial, Inc.
                            500 West Monroe Street
                            Chicago, Illinois 60661
                                ( 312) 441-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

 M. David Galainena, Esq.                          James J. Croke, Jr., Esq.
 Winston & Strawn                                  Cadwalader, Wickersham & Taft
 35 West Wacker Drive                              100 Maiden Lane
 Chicago, Illinois 60601                           New York, New York  10038
 (312) 558-5600                                    (212) 504-6139



      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement be comes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities   Amount to Be    Proposed Maximum Offering  Proposed Maximum                Amount of
to Be Registered                    Registered(1)   Price Per Unit (2)         Aggregate Offering Price (2)    Registration Fee (3)
-------------------------------------------------------------------------------------------------------------------------------
Class A-1 Receivable-Backed Note    $1,000,000      100%                       $1,000,000                      $278
Class A-2 Receivable-Backed Note    $1,000,000      100%                       $1,000,000                      $278
Class A-3 Receivable-Backed Note    $1,000,000      100%                       $1,000,000                      $278
Class A-4 Receivable-Backed Note    $1,000,000      100%                       $1,000,000                      $278
Class B Receivable-Backed Notes     $1,000,000      100%                       $1,000,000                      $278
-------------------------------------------------------------------------------------------------------------------------------

(1) The amount of Securities being registered represents the maximum aggregate principal amount of Securities currently expected to be offered for sale.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a).
(3) Registration Fee was paid with initial filing of this registration statement.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
================================================================================

                Subject to Completion, dated             , 1999

PRELIMINARY PROSPECTUS

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration state ment filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                HELLER EQUIPMENT ASSET RECEIVABLES TRUST 1999-1

Receivable-Backed Notes, Series 1999-1

                        Heller Funding Corporation II,
                                Trust Depositor
                            Heller Financial, Inc.,
                                   Servicer

                            ----------------------


     We are offering the following five classes of Receivable-Backed Notes, Series 1999-1:

 Class of     Initial Aggregate    Interest Rate    First Payment    Stated Maturity    Price to Public    Underwriting Discount
   Notes       Principal Amount     (per annum)        Date (1)            Date          per Note (2)           per Note (3)
    A-1         $                            %               / /99                                 %                       %
    A-2         $                            %               / /99                                 %                       %
    A-3         $                            %               / /99                                 %                       %
    A-4         $                            %               / /99                                 %                       %
     B          $                            %               / /99                                 %                       %

(1) Payment dates thereafter until maturity will be the 15th day of each month.

(2)      The total price to the public is $      .
(3)      The total underwriting discount is $     .
(4)      The total proceeds to the issuer is $     .

         The Notes are debt obligations of Heller Equipment Asset Receivables Trust 1999-1 and will be paid only from the trust's assets. The trust's assets include contracts that provide financing for end-users of a variety of new and used equipment, as well as software and related support and consulting services. The trust's assets also include limited recourse loans or repayment obligations payable by vendors of equipment or software and related support and consulting services.

         You should carefully consider the factors set forth under "Risk Factors" on page 11 of this prospectus.

         THE NOTES WILL REPRESENT OBLIGATIONS OF THE TRUST ONLY AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, THE TRUST DEPOSITOR, THE OWNER TRUSTEE, HELLER FINANCIAL OR ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY GOVERNMENTAL AGENCY.
                            ----------------------
         Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                               _________________

            Underwriters of the Class A-1 Notes, Class A-2 Notes,
                      Class A-3 Notes and Class A-4 Notes

                       Underwriter of the Class B Notes

         The date of this prospectus is                       , 1999.

                               TABLE OF CONTENTS

                                                                                                                              Page
INDEX OF TERMS--IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS..................................................1

REPORTS TO NOTEHOLDERS...........................................................................................................1

AVAILABLE INFORMATION............................................................................................................1

SUMMARY..........................................................................................................................2

RISK FACTORS....................................................................................................................10
Absence of Prior Market for the Notes May Limit Your Ability to Resell the Notes................................................10

The Price at Which You Can Resell Your Notes May Decrease if the Ratings of Your Notes Change...................................10

Subordination of the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, the Class C Notes and the Class D
Notes and Certificates Means Some Notes Will Receive Payments Sooner than Others................................................10

Limited Assets Secure the Notes; Noteholders Will Have No Recourse to the Originators, Servicer or its Affiliates in the
Event Delinquencies and Losses Deplete the Trust's Assets.......................................................................11

Geographic Concentrations of Contracts; Adverse Events in Certain Regions May Result in Increased Defaults and
Delinquencies...................................................................................................................11

Concentration of Contracts relating to the Certain Industries; Adverse Events in Such Industries May Result in Increased
Defaults and Delinquencies......................................................................................................11

Rate at which Equipment or Software Becomes Obsolete Affects Prepayment Rate of the Contracts and the Notes; Reinvestment
Risk............................................................................................................................12

Declines in Market Value of Equipment; Shortfalls With Respect to Amounts Available for Payment on the Notes....................12

Certain Legal Risks.............................................................................................................12

Certain Contracts Relating to Software or Related Support and Consulting Services are not Secured by Such Software or
Related Services................................................................................................................17

Risk of Rejection of "True Leases"..............................................................................................17

Risks Associated with DTC and the Year 2000.....................................................................................18

USE OF PROCEEDS.................................................................................................................18

COMPOSITION OF THE CONTRACTS....................................................................................................19

DISTRIBUTION OF CONTRACTS BY CONTRACT TYPE......................................................................................20

DISTRIBUTION OF CONTRACTS BY STATE IN WHICH OBLIGORS ARE LOCATED................................................................21

DISTRIBUTION OF CONTRACTS BY EQUIPMENT TYPE.....................................................................................22

DISTRIBUTION OF CONTRACTS BY OBLIGOR INDUSTRY...................................................................................23

DISTRIBUTION OF CONTRACTS BY ORIGINAL CONTRACT BALANCE..........................................................................24

DISTRIBUTION OF CONTRACTS BY REMAINING CONTRACT BALANCE.........................................................................24

DISTRIBUTION OF CONTRACTS BY ORIGINAL CONTRACT TERM.............................................................................25

DISTRIBUTION OF CONTRACTS BY REMAINING MONTHS TO STATED MATURITY................................................................25

DELINQUENCY AND LOSS INFORMATION................................................................................................26

THE CONTRACTS GENERALLY.........................................................................................................29

PREPAYMENT AND YIELD CONSIDERATIONS.............................................................................................33

HELLER FINANCIAL, INC. AND HELLER FINANCIAL LEASING, INC........................................................................42

THE TRUST.......................................................................................................................45

THE TRUST DEPOSITOR.............................................................................................................46

DESCRIPTION OF THE NOTES AND INDENTURE..........................................................................................46

THE CERTIFICATES................................................................................................................59

THE SALE AND SERVICING AGREEMENT................................................................................................59

FEDERAL INCOME TAX CONSEQUENCES.................................................................................................68

ERISA CONSIDERATIONS............................................................................................................72

PLAN OF DISTRIBUTION............................................................................................................73

RATING OF THE NOTES.............................................................................................................74

LEGAL MATTERS...................................................................................................................75

INDEX OF TERMS..................................................................................................................76

INDEX OF TERMS--IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

         You can find an index of terms used in this prospectus beginning on page 77.

         Within the period during which there is an obligation to deliver a prospectus, the underwriters will, at your request, promptly deliver to you, or cause to be delivered to you, without charge, a paper copy of this prospectus.

         In addition to the Notes, the Trust is issuing certain other notes and certificates which will be subordinated in right of payment of principal and interest to the Notes. Such other notes and certificates are not being offered by this prospectus.

         No dealer, salesman or other person is authorized to give any information or to make any representation not contained in this prospectus and if given or made, you should not rely on such information. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the Notes offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to by any of the Notes to any person in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation to such person.

         The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of when this prospectus is delivered or of when the Notes are sold to you.

         In connection with this offering, the underwriters may engage in transactions which stabilize, maintain or otherwise affect the market price of the notes offered hereby. Such transactions may include stabilizing and the purchase of notes to cover syndicate short positions. See "Plan of Distribution".

                            REPORTS TO NOTEHOLDERS

         As long as the Notes remain in book-entry form, periodic and annual unaudited reports, containing information concerning the Trust, the contracts, the offered Notes and the Certificates, will be prepared by the Servicer and sent on behalf of the Trust to Cede & Co., as nominee of The Depository Trust Company, and the Euroclear System or Cedel Bank, S.A. as registered holders of the offered Notes. Such reports will be made available by DTC, Euroclear or CEDEL and its participants to holders of interests in the offered Notes in accordance with the rules, regulations and procedures creating and affecting DTC, Euroclear and CEDEL, respectively. See "Description of the Notes and Indenture--Book Entry Registration" and "--Reports" below. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles or that have been examined and reported upon by, with an opinion expressed by, an independent or certified public accountant. Upon the issuance of fully registered, certificated Notes, such reports will be sent to each registered Noteholder.

                             AVAILABLE INFORMATION

         The Trust Depositor, as originator of the Trust, has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the Notes offered pursuant to this prospectus and described herein. For further information, you should read the registration statement. The registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at the following locations:

450 Fifth Street, N.W               Citicorp Center                             Seven World Trade Center
Room 1024                           500 West Madison, Suite 1400                Suite 1300
Washington, D.C. 20549              Chicago, Illinois 60661                     New York, New York 10048

         You may obtain copies of the registration statement for a fee from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a public access site on the Internet through the World Wide Web at which you may view reports, information statements and other information, including all electronic filings, regarding the Trust Depositor and the Trust. The Internet address of such World Wide Web site is http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Securities and Exchange Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Copies of such reports can be obtained as described above.

                                    SUMMARY

In this prospectus,"Notes" refers to the [ ]% Class A-1 Receivable-Backed Notes, Series 1999-1, [ ]% Class A-2 Receivable-Backed Notes, Series 1999-1, [ ]% Class A-3 Receivable-Backed Notes, Series 1999-1, [ ]% Class A-4 Receivable-Backed Notes, Series 1999-1, [ ]% Class B Receivable-Backed Notes, Series 1999-1, [ ]% Class C Receivable-Backed Notes, Series 1999-1 and [ ]% Class D Receivable-Backed Notes, Series 1999-1. The "offered Notes" refer only to those Notes set forth in the cover page of this prospectus. "We", "us", "our" and the "Trust" refer to the Heller Equipment Asset Receivables Trust 1999-1. Whenever we refer to the "contracts" or "contract" in this prospectus we are referring to the aggregate pool of contracts and each contract, respectively, that we will purchase and which will constitute a part of the Trust's assets.

The following is only a summary of the terms of the Notes. It does not contain all the information that may be important to you. You should therefore read this entire prospectus. In addition, you may wish to read principal documents governing the sale of the contracts, the formation of the Trust and the issuance of Notes. Such documents have been filed as exhibits to the registration statement of which this prospectus is a part. You can find an index of terms used in this prospectus on page 77.

There are material risks associated with an investment in the Notes. See "Risk Factors" on page 11 for a discussion of factors you should consider before making an investment in the Notes.

The Trust......................................................................
Heller Equipment Asset Receivables Trust 1999-1. The Trust's principal offices will be in care of Wilmington Trust Company, as Owner Trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, telephone number
(302) 651-1000.

The Originators...............................................................
Heller Financial, Inc. and Heller Financial Leasing, Inc.

The Trust Depositor............................................................
Heller Funding Corporation II. The Trust Depositor is a wholly owned, limited purpose subsidiary of Heller Financial, Inc. The Trust Depositor's principal executive offices are located at 500 West Monroe Street, Chicago, Illinois 60661, telephone (312) 441-7246. Within [ ] of the closing of the sale of the contracts to the Trust, Heller Funding Corporation II will be liquidated and all of its assets and liabilities, including without limitation its obligations as Trust Depositor under the agreement forming the Trust and the Sale and Servicing Agreement will be assumed by its successor, Heller Funding Corporation. When we refer to the Trust Depositor in this prospectus we are referring to Heller Funding Corporation II prior to the closing and Heller Funding Corporation as the successor to Heller Funding Corporation II after the closing.

The Servicer...................................................................
Heller Financial, Inc. (with Heller Financial Leasing, Inc. acting as a sub-servicer).

The Indenture Trustee..........................................................
Norwest Bank Minnesota, National Association

The Notes......................................................................
We are offering the following Notes, which represent an interest in the assets of the Trust:

                                                                   % of Aggregate
                                                                     Discounted
                                                                      Contract
                                                                     Balance of
                           Note Principal           Interest      the Contracts as
       Class             Balance as of [ ]            Rate             of [ ]
Class A-1 Notes          $                                %                      %
Class A-2 Notes          $                                %                      %
Class A-3 Notes          $                                %                      %

                                                                   % of Aggregate
                                                                     Discounted
                                                                      Contract
                                                                     Balance of
                           Note Principal           Interest      the Contracts as
       Class             Balance as of [ ]            Rate             of [ ]
Class A-4 Notes          $                                 %                    %
Class B Notes            $                                 %                    %

In certain instances in this prospectus, including the table above, we used a statistical discount rate of [ ]% to calculate the discounted contract balances. The statistical discount rate is based on a weighted average of the estimated interest rates of the Notes (weighted by estimated maturity date and initial principal amounts).

The discounted contract balance of a contract is the present value of scheduled payments to be paid on such contract calculated at a discount rate of [ ]%. For a more specific description of how the discounted contract balance is calculated see the definition of "Discounted Contract Balance" in the "Index of Terms."

You may purchase the offered Notes in minimum denominations of $1,000 and in integral multiples thereof in book-entry form.

The Notes and Certificates Not Offered Pursuant to this Prospectus.............
We will also issue the following securities, neither of which are offered by this prospectus:

* $[ ] aggregate principal amount of Class C [ ]% Receivable-Backed Notes, Series 1999-1 --

         -- The initial principal balance of the Class C Notes is equal to approximately [ ]% of the initial aggregate discounted contract balance.
         -- We expect to sell the Class C Notes concurrently with the Notes in a private placement.
         -- We will pay interest on the Class C Notes after we pay interest on the offered Notes. We will pay interest on all of the Notes before we pay principal on any of the Notes. We will pay principal on the Class C Notes after we pay principal on the offered Notes.
* $[ ] aggregate principal amount of Class D [ ]% Receivable-Backed Notes, Series 1999-1 --

       -- The initial principal balance of the Class D Notes is equal to approximately [ ]% of the initial aggregate discounted contract balance.
       -- We expect to sell the Class D Notes concurrently with the Notes in a private placement.
       -- We will pay interest on the Class D Notes after we pay interest on the offered Notes. We will pay interest on all of the Notes before we pay principal on any of the Notes. We will pay principal on the Class D Notes after we pay principal on the offered Notes and the Class C Notes.
*      Certificates with an aggregate $[ ] certificate principal balance --

       --       The Certificates will not bear interest.

       -- The Certificates will represent fractional undivided beneficial equity interests in the Trust and residual interests in amounts in a reserve fund which provides credit enhancement for the Notes (after the payment of all outstanding interest and principal on the Notes and Class D Notes).
       -- We expect the Trust Depositor initially to retain the Certificates. However, the Certificates could later be conveyed subject to certain restrictions on transferability in order to ensure the Trust is not treated as a taxable entity for federal income tax purposes.

See "Description of the Notes and Indenture - Allocations" herein.

The Trust's Assets

       A. The Contracts........................................................

The Trust's assets will primarily consist of contracts.

The contracts consist of :

*      conditional sale agreements
*      leases
*      secured promissory notes
*      installment payment agreements
*      financing agreements

Each type of contract relates to the financing by end-users of equipment or software and related support and consulting services. In certain cases, the obligor on a contract is the end-user of the financed equipment or software and related support and consulting services. Such contracts are referred to as end-user contracts. In other cases, a contract is a limited recourse loan obligation of an equipment manufacturer, dealer or distributor or computer software distributor which is secured by one or more end-user contracts. Such other contracts are referred to as vendor loans.

The contracts have been originated by Heller Financial, Inc. or Heller Financial Leasing, Inc. Alternatively, the vendors of equipment or software have originated certain of the contracts and assigned them to Heller Financial, Inc. or Heller Financial Leasing, Inc. Heller Financial, Inc. and Heller Financial Leasing, Inc. have sold the contracts to the Trust Depositor. On or about [closing date], the Trust Depositor will transfer the contracts to the Trust (including security interests in the related equipment). The contracts have been selected based on criteria specified in the Sale and Servicing Agreement. None of the obligors on the contracts are located outside of the United States and its territories. No more than 21.13% of the aggregate discounted contract balance of the contracts relates to obligors located in the same state. All of the contracts are commercial contracts and as of the date hereof, no contract has any scheduled payments which are more than 60 days delinquent. See "The Sale and Servicing Agreement - Representations and Warranties; Definition of Eligible Contract" and "The Contracts Pool" herein.

As of January 1, 1999, the contracts had the following characteristics (calculated utilizing a statistical discount rate of 6.245%:

Number of Contracts...................................................1,639
Aggregate Discounted Contract Balance..........................$428,332,192
Average Discounted Contract Balance of a Contract..................$261,338
Weighted Average Original Term to Maturity.....................56.26 months
    Range.....................................................18-114 months
Weighted Average Remaining Term to Maturity....................43.03 months

    Range..........................................................5-84 months

The distribution of the contracts, the discounted contract balances and the aggregate discounted contract balance calculated at the statistical discount rate specified above will vary from the such characteristics calculated as of the closing date for the sale of the contracts to the Trust. See "Composition of the Contracts".

As the obligors pay amounts owed by them under the contracts, the aggregate discounted contract balance of all of the contracts held by the Trust will decrease. The rate at which the discounted contract balance of each contract is reduced may vary from contract to contract (depending on the contract terms and the manner in which the obligor makes its payments). As a result, the statistical distribution of the contracts held by the Trust, including the concentration of obligors in any one state or of the contracts with respect to any one equipment type will vary as the contract balances amortize.

For further information regarding the contracts, see "The Contracts Pool" and "The Contracts Generally", as well as "The Sale and Security Agreement Generally--Representations and Warranties; Definition of Eligible Contract" and "--Concentration Amounts; Definition of Excess Contract" herein.

Subject to certain limits, we may replace a contract that is part of the Trust's assets with another contract if:

* such contract which is subsequently identified as not having been eligible to be sold to the Trust at the time of such sale;
* such contract, if not removed and replaced, would cause obligor or equipment concentrations of contracts to exceed certain levels;
*   such contract becomes a defaulted contract; or
* such contract is materially modified (including a contract which is prepaid but whose terms do not permit prepayment).

See "The Sale and Service Agreement Generally--Substitute Contracts and Additional Contracts" herein. The substitute contracts will have been originated pursuant to the same credit criteria and policies under which the contracts have been originated.

B. Reserve Fund................................................................

The Trust Depositor has established a trust account called the Reserve Fund in the name of, and maintained by, the Indenture Trustee. The Reserve Fund is intended to provide you with limited protection in the event collections from obligors on the contracts are insufficient to make payments on the Notes. On or about [closing date], the Trust Depositor will deposit $[ ] in the Reserve Fund, which is equal to 1.00% of the aggregate discounted contract balance of the contracts in the Trust as of [cut-off date]. If on any date payments are to be made on the Notes, amounts received with respect to the contracts (see "Terms of the Notes" below) are less than the amount needed to pay interest or principal on the Notes, the Indenture Trustee will, in certain limited circumstances, withdraw funds from the Reserve Fund to pay such interest or principal, as applicable. See "Description of the Notes and Indenture--Allocations" and "-- Reserve Fund" herein.

Terms of the Notes.............................................................

The principal terms of the Notes will be as described below. See "Description of the Notes and Indenture". We pay principal and interest due on the Notes using:
*   collections of payments due under the contracts held by the Trust,
* late charges relating to a contract (provided such late charges were included in the contract's terms as of the date the contract was purchased by the Trust), and

* certain amounts received upon the prepayment or purchase of contracts or liquidation of such contracts and disposition of the related equipment upon defaults under such contracts.

See "Amounts Available for Payments on the Notes" herein.


A. Interest....................................................................
On the 15th day of each month (or if that day is not a business day, the next business day), after we repay any outstanding Servicer advances and pay the Servicer's monthly servicing fee, we will pay interest on the Notes (at the rates specified on the cover of this prospectus) in the following order:

-------------------------------------------------------------------------------------
  Class of                     Securities Receiving Interest Payment
    Notes                            Prior to Specified Class
-------------------------------------------------------------------------------------
  A-1, A-2,      None
  A-3, A-4
      B          Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes
      C          Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes,
                 Class B Notes
      D          Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes,
                 Class B Notes, Class C Notes
-------------------------------------------------------------------------------------

See "Description of the Notes and Indenture--Allocations" herein.

Interest with respect to the Class A-1 Notes is calculated on the basis of actual days elapsed over a year of 360 days; interest with respect to all other Notes will be calculated on the basis of a year of 360 days consisting of twelve 30 day months.

B. Principal...................................................................
On the 15th day of each month (or if that day is not a business day, the next business day), after we pay interest on the Notes, prior to an event of default with respect to the Notes, we will pay principal on the Notes in the following order:

-------------------------------------------------------------------------------------
  Class of                     Securities Receiving Principal Payment
    Notes                             Prior to Specified Class
-------------------------------------------------------------------------------------
     A-1          None
     A-2          Class A-1 Notes
     A-3          Class A-1 Notes

                  On the payment date on which the principal amount of the
                  Class A-1 Notes is reduced to $0 and on any payment date on or prior to the payment date on which the outstanding principal amount on the Class A-2 Notes is reduced to $0, Class A-2
                  Notes, Class B Notes, Class C Notes, Class D Notes and
                  Certificates
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
  Class of                     Securities Receiving Principal Payment
    Notes                             Prior to Specified Class
-------------------------------------------------------------------------------------
     A-4          Class A-1 Notes

                  On the payment date on which the principal amount of the Class A-1 Notes is reduced to $0 and on any payment date on or prior to the payment date on which the outstanding principal amount on the Class A-2 Notes is reduced to $0, Class A-2
                  Notes, Class B Notes, Class C Notes, Class D Notes and
                  Certificates

                  On the payment date on which the principal amount of Class A-
                  2 Notes is reduced to $0 and on any payment date on or prior to the payment date on which the outstanding principal amount on the Class A-3 Notes is reduced to $0, Class A-3 Notes, Class B
                  Notes, Class C Notes, Class D Notes and Certificates
-------------------------------------------------------------------------------------
      B           Class A-1 Notes, Class A-2 Notes

                  On the payment date on which the principal amount of Class A-
                  2 Notes is reduced to $0 and on any payment date on or prior to the payment date on which the outstanding principal amount on the Class A-3 Notes is reduced to $0, Class A-3 Notes

                  On the payment date on which the principal amount of Class A-
                  3 Notes is reduced to $0 and on any payment date on or prior to the payment date on which the outstanding principal amount on the Class A-4 Notes is reduced to $0, Class A-4 Notes
-------------------------------------------------------------------------------------
      C           Class A-1 Notes, Class A-2 Notes, Class B Notes

                  On the payment date on which the principal amount of Class A-
                  2 Notes is reduced to $0 and on any payment date on or prior to the payment date on which the outstanding principal amount on the Class A-3 Notes is reduced to $0, Class A-3 Notes

                  On the payment date on which the principal amount of Class A-
                  3 Notes is reduced to $0 and on any payment date on or prior to the payment date on which the outstanding principal amount on the Class A-4 Notes is reduced to $0, Class A-4 Notes
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
  Class of                     Securities Receiving Principal Payment
    Notes                             Prior to Specified Class
-------------------------------------------------------------------------------------
      D           Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C
                  Notes

                  On the payment date on which the principal amount of Class A-
                  2 Notes is reduced to $0 and on any payment date on or prior to the payment date on which the outstanding principal amount on the Class A-3 Notes is reduced to $0, Class A-3 Notes

                  On the payment date on which the principal amount of Class A-
                  3 Notes is reduced to $0 and on any payment date on or prior to the payment date on which the outstanding principal amount on the Class A-4 Notes is reduced to $0, Class A-4 Notes
-------------------------------------------------------------------------------------

See "Description of the Notes and Indenture--Allocations" herein.

The amount of principal paid on a Class A-1 Note prior to its stated maturity date will be based on the amount that the aggregate discounted contract balance of the contracts has declined during the most recent full collection period (each collection period begins on the second day of a calendar month and ends on and includes the first day of the immediately following calendar month).

After the Class A-1 Notes have been paid in full, the amount of principal paid on a Class A-2 Note, Class A-3 Note or Class A-4 Note, as applicable, and Class B Note, Class C Note and Class D Note will be the amount necessary to reduce the outstanding principal of the respective class of Notes to the greater of:

(i) a specified percentage of the aggregate discounted contract balance of the contracts as of the last day of the most recent full collection period (such percentage shall be based on the ratio of the initial principal amount of such class of Notes to the aggregate initial principal amount of all classes of Notes other than the Class A-1 Notes) or

(ii) a floor payment which is based on a number which is intended to maintain 20% of the credit enhancement provided by the classes of Notes subordinate to such class after taking into account cumulative losses on the contracts.

Following an event of default with respect to the Notes (see "Description of the Notes and Indenture -- Events of Default"), all outstanding principal on the respective classes of Notes will be paid in the following order of priority:

*   outstanding principal of Class A-1 Notes
*   outstanding principal of Class A-2 Notes, Class A-3 Notes and Class A-4
    Notes
*   outstanding principal of Class B Notes
*   outstanding principal of Class C Notes
*   outstanding principal of Class D Notes

See "Description of the Notes and Indenture--Allocations" herein.

C. Payment Dates...............................................................
You will receive distributions of interest and principal on the 15th day of each month, or if that day is not a business day, the next business day. The first interest and principal payment date is [ ], 1999.

D. Stated Maturity Date....................................................

*   Class A-1 Notes...........................................................................[     ] 15,     [      ]
*   Class A-2 Notes...........................................................................[     ] 15,     [      ]
*   Class A-3 Notes...........................................................................[     ] 15,     [      ]
*   Class A-4 Notes...........................................................................[     ] 15,     [      ]
*   Class B Notes.............................................................................[     ] 15,     [      ]
*   Class C Notes.............................................................................[     ] 15,     [      ]

*   Class D Notes.............................................[    ] 15, [    ]

Except that if such day is not a business day, then the stated maturity date will be the next business day.

E. Optional Redemption..........................................................
On any date on which interest and principal is to be paid on the Notes, the Trust Depositor may redeem any outstanding Notes in whole, but not in part, if the aggregate discounted contract balance of the contracts in the Trust at such time is less than 10% of the initial aggregate discounted contract balance of the contracts as of [cut-off date]. If any outstanding Notes are redeemed, the redemption price will be equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon through the date of redemption.

F. Events of Default...........................................................
Events of default with respect to the Notes include failure to pay accrued interest on an interest and principal payment date, breach of representations and warranties with respect to the contracts which are materially incorrect and which have material adverse effect on the Noteholders and the occurrence of insolvency events with respect to the Originators, the Trust Depositor, the Trust or the Servicer.

Servicing; Servicing Fee.......................................................
The Servicer will be responsible for servicing, managing and administering the contracts and related interests, and enforcing and making collections on the contracts. The Servicer has appointed Heller Financial Leasing, Inc. as a sub-servicer. Additionally, Heller Financial, Inc. and Heller Financial Leasing, Inc. have in some cases delegated servicing and collection functions to a vendor (or, in certain limited instances, to a sub-servicer acceptable to them) with respect to end-user contracts originated through such vendor, but in such instances the Servicer retains through provisions in agreements with such vendor (or agreement with such sub-servicer) the right to determine or veto certain servicing decisions and/or to replace or take over servicing and collection functions from the vendor in the event of the vendor's default or non-compliance with its servicing or other obligations. See "The Sale and Servicing Agreement-- Collection and Other Servicing Procedures" herein.

The Servicer will be entitled to receive a monthly fee equal to the product of
(i) one-twelfth of [ ]% and (ii) the aggregate discounted contract balance of the contracts in the Trust as of the beginning of payable out of amounts we receive with respect to the contracts. Any servicing fees to be paid to any sub-servicers (including vendor sub-servicers) will be paid by the Servicer from its monthly servicing fee.

See "The Sale and Servicing Agreement--Certain Other Matters Regarding the Servicer" and "--Servicer Default" herein.

Federal Income Tax Considerations..............................................

In the opinion of Winston & Strawn, federal tax counsel to the Trust Depositor, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. You, by accepting a Note, agree to treat the Notes as indebtedness. See "Federal Income Tax Considerations" herein.

ERISA Considerations...........................................................
Subject to the considerations discussed under "ERISA Considerations" herein, the Notes will be eligible for purchase by certain employee benefit plans. Any benefit plan fiduciary considering purchase of the Notes should, however, consult with its counsel regarding the consequences of such purchase under ERISA and the Internal Revenue Code. See "ERISA Considerations" herein.

Rating.........................................................................

We will not issue the Notes unless they receive ratings from the following rating agencies as set forth below:


       Class                        [ ]                             [ ]
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes

A rating is not a recommendation to purchase, hold or sell Notes since a rating does not comment as to market price or suitability for a particular investor. See "Rating of the Notes" herein.

                                 RISK FACTORS

             You should carefully consider the following risk factors before investing in the Notes.

Absence of Prior Market for the Notes May Limit Your Ability to Resell the Notes

             There is currently no public market for the Notes and there is no assurance that one will develop. The underwriters may assist in resales of the Notes but they are not obligated to do so. We do not intend to apply for listing of the Notes on any securities exchange or for the inclusion of the Notes on any automated quotation system. A secondary market for the Notes may never develop. If a secondary market does develop, it may not continue. Thus, you may not be able to resell your Notes without a substantial discount. Moreover, you may not be able to liquidate your investment in the Notes prior to their maturity in order to reinvest in other investments that you have subsequently identified as being more attractive than the Notes.

Timing of Principal Payments on the Contracts May Change Your Expected Yield on the Notes

             The rate of payment of principal on the Notes cannot be assured because the rate of payment of principal on the Notes will depend, among other things, on the rate of payment on the contracts held by the Trust. In addition to making the scheduled periodic payments, obligors on the contracts held by the Trust may prepay their obligations. The rate of early terminations of contracts due to prepayments, including defaults, is influenced by various factors including: (i) technological change; (ii) changes in customer requirements;
(iii) the level of interest rates; (iv) the level of casualty losses; and (v) and the overall economic environment. Ma ny prepayments occur at the request of customers, whose motivations may not be known to the Originators, the Trust Depositor or the Trust. No assurance can be given that prepayments (including optional prepayments) on the contracts held by the Trust will conform to any historical experience, and no prediction can be made as to the actual rate of prepayments which will be experienced on such contracts. A higher than anticipated level of prepayments may cause us to pay principal on the Notes sooner than you expected. Upon the occurrence of an event of default, you may also receive principal payments on the Notes in excess of the expected principal payment amount which results in earlier than anticipated repayment of the Notes. See "Description of the Notes and Indenture --Events of Default" and "Prepayment and Yield Consideration". You may not be able to reinvest such distributions of principal at yields equivalent to the yield on the Notes. Therefore, the ultimate return you receive on your investment in the Notes may differ from what you may have expected.

The Price at Which You Can Resell Your Notes May Decrease if the Ratings of Your Notes Change

             [ ] are the rating agencies rating the Notes. A rating is not a recommendation to purchase, hold or sell Notes since a rating does not comment as to market price or suitability for a particular investor. Ratings of Notes will address the likelihood of the payment of principal and interest thereon pursuant to their terms. The ratings of Notes will not address the likelihood of an early return of invested principal. In addition, any such rating will not address the possibility of the occurrence of an event of default with respect to the Notes. At any time, a rating may be lowered or withdrawn entirely by a rating agency rating the Notes. In the event that the rating initially assigned to any Note is subsequently lowered or withdrawn for any reason, you may not be able to resell your Notes without a substantial discount. For more detailed information regarding the ratings assigned to any class of the Notes, see "Rating of the Notes."

Subordination of the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, the Class C Notes and the Class D Notes and Certificates Means Some Notes Will Receive Payments Sooner than Others

             We will pay interest and principal on certain classes of Notes prior to paying interest and principal on other classes of Notes. See "Description of the Notes and Indenture--Allocations".

             Such subordination of interest and principal payments means that:

    * the Class D Notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts held by the Trust than are Class C Notes;
    * the Class C Notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts held by the Trust than the Class B Notes;
    * the Class B Notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts held by the Trust than the Class A-1 Notes and Class A-2 Notes;
    * the Class A-4 Notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts held by the Trust than the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes;
    * the Class A-3 Notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts held by the Trust than the Class A-1 Notes and Class A-2 Notes;
    * the Class A-2 Notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts held by the Trust than the Class A-1 Notes.

             Moreover, the more senior classes of Notes could lose the credit enhancement provided by the more subordinate classes an d the Reserve Fund if delinquencies and defaults on such contracts increase and the collections on such contracts and amounts in the Reserve Fund are insufficient to pay even the more senior classes of Notes.

Limited Assets Secure the Notes; Noteholders Will Have No Recourse to the Originators, Servicer or its Affiliates in the Event Delinquencies and Losses Deplete the Trust's Assets

             None of the Originators, the Servicer or any of their affiliates is generally obligated to make any payments in respect of the Notes or the contracts held by the Trust. However, in connection with the conveyance of the contracts by the Trust Depositor to the Trust, the Originators will jointly and severally make representations and warranties with respect to the characteristics of such con tracts and, in certain circumstances, the Trust Depositor may be required to repurchase certain contracts from the Trust (and the Originators may concurrently repurchase such contracts from the Trust Depositor) with respect to which such representations and warranties have been breached. See "The Sale and Servicing Agreement--Representations and Warranties; Definition of Eligible Contract".

             Because the Trust is a limited purpose trust with limited assets, you must rely solely upon the contracts for payment of principal of and interest on the Notes. Moreover, in respect of Vendor Loans, you must generally rely solely upon the end-user contracts securing such Vendor Loans, since Vendor Loans are generally non-recourse to the Vendors (i.e., the holder of such Vendor Loan is limited to recovering amounts solely from the end-user contracts and related security therefor). If payments on the contracts (including end-user contracts securing Vendor Loans) are delinquent or are insufficient to make payments on the Notes, no other assets (other than the Reserve Fund) will be available to make payments on the Notes. Similarly, in the event that contracts becomes defaulted contracts, the disposition proceeds of the equipment securing such contracts may be insufficient to make payments on the Notes and no other assets will be available for the payment of the deficiency. There can be no assurance that the delinquency and loss experience of the contracts will comparable to the information set forth in "Delinquency and Loss Information".

Geographic Concentrations of Contracts; Adverse Events in Certain Regions May Result in Increased Defaults and Delinquencies

             As of January 1, 1999, approximately 21.13% of the aggregate Discounted Contract Balance (calculated using the statistic al discount rate) of the contracts held by the Trust related to obligors located in California and 6.71% in New York, 6.22% in Illinois and 5.05% in New Jersey. No other state accounts for more than 5.00% of the contracts. The aggregate contracts in such states represent 39.11% of the aggregate Discounted Contract Balance (calculated using the statistical discount rate) of the contracts held by the Trust. We are not able to determine and have no basis to predict whether any events have occurred or may occur, or economic conditions, laws or regulations exist or will exist, that would cause a material increase in delinquencies and defaults on contracts in an individual state or region (including California, New York, Illinois and New Jersey). There can be no assurance that any adverse events or conditions which materially affect contracts in certain regions will not occur. If adverse events or economic conditions were particularly severe in certain geographic regions or if obligors under a large amount of such contracts within such regions were to experience financial difficulties, the amount of delinquent payments and defaults on such contracts may increase. As a result, the overall timing and amount of collections on the contracts held by the Trust may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive.

Concentration of Contracts relating to the Certain Industries; Adverse Events in Such Industries May Result in Increased Defaults and Delinquencies

             As of January 1, 1999, contracts constituting approximately 16.67% of the aggregate Discounted Contract Balance (calculated using the statistical discount rate) the contracts held by the Trust relate to equipment used in the printing industry and 5.23% relate to the business credit institutions and 5.09% related to the plastic products industry. No other industry accounts for more than 5.00% of the aggregate Discounted Contract Balance (calculated using the statistical discount rate) of the contracts held by the Trust. We are not able to determine and have no basis to predict whether any economic conditions, laws or regulations or practices specific to any industry or line of business (including the printing industry , business credit institutions and plastic products industry) that would cause the amount of delinquencies and defaults on contracts relating to equipment used in such industry or line of business to be higher than those relating to other types of industries or equipment securing the contracts. There can be no assurance that events or conditions which materially affect the such industries or lines of business will not occur. If such industries or lines of business were to experience adverse events or economic conditions, the amount of delinquent payments and defaults on such contracts may increase and, accordingly, the overall timing and amount of collections on the contracts held by the Trust may differ from what you may have expected. This could result in delays or reduced payments to you.

If any Group of Obligors, Including Obligors under Contracts Originated by the Same Vendor, is Affected by Adverse Events or Economic Conditions, Defaults and Delinquencies May Increase

             Approximately 14% of the aggregate Discounted Contract Balance (calculated using the statistical discount rate) of the contracts was originated by a single Vendor. Approximately 5% of the aggregated Discounted Contract Balance (calculated using the statistical discount rate) of the contracts to be sold to the Trust were originated by such single Vendor. Those contracts are located in California and no more than 1% of the contracts originated by that single Vendor are located in any other single state. No other single Vendor originated more than 10% of the aggregate Discounted Contract Balance (calculated using the statistical discount rate) of the contracts. We are not able to determine and have no basis to predict whether any events have occurred or may occur, or economic conditions, laws or regulations exist or will exist, that would cause a material increase in delinquencies and defaults on contracts originated by an individual Vendor or group of Vendors. There can be no assurance that any adverse events or conditions which materially affect contracts originated by an individual Vendor or a group of Vendors will not occur. If any group of obligors, including obligors under contracts originated by a single Vendor, were to experience financial difficulties, the amount of delinquent payments and defaults on such contracts may increase. As a result, the overall timing and amount of collections on the contracts held by the Trust may differ from what you may have expected, and you may experience delays or reductions in payments you expected to receive. See also "--Certain Legal Risks--Ineffective Sale in Vendor Bankruptcy Could Delay or Reduce Payments Under the Contracts".

Rate at which Equipment or Software Becomes Obsolete Affects Prepayment Rate of the Contracts and the Notes; Reinvestment Risk

             Technological change could affect your investment in the Notes. For example, technological change may result in an increase in prepayments of the contracts held by the Trust. An increase in prepayments on such contracts may result in an increase in the rate at which principal on the Notes is paid. As a result, you may need to reinvest your Note principal sooner than you expected and in a less attractive interest rate environment. See "--Maturity and Prepayment Considerations" and "The Contracts Generally--End-User
Contracts".

Declines in Market Value of Equipment; Shortfalls With Respect to Amounts Available for Payment on the Notes

             If a contract held by the Trust becomes a defaulted contract (see "The Sale and Servicing Agreement-- Definition of Defaulted Contracts"), the only source of payment for amounts expected to be paid on such contract will be the income and proceeds from the sale of any related equipment and a deficiency judgment, if any, against the obligor under the defaulted contract. Since the market value of the equipment may decline faster than the discounted contract balance, the Servicer may not recover the entire amount due on the contract and might not receive any recoveries on the equipment. To the extent such deficiencies deplete the Reserve Fund and the protection afforded by over-collaterization factored into the calculation of the aggregate discounted contract balance of the contracts and subordination of interest and principal payments on the Class D Notes, collections on the contracts held by the Trust may be insufficient to make all interest and principal payments on the offered Notes.

Certain Legal Risks

             Servicer's or Vendor's Retention of Contract Files May Hinder Our Ability to Realize the Value of Equipment Securing the Contracts. To facilitate servicing and reduce administrative costs, the Servicer will retain possession of the documents evidencing the contracts held by the Trust (including, but not limited to, originally executed agreements and promissory notes). We will not deposit such documents with the Indenture Trustee or any other agent or custodian for your benefit. The Servicer will, however, stamp or mark such documents to reflect the transfer of the contracts to the Trust. Also, Uniform Commercial Code financing statements have been filed reflecting the sale and assignment of the contracts by the Originators to the Trust Depositor. Uniform Commercial Code financing statements will be filed reflecting the sale and assignment of the contracts by the Trust Depositor to the Trust, and the Servicer's accounting records and computer files will be marked to reflect such sales and assignments. Because the documents evidencing the contracts will remain in the Servicer's possession, if a subsequent purchaser were able to take physical possession of such documents without knowledge of such assignment, such purchaser could have a security interest in the contracts senior to the Indenture Trustee's security interest (as assignee of the Trust Depositor's and the Trust's interest). In the event that we must rely upon repossession and sale of the related equipment securing defaulted contracts to recover principal and interest due thereon, our ability to realize upon such assets may be limited due to the existence of a third party's senior security interest in such contracts. In such event, distributions to you could be adversely affected.

             Similarly, with respect to contracts securing Vendor Loans, in some instances the Vendor will retain the original documents associated with such contracts. Although Uniform Commercial Code financing statements are filed reflecting the pledge of such contracts to the applicable Originator as security for the Vendor Loans, because the related documents will remain in the Vendor's possession, if a subsequent purchaser were able to take physical possession of such documents without knowledge of the pledge to the Originator, the Indenture Trustee's priority security interest in the such contracts (as assignee of the Originator's, Trust Depositor's and the Trust's interest) could be defeated. In such event, distributions to you could be adversely affected. Each Vendor represents, warrants and covenants, however, that it has not and will not sell, pledge or otherwise assign or convey to any other party (other than the applicable Originator) any interest in the contracts securing such

Vendor Loan, and that it will maintain possession of the related documents as custodian for the benefit of the Originator as secured party with respect to such contracts.

             Failure to Record Assignment of Perfected Security Interest May Hinder Our Ability to Realize the Value of Equipment Securing the Contracts. In connection with the conveyance of the contracts to the Trust, security interests in the related financed equipment securing such contracts have been assigned by the applicable Originator to the Trust Depositor and will be assigned by the Trust Depositor to the Trust. It has been the general policy of the Originators to file or cause to be filed Uniform Commercial Code financing statements with respect to the equipment relating to the contracts. Due to the administrative burden and expense associated with amending and paying the filing fee for the assignment of approximately [ ] Uniform Commercial Code financing statements in 50 states where equipment relating to the contracts is located, we will not file any assignments of the Uniform Commercial Code financing statements evidencing the security interest of the Originators in the equipment to reflect the Trust Depositor's, the Trust's or the Indenture Trustee's interests therein. Failure to file such assignments does not affect either the Trust's perfected security interest in the contracts (assigned to it by an Originator) or the Indenture Trustee's perfected security interest in such contracts (assigned to it by the Trust). Because neither the Trust Depositor's, Trust's, Owner Trustee or Indenture Trustee's name appears on the UCC financing statements, an Originator or the Servicer could inadvertently release the security interest in the equipment securing a contract. In such event, we would not have a perfected security interest in such equipment. Without a perfected security interest, we may not be able to fully realize the value of such equipment if the related contract becomes a defaulted contract.

             Also, the transfer to the Trust Depositor of the applicable Originator's security interest in aircraft securing certain contracts, and the transfer of such interests by the Trust Depositor to the Trust, is subject to certain federal title registration statutes, regulations and procedures. Due to the significant administrative burden and expense associated with re-registering security interests with respect to such aircraft, the registrations of title with respect to aircraft securing contracts will not identify the Trust as the secured party for such aircraft. By not so identifying the Trust as the new secured party, there is a risk that, through fraud or negligence, a third party could acquire an interest in the aircraft superior to that of the Trust. The Originators will jointly and severally represent that as of [cutoff date], in the Originators' reasonable judgment, the aggregate Discounted Contract Balance of the contracts to be transferred to the Trust that are secured by aircraft does not exceed 1.33% of the aggregate Discounted Contract Balance of such contracts.

             In addition, some of the equipment related to the contracts may constitute "fixtures" under the real estate laws or Uniform Commercial Code provisions of the jurisdiction in which such equipment is located. In order to perfect a security interest in such equipment, the holder of the security interest must file either a "fixture filing" under the provisions of the Uniform Commercial Code or a real estate mortgage under the real estate laws of the state where such equipment is located. These filings must be made in the real estate records office of the county in which such equipment is located. So long as the obligor under the contract does not permanently attach the equipment to the real estate, a security interest in the equipment will be governed by the Uniform Commercial Code, and the filing of a UCC-1 financing statement will be effective to maintain the priority of the applicable Originator's security interest in such equipment. Except for a small portion of such equipment, the Trust Depositor does not believe that any of the equipment will be permanently affixed to the related real estate. If, however, any equipment is permanently attached to the real estate in which it is located, other parties could obtain an interest in the equipment which is prior to the security interest originally obtained by the applicable Originator and transferred to the Trust Depositor. Based on the representations of the Originators, the Trust Depositor, however, believes that with respect to equipment which constitutes a "fixture", it has obtained a perfected first priority security interest, through assignment of such security interest by the Originator, by virtue of the Originator's proper filing of UCC-1 financing statements naming the Originator as secured party in the real estate records office of the county in which such equipment is located. Also, the Originators will jointly and severally represent that as of the [Cutoff Date], in the Originators' reasonable judgment, the aggregate Discounted Contract Balance of the contracts to be transferred to the Trust that are secured by fixtures, does not exceed 2.91% of the aggregate Discounted Contract Balance of such contracts.

             In certain cases, the Trust Depositor will be obligated to reacquire any contract transferred to the Trust (subject to the Originator's reacquisition thereof) if a first priority perfected security interest in the name of the Trustee in the equipment related to such contract did not exist as of the date such contract was conveyed to the Trust. See "The Sale and Servicing Agreement--Remedies for Breaches of Representations and Warranties; Definition of Ineligible Contract" herein. If there is any equipment as to which the applicable Originator failed to perfect its security interest, such Originator's security interest, and the security interests of the Trust Depositor and the Trust (and the Indenture Trustee as assignee), would be subordinated to, among others, subsequent purchasers of the equipment and holders of perfected security interests with respect to the equipment. To the extent the security interest of the Originator in the related equipment is perfected, subject to the exceptions set forth in the following sentence, the Trust will have a prior claim over subsequent purchasers of such equipment from the obligor under the related contract and holders of subsequently perfected security interests granted by the obligors. However, statutory liens for repairs or unpaid taxes and other liens arising by operation of law on the equipment have priority over even the Indenture Trustee's prior perfected security interests in the equipment. Moreover, due to fraud or negligence of the Originator or Servicer, the Trust could lose the priority of its interest or its interest in such equipment following the conveyance of such contract to the Trust. Neither the Trust Depositor nor the Servicer nor any Originator will have any obligation to reacquire a contract if the statutory liens described above, or liens resulting from Servicer fraud or negligence, result in the Trust's losing the priority of its security interest in the related equipment after the date such contract is conveyed to the Trust. However, the Servicer will indemnify you for losses you incur as a result of the Servicer's inadvertent release of the Indenture Trustee's security interest in the equipment securing the contracts.

             Repurchase Obligation of Trust Depositor and Originators Provides You Only Limited Protection Against Prior Liens on the Contracts. There are limited circumstances under federal or state law in which prior or subsequent transferees of contracts could have an interest in such contracts with priority over the Trust's interest. For instance, a tax or other government lien on property of the Originator or the Trust Depositor arising prior to the time a contract is conveyed to the Trust may also have priority over the interest of the Trust and the Indenture Trustee in such contract. Under each agreement between an Originator and a Vendor, the Vendor has or will (i) warrant to such Originator that the contracts transferred to the Originator such agreement will be transferred free and clear of the lien of any third party and (ii) covenant that it will not sell, pledge, assign, transfer or grant any lien on any contract transferred thereunder to the Originator. Under the Sale and Servicing Agreement, the Originators will jointly and severally warrant to the Trust Depositor, and the Trust Depositor will warrant to the Trust, that the contracts transferred thereunder will be transferred free and clear of the lien of any third party. The Originators also will jointly and severally warrant to the Trust Depositor, and the Trust Depositor also will warrant to the Trust, that it will not sell, pledge, assign, transfer or grant any lien on the contracts. In the event that such warranties are not true with respect to any contract, the Trust Depositor and the Originators are required under the Sale and Servicing Agreement to repurchase such contract. There can be no assurance that the Trust Depositor or Originators will be able to repurchase such contract at the time we request it. If so, the value of such contract as a Trust asset will be less than you expected due to the existence of a prior lien.

             Ineffective Sale in Vendor Bankruptcy Could Delay or Reduce Payments Under the Contracts. The Originators will either (i) originate contracts or (ii) acquire contracts from a Vendor, which contracts will in either case be transferred to the Trust Depositor. If the acquisition of an contract by an Originator is treated as a sale of such contract from the Vendor to such Originator, except in certain limited circumstances, such contract would not be part of such Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case and, in the case of contracts acquired as described in clause (ii) above , if an unpaid creditor of such Vendor or a representative of creditors of such Vendor (such as a trustee in bankruptcy) or such Vendor acting as a debtor-in-possession, were to take the position that the sale of such contracts to an Originator was ineffective to remove such contracts from such Vendor's estate then delays in payments under the contracts to the Trust could occur. For example, such persons might argue that such sale should be recharacterized as a pledge of the contracts to secure borrowings by such Vendor. Additionally, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. If the transfer of contracts to an Originator as described in clause (ii) above is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the contracts came into existence, then the holders of such other interests may have priority over such Originator's (and hence the Trust Depositor's, the Trust's and the Indenture Trustee's) interest in the contracts. In such cases, reductions in the amount of payments under the contracts could result.

             Ineffective Sale in Originator Bankruptcy Could Delay or Reduce Payments Under the Contracts. In the Sale and Servicing Agreement, the Originators will jointly and severally warrant to the Trust Depositor that the conveyance of the contracts to the Trust Depositor is a valid sale and transfer of such contracts to the Trust Depositor. In addition, the Originators and the Trust Depositor have agreed that they will each treat the transactions described in this prospectus as a sale of the contracts to the Trust Depositor. The Originators will take all actions that are required under applicable law to perfect the Trust Depositor's ownership interest in the contracts sold by the Originators and the Trust Depositor's security interest (as assignee of the Originator's security interest) in the contracts (and the equipment, if any) securing Vendor Loans sold by the Originators.

             If, however, an Originator became a debtor in a bankruptcy case and creditors of the Originator, or the Originator acting as a debtor-in-possession, were to assert that the transfer of the contracts from an Originator to the Trust Depositor was as a pledge to secure borrowings by such Originator (or otherwise ineffective to remove such contracts from the Originator's estate), the distribution of proceeds of the contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay the distribution of such proceeds for an uncertain period of time. Furthermore, if the bankruptcy court rules in favor of such creditor or Originator, reductions in payments under the contracts to the Trust could occur. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Originator, or the bankruptcy trustee could substitute other collateral in lieu of the contracts to secure such debt, or the bankruptcy court could adjust such debt if the Originator were to file for reorganization under Chapter 11 of the Bankruptcy Code. A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the Uniform Commercial Code would remain property of the debtor's bankruptcy estate. If, following a bankruptcy of the Originator, a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, then similar reductions or delays in payments of collections on or in respect of the contracts could occur. Additionally, because the Originators have purchased contracts from Vendors located in the Tenth Circuit, if such Vendors become debtors in a bankruptcy proceeding, the rationale of such case could be applicable to such Vendors' sales of contracts to the Originators. Consequently, payments with respect to such contracts may be reduced or delayed.

             If a court, in a lawsuit by an unpaid creditor of an Originator or by a representative of creditors of such Originator, (such as a trustee in bankruptcy), or by the Originator acting as a debtor-in-possession, were to find that at the time of or as a result of any transfer by such Originator of contracts to the Trust Depositor, (i) (A) the Originator entered into such transaction with the intent of hindering, delaying or defrauding creditors or
(B) the Originator received less than a reasonably equivalent value or fair consideration as a result of such transfer and (ii) the Originator (A) was insolvent or would be rendered insolvent by such transfer, (B) was engaged in a business or transaction for which its assets constituted unreasonably small capital after such transfer or (C) intended to incur, or believed that it would incur, indebtedness beyond its ability to pay as the obligations under such indebtedness matured (as the foregoing terms are defined in or interpreted under the relevant fraudulent conveyance statutes), such court could invalidate such transfer to the Trust Depositor or to the Trust, or substantively consolidate the Trust Depositor, the Trust and the Originator, or subordinate your rights to the rights of unsecured creditors of the Originator, or take other actions that would be adverse to you.

             The Trust Depositor will receive, on the closing date for the sale of the contracts to the Trust, a certificate from each Originator to the effect that (i) the Originator did not intend, in selling the contracts to the Trust Depositor, to hinder, delay or defraud either then present or future creditors or any other person to which such Originator was or would thereafter become, as of or after the consummation of such transactions, indebted and (ii) the purchase price for the contracts sold to the Trust Depositor represented reasonably equivalent value or fair consideration for such contracts. There can be no assurance, however, that a court would reach the same conclusion.

             Insolvency of the Trust Depositor or the Trust Could Delay or Reduce Payments to You. The Trust Depositor will warrant in the Sale and Servicing Agreement that (i) the conveyance of the contracts to the Trust is a valid sale of such contracts to the Trust and (ii) the security interest thereon granted by the Trust in favor of the Indenture Trustee is a valid and duly perfected security interest. The Trust Depositor will also agree to take all actions that are required under applicable law to perfect the Trust's and the Indenture Trustee's respective interests in such contracts. Nevertheless, if the Trust Depositor were to become a debtor in a bankruptcy case and creditors of the Trust Depositor, or the Trust Depositor acting as a debtor-in-possession, were to assert that the sale of the contracts to the Trust was a pledge of the contracts to secure borrowings of the Trust Depositor (or otherwise ineffective to remove such contracts from the Trust Depositor's estate), then delays in payments under the contracts to the Trust could occur or, should the court rule in favor of such creditor or Trust Depositor, reductions in the amount of such payments could result.

             In the event the Trust Depositor becomes subject to insolvency proceedings, the Trust, the Trust's interest in the Trust 's assets and the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Trust's assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. We believe that the Trust will be considered bankruptcy remote from the Originators. However, no law firm will render an opinion to that effect.

             Certain restrictions have been imposed on the Trust Depositor and the Trust and certain other parties to the transaction s described herein which are intended to reduce the risk of an insolvency proceeding involving the Trust Depositor or the Trust. These restrictions include incorporating the Trust Depositor as a separate, special purpose company pursuant to a certificate of incorporation containing certain restrictions on the nature of its business. Additionally, the Trust Depositor may commence a voluntary case or proceeding under any bankruptcy or insolvency law, or cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, only upon the affirmative vote of all its directors, including its independent directors, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. The Trust Depositor's certificate of incorporation requires that the Trust Depositor have at all times at least two independent directors. In addition, the Trust Depositor has no intent to file, and the Originators have represented that they have no intent to cause the filing of, a voluntary application under the insolvency laws with respect to the Trust Depositor, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. However, we cannot assure you that insolvency proceedings involving either the Trust Depositor or the Trust will not occur. We also cannot assure you that insolvency proceedings involving the Originator would not lead to insolvency proceedings of either, or both, o f the Trust Depositor or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Sale and Servicing Agreement could occur, although you would continue to have the benefit of the Indenture Trustee's security interest in the Trust's assets under the Indenture.

             The right of the Indenture Trustee, as secured party under the Indenture for your benefit, to foreclose upon and sell the Trust's assets is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against the Trust, and possibly the Trust Depositor, before or possibly even after the Indenture Trustee has foreclosed upon and sold the Trust's assets. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "adequate protection". The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the Trust's assets. Furthermore, in the event a bankruptcy court determines that the value of the Trust's assets is not sufficient to repay all amounts due on the Notes, you would hold secured claims only to the extent of the value of the Trust's assets to which the holders are entitled, and unsecured claims with respect to such shortfall. The bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless, and then only to the extent claims are oversecured.

             Insolvency of the Vendors Could Delay or Reduce Payments to You. In the event a Vendor under a Vendor Loan becomes subject to insolvency proceedings, the end-user contracts and equipment securing such Vendor Loan as well as such Vendor's obligation to make payments thereon would also become subject to such insolvency proceedings. In such event, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Sale and Servicing Agreement could occur, although you would continue to have the benefit of the Indenture Trustee's security interest in the Vendor Loans (and the end-user contracts and equipment securing such Vendor Loans) under the Indenture.

             The right of the Indenture Trustee, as secured party under the Indenture for your benefit, to foreclose upon and sell any end-user contracts securing such Vendor Loans is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against a Vendor obligated on a Vendor Loan, before or possibly even after the Indenture Trustee has foreclosed upon and sold the end-user contracts securing such Vendor Loan. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "adequate protection". See "-- Risks Associated with Insolvency of the Trust Depositor or the Trust". In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the end-user contracts securing the Vendor Loans. Furthermore, in the event a bankruptcy court determines that the value of the end-user contracts securing the Vendor Loans is not sufficient to repay all amounts due on the related Vendor Loans, you would hold secured claims in a Vendor bankruptcy only to the extent of the value of such contracts to which you are entitled, and unsecured claims with respect to such shortfall.

             Certain assignments executed under various Vendor finance agreements and individual assignments of end-user contracts by Vendors provide that the applicable Originator has recourse to the related Vendor for all or a portion of the losses such Originator may incur as a result of a default under the end-user contracts sold under such Vendor assignment. In the event of a Vendor's bankruptcy, a bankruptcy trustee, a creditor or the Vendor as debtor in possession might attempt to characterize sales to an Originator pursuant to such Vendor assignments as loans to the related Vendor from such Originator secured by the end-user contracts sold thereunder. If such an attempt is successful, such assignments from Vendors would be subject to the risks described herein for Vendor Loans. In such case, the contracts sold under such Vendor assignments would constitute security for loans to the related Vendor under the recharacterized Vendor assignment.

             The Vendor Loans are, by their terms, payable solely from the proceeds of the end-user contracts securing such Vendor Loans, and do not generally represent obligations of the Vendor (except for limited recourse to the Vendor). Consequently, you must rely solely upon such end-user contracts and any other assets securing the Vendor Loans, if any, for the payment of principal of, and interest on, the related Vendor Loans. Any end-user contract which is a "true lease" originated by a Vendor will be subject to rejection by such Vendor, as debtor in possession, or by such Vendor's bankruptcy trustee. Upon any such rejection, scheduled payments under such rejected end-user contract may terminate and you may be subject to losses if the remaining unaffected contract, and security interests in the related equipment, are insufficient to cover the losses.

             Proceeds From Required Sale of the Contracts Resulting from Trust Depositor Bankruptcy May Not Be Sufficient to Repay the Notes in Full. If certain events relating to bankruptcy or insolvency were to occur with respect to the Trust Depositor, then an event of default would occur with respect to the Notes and, pursuant to the terms of the Indenture and the Sale and Servicing Agreement, and assuming the Trust was not then a debtor in a bankruptcy case, the Indenture Trustee would be required to sell the interests in the contracts, thereby causing early termination of the Trust and a possible loss to you if the sum of (i) the proceeds of the sale allocable to you and (ii) the proceeds of any collections on the contracts allocable to you, is insufficient to pay you in full.

             End-User and Vendor Bankruptcy May Reduce or Delay Collections on the Contracts. Application of federal and state bankruptcy and insolvency laws in the event of bankruptcy of end-users could affect your interests in the end-user contracts if such laws result in any such contracts being written off as uncollectible or result in delay in payments due on any contracts. In addition, application of federal and state bankruptcy and insolvency laws in the event of bankruptcy of Vendors could affect your interests in the Vendor Loans and the end-user contracts securing such Vendor Loans if such laws result in any such Vendor Loans or related end-user contracts being written off as uncollectible or result in delay in payments due on any such Vendor Loans or related end-user contracts. See "--Risks Associated With Insolvency of the Vendors". State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that you must rely on repossession and disposition of equipment to recover amounts due on defaulted contracts, such amounts may not be realized because of the application of these requirements and restrictions. Factors that may affect whether you receive the full amount due on a contract include the failure to file financing statements to perfect the Originator's, Trust Depositor's, Trust's or Indenture Trustee's security interest, as applicable, in the equipment or other security for such contract. The depreciation, obsolescence, damage or loss of any item of equipment will also affect whether you receive the full amount due on a contract. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if collections from the remaining unaffected contracts are insufficient to cover such losses.

             Certain States may Limit the Enforceability of Certain Lease Provisions. Certain states have adopted a version of Article 2A of the Uniform Commercial Code ("Article 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit the enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases in which the lessee is a "merchant lessee". However, in the Sale and Servicing Agreement, the Originators will jointly and severally represent that (i) no end-user contract is a "consumer lease" as defined in Section 2A-103(1)(e) of the Uniform Commercial Code; and (ii) to the best of the Originators' knowledge, each end-user has accepted the equipment leased to it and, after having a reasonable opportunity to inspect and test the equipment, has not notified the Originator of any defects therein.

Certain Contracts Relating to Software or Related Support and Consulting Services are not Secured by Such Software or Related Services

             Certain contracts held by the Trust will relate to software or related support and consulting services (rather than equipment) that are not owned by an Originator (the Vendor or a licensor traditionally owns the same). The software and related support and consulting services do not serve as collateral for the contracts. Thus, we will not have an interest in such software or related sup port and consulting services (i.e. we own solely the associated contracts' cash flow). See "The Contracts Generally" herein. Accordingly, if any such contract becomes a defaulted contract, we will not be able to foreclose on the software or related support and consulting services. Because there will be no proceeds from the software or related support and consulting services which could be used to make payments to you, we must look solely to the obligor to collect amounts due on such contract. There can be no assurance that such obligor will be able to pay in full amounts due under such contract. The Discounted Contract Balance of the contracts to be transferred to the Trust that relate to software or relating support and consulting services, does not exceed 11.38% of the aggregate Discounted Contract Balance (calculated using the statistical discount rate) of the contracts.

Risk of Rejection of "True Leases"

             Any end-user contract which is a "true lease" originated by a Vendor will be subject to rejection by such Vendor, as debtor-in-possession, or by such Vendor's bankruptcy trustee. Upon any such rejection, scheduled payments under such rejected end-user contract may terminate and you may be subject to losses if the remaining unaffected contract, and security interests in the related equipment, are insufficient to cover the losses.

Transfer of Servicing May Delay Payments to Noteholders

             If Heller Financial were to cease acting as Servicer, delays in processing payments on the contracts and information in respect thereof could occur and result in delays in payments to you.

Risks Relating to Year 2000 Issues

             The "Year 2000" issue concerns the potential exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using two digits to identify a year in the date field rather than four. These programs could fail or produce erroneous results during the transition from the Year 1999 to the Year 2000.

             Heller Financial as Servicer, and as the parent of the Trust Depositor and Heller Financial Leasing, Inc. as sub-servicer, has adopted a phased approach to assessing and, where necessary, remediating or otherwise addressing Year 2000 issues. Phases include:

             *       awareness, which, while ongoing, is substantially complete;
             * assessment, which was substantially completed in 1998 with respect to information technology systems and potential issues relating to borrowers, vendors, international affiliates and environmental factors;
             * remediation or implementation of contingency solutions, which is substantially complete for all but one of the information technology systems deemed mission-critical, will be completed for that system in the second quarter of 1999, and is scheduled for completion in the first quarter of 1999 for all other matters; and
             * validation, which is scheduled for completion on the final mission-critical information technology system and certain information technology infrastructure in the second quarter of 1999 and will continue throughout 1999 for all other matters.

             As part of the validation process, Heller Financial is also assessing the need for any re-verification of client server hardware and software represented as compliant by the vendor. In late 1998, the Heller Financial acquired certain leasing assets and, in connection with the acquisition, completed an assessment of related Year 2000 risk. Heller Financial has engaged a third party to complete remediation and validation activities, which are underway and scheduled for completion in 1999.

             Heller Financial has made, and will continue to make, certain investments in its software applications and systems to ensure that its systems function properly through and beyond the Year 2000. Heller Financial has three loan processing systems, a lease processing system, a factoring system and systems for general ledger processing, payroll, accounts payable, fixed assets, treasury and other smaller applications. Heller Financial has established plans to modify, upgrade or replace each of these systems for compliance and has established an overall plan to bring all of these systems into compliance by the end of 1999. Heller Financial continues to address the impact of Year 2000 issues on its consolidated international subsidiaries and its international joint venture companies. As a result of the risk assessment substantially completed with respect to these international companies in 1998, significant remediation activity and additional readiness validation are underway for completion in 1999.

             In addition to information technology systems, Heller Financial is assessing potential Year 2000 impacts on its material vendors and borrowers, as well as Year 2000 issues relating to environmental factors such as facilities and general utilities. With respect to vendors, Heller Financial has categorized vendors with reference to materiality and availability of other sources for the provided services and supplies, and is making inquiry of those vendors deemed material. Responses are reviewed to assess the need for any follow-up action. This assessment and any resulting remediation or contingency solutions are scheduled for completion during 1999. With respect to borrowers, Heller Financial has incorporated a Year 2000 risk assessment has been incorporated into its underwriting and portfolio management activities in order to evaluate exposure due to any lack of compliance on the part of borrowers. Heller Financial categorizes prospective and existing borrowers by level of Year 2000 risk, and is underwriting new transactions and managing portfolio accounts accordingly. Finally, Heller Financial is incorporating Year 2000 contingency planning into its overall business resumption program in consideration of facilities and other environmental factors. The planning component of this effort is scheduled for completion in the first quarter of 1999, with implementation to occur throughout the year.

             To date, Heller Financial has incurred approximately $10 million of expenses related to the Year 2000 issue and estimates that an additional amount, of approximately $6 million, will be incurred through the end of 1999. Remediation, compliance, maintenance and modification costs will be expensed as incurred.

             Heller Financial continues to bear some risk related to the Year 2000 issue and could be materially adversely affected if its own remediation and contingency planning efforts fall behind schedule or if other entities not affiliated with it (e.g., vendors, including those providing contingency plans or outsourced technology services such as mainframe and application support, borrowers and power companies) do not appropriately address their own Year 2000 compliance issues. Due to this uncertainty, Heller Financial is unable to represent that there will be no material adverse consequences related to the Year 2000 issue, however, it believes that it is doing what is reasonably necessary to provide the expertise, resources, assessments and corrective procedures for the Year 2000 issues which could have a material adverse impact on its operations or financial condition.

             If Heller Financial, as Servicer (and Heller Financial Leasing, Inc. as sub-servicer), the Owner Trustee or the Indenture Trustee do not have computerized systems that are Year 2000 compliant by the Year 2000, the ability to service the contracts (in the case of the Servicer and sub-servicer) and to make distributions to you (in the case of the Indenture Trustee), may be materially and adversely affected.

Risks Associated with DTC and the Year 2000

             With respect to Year 2000 issues, DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally , DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames. However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations (through which you may hold your Notes), as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC has stated that it is in the process of developing such contingency plans as it deems appropriate.

             If problems associated with the Year 2000 issue were to occur with respect to DTC and the services described above, distributions to you could be delayed or otherwise adversely affected.

                                USE OF PROCEEDS

          In consideration of the Trust Depositor's transfer of the contracts to the Trust, the Trust will transfer the net proceeds from the sale of the Notes to the Trust Depositor. The Trust Depositor purchased such contracts from time to time from the Originators pursuant to a purchase agreement. The Trust Depositor previously sold undivided variable percentage ownership interests in the contracts to various purchasers. The Trust Depositor will apply the net proceeds from the sale of the Notes to the repurchase of such undivided variable percentage ownership interests. The Originators have used the proceeds from the sale of the contracts to repay existing debt and for other general corporate purposes.

                         COMPOSITION OF THE CONTRACTS

          On or about [Closing Date], the Trust Depositor will transfer to the Trust the contracts as of January 1, 1999 and from tim e to time Additional Contracts or Substitute Contracts as of the applicable cutoff dates under the Sale and Servicing Agreement. The Originators selected the contracts from their portfolio of contracts based on the criteria described in the Sale and Servicing Agreement. See "The Sale and Servicing Agreement--Representations and Warranties; Definition of Eligible Contract" and "--Concentration Amounts; Definition of Excess Contract". The Originators will jointly and severally represent that all of the contracts transferred to the Trust are commercial, rather than consumer, leases or loans/financings, and that no adverse selection process was employed in the Originators' selection of contracts for sale to the Trust Depositor and to the Trust under the Sale and Servicing Agreement. As of January 1, 1999 and using the statistical discount rate of 6.245% per annum.

          *        the aggregate Discounted Contract Balance of the contracts
                   was $[   ];
          *        the weighted average remaining term to maturity for the
                   contracts was approximately [   ] months;
          *        the final scheduled payment date of the contract with the
                   latest maturity or expiration was [   ]
          *        the average Discounted Contract Balance was approximately
                   $[   ];
          *        there are [   ] contracts with an aggregate Discounted
                   Contract Balance; and
          * approximately 7.97% of the aggregate Discounted Contract Balance of the contracts provide for payments by the obligor thereunder on a basis other than monthly payments.

          For further information regarding the contracts, see "The Contracts Generally". The statistical discount rate is based on a weighted average of the estimated interest rates of the Notes (weighted by estimated maturity date and initial principal amounts).

          The composition and distribution of the contracts by remaining term, original term, Discounted Contract Balance, end-user industry, geographic distribution, type of equipment and type of end-user contract are set forth in the following tables and are reported as of January 1, 1999 using the statistical discount rate. While reading the tables you should note that:

          * In the event that the documents evidencing a contract require amounts to be billed to multiple billing locations, such contract is not treated as a single contract, but rather multiple contracts corresponding in number to the number of billing locations.
          * Classification by industry is based on Heller Financial's customary procedures for determining obligor industry.
          * Percentages and amounts set forth in the following tables may not total due to rounding.
          * The largest end-user industry concentration (including end-user obligors on contracts originated by the Originators directly, as well as contracts originated through Vendors with or without Vendor recourse, and end-user contracts securing Vendor Loans), which represents an aggregate Discounted Contract Balance of approximately [ ]% as of January 1, 1999 (calculated at the statistical discount rate), relates to printing equipment. See "Risk Factors-- Certain Risks Associated with Geographic or Industry Concentrations of Contracts" herein, and "The Contracts Pool-Contract Loss Experience" below.

          Certain contracts intended, as of January 1, 1999, to be transferred to the Trust may be determined not to meet the eligibility requirements and such contracts may not be transferred to the Trust on the closing date for the sale of the contracts to the Trust. While the statistical distribution of the characteristics as of the closing date for the final pool of contracts and calculated at the discount rate will vary somewhat from the statistical distribution of such characteristics as of January 1, 1999 and calculated at the statistical discount rate as presented in this prospectus, such variance will not be material. With respect to notes issued in a separate offering by the Heller Equipment Asset Receivables Trust 1997-1, the variance between the aggregate discounted contract balance calculated at the statistical discount rate and the discount rate was .36%. There can be no assurance that the variance between the statistical discount rate and the discount rate with respect to the Notes issued by the Trust will be substantially similar. The percentages and balances set forth in each of the following tables may not total due to rounding.


        Aggregate Discounted Contract Balance          $428,332,192

        Number of Contracts                                   1,639

        Weighted Average Original Term                        56.26
        (Range) (in months)                                18 - 114

        Weighted Average Remaining Term                       43.03
        (Range) (in months)                                  5 - 84

        Average Discounted Contract Balance                $261,338

                  DISTRIBUTION OF CONTRACTS BY CONTRACT TYPE

                          Data as of January 1, 1999


                                                                                                      Percentage of Aggregate
                                                   Percentage of Number of     Discounted Contract      Discounted Contract
          Type              Number of Contracts           Contracts                  Balance                  Balance
     End-User Loans                                                   %         $                                        %
      Vendor Loans                                                    %         $                                        %
     Finance Leases                                                   %         $                                        %
         Total:                                                       %         $                                        %


       DISTRIBUTION OF CONTRACTS BY STATE IN WHICH OBLIGORS ARE LOCATED

                             As of January 1, 1999
       (ordered by percentage of Aggregate Discounted Contract Balance)

                                                                                                               Percentage of
                                   Number of         Percentage of Number                                   Aggregate Discounted
           State                   Contracts             of Contracts       Discounted Contract Balance       Contract Balance
            CA                        277                   16.90%                    $90,491,286                    21.13%
            NY                        156                    9.52%                    $28,736,519                     6.71%
            IL                        110                    6.71%                    $26,659,119                     6.22%
            NJ                         75                    4.58%                    $21,632,083                     5.05%
            VA                         15                    0.92%                    $20,802,060                     4.86%
            TX                         66                    4.03%                    $19,820,900                     4.63%
            MA                         81                    4.94%                    $19,152,622                     4.47%
            MN                         78                    4.76%                    $17,472,670                     4.08%
            PA                         93                    5.67%                    $16,995,303                     3.97%
            FL                         69                    4.21%                    $16,224,502                     3.79%
            OH                         51                    3.11%                    $14,405,016                     3.36%
            CT                         48                    2.93%                    $12,909,137                     3.01%
            WA                         39                    2.38%                    $12,626,300                     2.95%
            AZ                         31                    1.89%                     $9,608,089                     2.24%
            WI                         21                    1.28%                     $8,118,990                     1.90%
            GA                         35                    2.14%                     $7,768,809                     1.81%
            MO                         20                    1.22%                     $7,571,289                     1.77%
            OR                         18                    1.10%                     $7,504,809                     1.75%
            TN                         25                    1.53%                     $6,678,100                     1.56%
            NC                         42                    2.56%                     $6,610,472                     1.54%
            SD                          2                    0.12%                     $6,574,570                     1.53%
            MI                         37                    2.26%                     $5,972,814                     1.39%
            ID                          2                    0.12%                     $5,260,028                     1.23%
            CO                         21                    1.28%                     $3,497,509                     0.82%
            IN                         26                    1.59%                     $3,474,240                     0.81%
            KY                         20                    1.22%                     $3,449,552                     0.81%
            UT                         12                    0.73%                     $3,055,946                     0.71%
            KS                         14                    0.85%                     $2,484,335                     0.58%
            AL                          8                    0.49%                     $2,381,367                     0.56%
            NH                         18                    1.10%                     $2,419,225                     0.56%
            RI                         20                    1.22%                     $2,406,209                     0.56%
            MD                         20                    1.22%                     $2,255,037                     0.53%
            AR                          7                    0.43%                     $2,193,731                     0.51%
            IA                         14                    0.85%                     $2,079,443                     0.49%
            NV                         10                    0.61%                     $1,671,099                     0.39%
            SC                         10                    0.61%                     $1,537,918                     0.36%
            WV                         12                    0.73%                     $1,439,143                     0.34%
            MS                         11                    0.67%                     $1,218,451                     0.28%
            LA                          9                    0.55%                     $1,031,196                     0.24%
            NE                          2                    0.12%                       $727,229                     0.17%
            ME                          4                    0.24%                       $540,645                     0.13%
            DE                          1                    0.06%                       $259,574                     0.06%
            NM                          1                    0.06%                       $150,410                     0.04%
            VT                          3                    0.18%                       $178,535                     0.04%
            DC                          3                    0.18%                       $137,566                     0.03%
            MT                          1                    0.06%                        $97,102                     0.02%
            AK                          1                    0.06%                        $51,243                     0.01%

  Total:                            1,639                  100.00%                   $428,332,192                   100.00%

                  DISTRIBUTION OF CONTRACTS BY EQUIPMENT TYPE

                             As of January 1, 1999
       (ordered by percentage of Aggregate Discounted Contract Balance)

                                                     Percentage of Number      Discounted Contract     Percentage of Aggregate
     Equipment Type         Number of Contracts          of Contracts                Balance          Discounted Contract Balance
   Computer Hardware                274                     16.72%                 $73,894,775                  17.25%
        Printing                    185                     11.29%                 $72,180,159                  16.85%
   Computer Software                107                     6.53%                  $48,726,963                  11.38%
      Machine Tool                  342                     20.87%                 $45,336,229                  10.58%
        Plastics                    267                     16.29%                 $34,527,580                  8.06%
   General Equipment                 19                     1.16%                  $22,211,924                  5.19%
High Tech Manufacturing              9                      0.55%                  $20,254,739                  4.73%
     Entertainment                   17                     1.04%                  $16,198,642                  3.78%
      Construction                   86                     5.25%                  $14,841,573                  3.46%
 Furniture and Fixture               29                     1.77%                  $12,447,482                  2.91%
  Industrial Equipment               16                     0.98%                   $8,588,546                  2.01%
   Telecommunications                8                      0.49%                   $7,107,803                  1.66%
   Medical - Hospital                41                     2.50%                   $6,776,634                  1.58%
     Transportation                  3                      0.18%                   $6,201,023                  1.45%
      Dry Cleaning                   32                     1.95%                   $5,419,592                  1.27%
       Pre-Press                     22                     1.34%                   $4,883,639                  1.14%
        Vehicles                     10                     0.61%                   $4,775,774                  1.11%
      Agriculture                    15                     0.92%                   $4,387,700                  1.02%
    Medical - Clinic                 11                     0.67%                   $4,266,825                  1.00%
         Dental                      1                      0.06%                   $3,191,654                  0.75%
        Textile                      46                     2.81%                   $2,588,897                  0.60%
         Retail                      38                     2.32%                   $2,212,303                  0.52%
  Oil & Gas Extraction               23                     1.40%                   $1,563,447                  0.37%
  Embroidery Equipment               6                      0.37%                   $1,481,649                  0.35%
     Communication                   9                      0.55%                   $1,433,687                  0.33%
      Franchising                    7                      0.43%                   $1,022,476                  0.24%
        Medical                      3                      0.18%                     $828,858                  0.19%
    Film Processing                  8                      0.49%                     $446,706                  0.10%
 Environmental Control               1                      0.06%                     $172,677                  0.04%
    Food Processing                  1                      0.06%                     $148,521                  0.03%
  Miscellaneous House                1                      0.06%                     $125,049                  0.03%
   Material Handling                 1                      0.06%                      $47,373                  0.01%
  Petroleum Equipment                1                      0.06%                      $41,294                  0.01%

         Total:                    1,639                   100.00%                $428,332,192                100.00%

                 DISTRIBUTION OF CONTRACTS BY OBLIGOR INDUSTRY

                          Data as of January 1, 1999
       (ordered by percentage of Aggregate Discounted Contract Balance)


                                                      Percentage of Number of     Discounted Contract     Percentage of Aggregate
        Industry             Number of Contracts             Contracts                  Balance          Discounted Contract Balance
  Printing/Publishing                 183                       11.17%                 $71,394,608                   16.67%
Misc. bus credit institution          181                       11.04%                 $22,387,155                    5.23%
 Plastics Products NEC                150                        9.15%                 $21,815,850                    5.09%
Industrial Machinery NEC               53                        3.23%                 $17,392,563                    4.06%
 Semiconductors/Related                44                        2.68%                 $13,451,222                    3.14%
        Devices
Gen Med/Surgical Hospitals             44                        2.68%                 $11,013,190                    2.57%
Computer Storage Devices               35                        2.14%                 $10,146,425                    2.37%
     Radiotelephone                    32                        1.95%                  $9,646,858                    2.25%
     Communications
     Eating Places                     30                        1.83%                  $8,029,390                    1.87%
Equipment Rental/Leasing               30                        1.83%                  $7,961,496                    1.86%
          NEC
Nonclassifiable estabs NEC             29                        1.77%                  $6,705,639                    1.57%
Commercial Equipment NEC               26                        1.59%                  $6,468,685                    1.51%
Truck Rental/Leasing/No                25                        1.53%                  $6,120,873                    1.43%
        drivers
     Concrete Work                     22                        1.34%                  $6,054,939                    1.41%
Computer Integrated Sys                21                        1.28%                  $6,028,955                    1.41%
         Design
Misc. Personal Services                21                        1.28%                  $6,024,913                    1.41%
Computer Storage Devices               20                        1.22%                  $5,896,440                    1.38%
     Air Transport                     19                        1.16%                  $5,698,658                    1.33%
     Loans Brokers                     15                        0.92%                  $5,296,548                    1.24%
  Non-depository Loan                  14                        0.85%                  $5,239,133                    1.22%
       Companies
Spec Dies/Tools/Jigs/Fixtures          13                        0.79%                  $4,986,747                    1.16%
Television Broadcasting                13                        0.79%                  $4,688,763                    1.09%
        Stations
  Management Services                  11                        0.67%                  $4,547,114                    1.06%
  Ready-Mixed Concrete                 11                        0.67%                  $4,513,110                    1.05%
Farm Machinery/Equipment               11                        0.67%                  $3,887,797                    0.91%

         Total                       1053                       64.25%                $275,397,074                   64.30%
       All others                     586                       35.75%                $152,935,119                   35.70%

         Total:                     1,639                      100.00%                $428,332,192                  100.00%

            DISTRIBUTION OF CONTRACTS BY ORIGINAL CONTRACT BALANCE
                          Data as of January 1, 1999


              Original                                            Percentage of             Discounted            Percentage of
              Contract                      Number of               Number of                Contract         Aggregate Discounted
               Balance                      Contracts               Contracts                Balance            Contract Balance
              - 100,000                             366                 22.33%             $17,078,691                  3.99%
          100,001 - 200,000                         477                 29.10%             $43,891,656                 10.25%
          200,001 - 300,000                         270                 16.47%             $42,471,573                  9.92%
          300,001 - 400,000                         135                  8.24%             $29,799,781                  6.96%
          400,001 - 500,000                          85                  5.19%             $22,433,407                  5.24%
          500,001 - 600,000                          74                  4.51%             $24,236,496                  5.66%
          600,001 - 700,000                          37                  2.26%             $14,790,209                  3.45%
          700,001 - 800,000                          29                  1.77%             $13,019,130                  3.04%
          800,001 - 900,000                          14                  0.85%              $7,502,509                  1.75%
         900,001 - 1,000,000                         14                  0.85%              $7,476,528                  1.75%
             1,000,001 -                            138                  8.42%            $205,632,213                 48.01%

          Total:                                  1,639                100.00%                                        100.00%


            DISTRIBUTION OF CONTRACTS BY REMAINING CONTRACT BALANCE

                          Data as of January 1, 1999

              Remaining                                           Percentage of             Discounted            Percentage of
              Contract                      Number of               Number of                Contract         Aggregate Discounted
               Balance                      Contracts               Contracts                Balance            Contract Balance
              - 100,000                             688                 41.98%             $40,879,967                  9.54%
          100,001 - 200,000                         464                 28.31%             $66,591,394                 15.55%
          200,001 - 300,000                         191                 11.65%             $46,969,730                 10.97%
          300,001 - 400,000                          80                  4.88%             $27,307,158                  6.38%
          400,001 - 500,000                          49                  2.99%             $22,128,611                  5.17%
          500,001 - 600,000                          32                  1.95%             $17,580,873                  4.10%
          600,001 - 700,000                          18                  1.10%             $11,489,895                  2.68%
          700,001 - 800,000                          19                  1.16%             $14,308,502                  3.34%
          800,001 - 900,000                          13                  0.79%             $10,969,618                  2.56%
         900,001 - 1,000,000                         13                  0.79%             $12,199,085                  2.85%
             1,000,001 -                             72                  4.39%            $157,907,359                 36.87%

                   Total:                         1,639                100.00%                                        100.00%

              DISTRIBUTION OF CONTRACTS BY ORIGINAL CONTRACT TERM
                          Data as of January 1, 1999

                                 Number               Percentage of                                           Percentage of
     Original Term                 of                   Numbers of                Discounted          Aggregate Discounted Contract
        (Months)               Contracts                Contracts              Contract Balance                  Balance
        13 - 24                       40                     2.44%                  $17,631,275                         4.12%
        25 - 36                      268                    16.35%                  $68,096,417                        15.90%
        37 - 48                      157                     9.58%                  $58,843,417                        13.74%
        49 - 60                      862                    52.59%                 $169,431,195                        39.56%
        61 - 72                      169                    10.31%                  $37,751,694                         8.81%
        73 - 84                      108                     6.59%                  $52,122,014                        12.17%
          85 -                        35                     2.14%                  $24,456,181                         5.71%

         Total:                    1,639                   100.00%                 $428,332,192                       100.00%

       DISTRIBUTION OF CONTRACTS BY REMAINING MONTHS TO STATED MATURITY

                          Data as of January 1, 1999

                                 Number               Percentage of                                           Percentage of
     Remaining Term                of                   Numbers of           Aggregate Discounted          Aggregate Discounted
        (Months)               Contracts                Contracts              Contract Balance              Contract Balance
         0 - 12                       34                    2.07%                 $5,472,035                         1.28%
        13 - 24                      301                   18.36%                $57,269,074                        13.37%
        25 - 36                      392                   23.92%               $109,823,291                        25.64%
        37 - 48                      438                   26.72%                $86,637,268                        20.23%
        49 - 60                      367                   22.39%               $109,891,706                        25.66%
        61 - 72                       60                    3.66%                $29,491,203                         6.89%
        73 - 84                       47                    2.87%                $29,747,617                         6.94%

         Total:                    1,639                  100.00%               $428,332,192                       100.00%

                       DELINQUENCY AND LOSS INFORMATION

          The following tables set forth the Originators' delinquency and loss experience on their aggregate portfolio of owned contracts for the below described periods. Not all of the contracts in the Originator's aggregate portfolio will be transferred to the Trust. For purposes of this table such experience is described in terms of the"Lending Assets". Lending Assets are receivables and repossessed assets.

          The Originators define contract delinquency as a payment which is not made consistent with the contract terms and a default ed contract as a contract for which a full contractual payment as not been received from the obligor (or the Vendor, if Vendor recourse is applicable) for 120 days or such shorter period as the Originators may determine consistent with their respective collection policy. Contract terms require payment by the obligor within thirty
(30) days from the "due date" provided in the associated invoice.

          As of January 1, 1999 no contract sold to the Trust has a scheduled payment which is more than 60 days delinquent.

          The data presented in the following tables and discussion thereof reflect historical results and there is no assurance that the delinquency or loss experience of the contracts will be similar to that set forth below.

Twelve Months Ended December 31, 1998 versus Twelve Months Ended December 31,
1997

          The amounts classified as delinquent as a percentage of Lending Assets [ ] between December 31, 1997 and December 31, 1998. Net losses as a percentage of Average Lending Assets decreased slightly in 1998 as compared to 1997. The slight decrease is not attributable to any one factor and we have no basis to predict, and offer no assurances as to, whether net losses as a percentage of Lending Assets will continue to decrease in subsequent periods. Average Lending Assets decreased approximately 18% from December 31, 1997 to December 31, 1998 due to normal fluctuations in the amount of contracts originated. We believe that stability in delinquency and loss experience is a result of continued generally favorable economic conditions and consistent application of credit standards on the part of the originators of such assets.

Twelve Months Ended December 31, 1997 versus Twelve Months Ended December 31,
1996

          The amounts classified as delinquent as a percentage of Lending Assets [ ] between December 31, 1996 and December 31, 1997. Net losses as a percentage of Average Lending Assets increased slightly in 1997 as compared to 1996. Such increase is not attributable to any one factor and we believe that it is partially attributable to the increase in Average Lending Assets. Average Lending Assets increased approximately 24% from December 31, 1996 to December 31, 1997 due to an increase in financing activity. As noted above, we believe that stability in delinquency and loss experience is a result of continued generally favorable economic conditions and consistent application of credit standards on the part of the originators of such assets.

Twelve Months Ended December 31, 1996 versus Twelve Months Ended December 31,
1995

          The amounts classified as delinquent as a percentage of Lending Assets [ ] between December 31, 1995 and December 31, 1996. Net losses as a percentage of Average Lending Assets decreased slightly during the same period while Average Lending Assets increased approximately 32%. As noted above, we believe that stability in delinquency and loss experience is a result of continued generally favorable economic conditions and consistent application of credit standards on the part of the originators of such assets.

                                                                  Contract Portfolio
                                                            Delinquency Experience (1)(2)
                                                                (Dollars in Millions)
                                                                         At
                           ________________________________________________________________________________________________
                                  Twelve Months             Twelve Months             Twelve Months          Twelve Months
                                     Ended                     Ended                     Ended                  Ended
                                  December 31,              December 31,               December 31,           December 31,
                                     1998                      1997                       1996                   1995
Ending Lending
Assets (3)...........         $1,479.00     100.00%   $1,516.00      100.00%     $1,353.00     100.00%    $1,193.0  100.00%

No. of Delinquent Days
(% of Ending Lending
Assets)..............

31-60 days...........                             %                        %                         %                    %

61-90 days...........             $5.50       0.37%       $4.20        0.28%        $3.50        0.26%      $11.90    1.17%

Over 90 days.........             $14.9       1.01%       $19.5        1.29%       $18.70        1.38%        11.7    1.15%

Total                                             %                        %                         %

(1) The period of delinquency is based on the number of days payments are contractually past due (assuming 30 day months). A contract is considered delinquent when payments are not received according to contract terms notwithstanding the existence of Vendor recourse; see the "Contract Portfolio - Contract Loss Experience" for the impact of Vendor recourse on the contracts' loss experience.
(2)       Delinquent amounts are reported gross of unearned finance charges.
(3)       Lending Assets are defined as receivables and repossessed assets.

                                                               Contract Portfolio
                                                            Contract Loss Experience
                                                              (Dollars in Millions)
                                                                       At
                           _____________________________________________________________________________________________________
                               Twelve Months             Twelve Months                Twelve Months               Twelve Months
                                    Ended                     Ended                       Ended                       Ended
                                December 31,              December 31,                December 31,                 December 31,
                                  1998(1)                     1997                        1996                         1995
Average Lending
Assets (1)..............    $1,615.00      100%      $1,416.00        100%        $1,144.00       100%         $964.00         100%

Gross Losses (as % of
Lending Assets) (2).....        $1.35     0.08%          $1.92       0.14%            $0.65      0.06%           $0.89        0.09%

Gross Recoveries (as % of
Lending Assets).........        $0.60     0.03%          $0.42       0.03%             0.36      0.03%            0.31        0.03%

Net Losses (as % of
Lending Assets) (3).....        $0.75     0.05%          $1.50       0.11%             0.29      0.03%           $0.58        0.06%

(1)       Lending Assets are defined as receivables and repossessed assets.
(2) With respect to contracts representing over [ ]% of the average Lending Assets for contracts secured by printing equipment, defaults would have been approximately $8.4 million in the twelve months ended December 31, 1998 and $4.1 million for the twelve months ended December 31, 1997; after vendor recourse actual losses aggregated $ over the period.
(3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed equipment and expenses of repossession and liquidation, net of recoveries inclusive of Vendor recourse.

                            THE CONTRACTS GENERALLY

         The Trust will be entitled to all collections on account of the contracts and related equipment (including equipment and end-user contracts securing Vendor Loans), except for Excluded Amounts. All of the contracts are commercial contracts.

End-User Contracts

         The following discussion describes the end-user contracts (including end-user contracts securing Vendor Loans). All of the end-user contracts in respect of equipment, software and related support and consulting services to be included from time to time in the Trust are of one of the following types:

         (i)      conditional sale agreements;
         (ii)     leases;
         (iii)    secured promissory notes;
         (iv)     installment payment agreements; and
         (v)      financing agreements.

There is no limit on the number of contracts which may consist of any of the foregoing types. Each contract must be an eligible contract as of the applicable cutoff date. In order for a contract to be eligible to be transferred to the Trust and to a Trust asset it must have certain characteristics which are more fully described in "The Sale and Servicing Agreement -- Representations and Warranties; Definition of Eligible Contract".

         Conditional Sale Agreements. The Originators offer financing for equipment under conditional sale agreements assigned to the Originators by Vendors. Most of the conditional sale agreements transferred to the Trust will consist of either the Originators' standard pre-printed form, or of the Vendors' standard, pre-printed forms (which in each case have been reviewed and approved for use by the applicable Originator). The conditional sale agreement sets forth the description of each item financed thereunder and the schedule of installment payments. Generally, loans under conditional sale agreements are fixed rate and are for a one to seven year term. Payments under conditional sale agreements generally are due monthly. Conditional sale agreement terms (i) provide for a grant by the end-user thereunder of a security interest in any related equipment (which security interest is assigned by the Vendor to the applicable Originator), (ii) may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee, (iii) require the end-user to maintain the equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the equipment, (iv) restrict the modification or disposal of the equipment without the Originator's, or its assignee's, consent, (v) include a disclaimer of warranties, (vi) include the end-user's indemnity against liabilities arising from the use, possession or ownership of the equipment, (vii) include the end-user's absolute (except as provided in clause (ii)) and unconditional obligation to pay the installment payments thereunder and (viii) include specifically identifiable events of default and remedies therefor. The conditional sale agreement also requires each end-user to maintain insurance, the terms of which may vary. The terms of a conditional sale agreement may be modified at its inception at the end-user's request. Such modifications must either be approved by the Originator's legal department and certain levels of management before the Originator will agree to accept an assignment of the conditional sale agreement from a Vendor, or the Vendor must indemnify the Originator against any losses or damages it may suffer as a result of such modifications.

         Leases. The Originators, either directly or by assignment from Vendors, offer financing of equipment under leases. Leases may consist of individual lease agreements each relating to a single, separate transaction or may consist of individual transactions written under and governed by a master lease agreement which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific equipment being leased or financed and the schedule of related rental payments, are contained in a supplement or schedule to the master lease agreement, which is signed by the end-user, as lessee, and either the Vendor or the Originator, as lessor. Such supplement or schedule incorporates the master lease agreement by reference and is treated by the Originator as a separate lease. Each lease is originated in the ordinary course o f business by either the Originator or a Vendor (and assigned to the Originator pursuant to a Vendor finance agreement or Vendor assignment).

         The initial terms of the leases transferred to the Trust generally range from one to seven years. Each lease provides for the periodic payment by the end-user of rent in advance or arrears, generally monthly or quarterly. Such periodic payments represent the amortization, generally on a level basis, of the total amount that an end-user is required to pay throughout the term of a lease.

         The leases to be transferred to the Trust are "net leases" under which the end-user assumes responsibility for the items financed thereunder, including operation, maintenance, repair, insurance (the Originator or Vendor is named as loss payee) or self-insurance, return of any equipment at the expiration or termination of the lease and the payment of all sales and use and property taxes relating to such financed item during the lease term. The end-user further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the item financed by such end-user. In most cases, the lessor is also authorized to perform the end-user's obligations under the lease at the end-user's expense, if it so elects, in cases where the end-user has failed to perform. In addition, the leases generally contain "hell or high water" clauses unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified in the lease. If the Originator is the lessor, the lease contains no express or implied warranties with respect to the items financed thereunder other than a warranty of quiet enjoyment. If a Vendor is the lessor, the lease or a related agreement may contain certain representations and warranties with respect to the items financed thereunder in addition to a warranty of quiet enjoyment; however, the end-user agrees not to assert any warranty claims against any assignee of the Vendor (which would include the Originator) by way of setoff, counterclaim or otherwise, and further agrees that it may only bring such claims against the Vendor. All leases of equipment require the end-user to maintain, at its expense, casualty insurance covering damage to or loss of the equipment during the lease term or to self-insure against such risks, if approved in advance by the Originator.

         The leases include both "true leases" and leases intended for security as defined in Section 1-201(37) of the Uniform Commercial Code. Under a "true lease," the lessor bears the risk of ownership (although the risk of loss of the related equipment is passed to the end-user under the leases), takes any tax benefits associated with the ownership of depreciable property under applicable law and no title is conferred upon the lessee. The lessee under a "true lease" has the right to the temporary use of property for a term shorter than the economic life of such property in exchange for payments at scheduled intervals during the lease term and the lessor retains a significant "residual" economic interest in the leased property. End of lease options for "true leases" include purchase or renewal at fair market value. Under leases intended for security, the lessor in effect finances the "purchase" of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for such leases depend on the terms of the related individual lease agreement or master lease agreement supplement or schedule, but generally such terms provide for the purchase of the equipment at a restated price, which may be nominal.

         End-users under a lease are either prohibited from altering or modifying the equipment or may alter or modify the equipment only to the extent the alterations or modifications are readily removable without damage to the equipment. Under certain master lease agreements, the end-user may assign its rights and obligations under the lease, but only upon receiving the prior written consent of the lessor, or may relocate the equipment upon giving the lessor prompt written notice of such relocation. The right to grant or deny such consent or to receive such written notice will be exercised by the Servicer pursuant to the authority delegated to it in the Sale and Servicing Agreement. Certain leases permit the end-user to substitute substantially identical leased equipment for leased equipment scheduled to be returned to the lessor under the lease.

         While the terms and conditions of the leases do not generally permit cancellation by the end-user, certain leases may be modified or terminated before the end of the lease term. Modifications to a lease term or early lease terminations may be permitted by the Originator (or by a Vendor with the consent of the Originator) and are generally associated with additional financing opportunities from the same end-user. In some circumstances, early termination of a lease may be permitted in connection with the acquisition of new technology requiring replacement of the equipment. In such cases, the related equipment is returned to the Vendor or Originator and an amount generally equal to the present value of the remaining rental payments under the lease plus an early termination fee is paid by the end-user to the Originator. Modifications usually involve repricing a lease or modification of the lease term. Occasionally a lease may be modified in connection with an increase in the capacity or performance of equipment by adding additional equipment that includes new technology. Coincident with the financing of an upgrade to such equipment, the Originator may reprice and extend the related base lease term to be coterminous with the desired term of the lease relating to the upgrade. In certain cases, subject to certain conditions, such base lease extensions may remain in the pool of contracts. Heller Financial, as Servicer, expects to continue to permit these modifications and terminations with respect to leases included in the contracts pursuant to the authority delegated to it in the Sale and Servicing Agreement, subject to certain conditions and covenants of the Servicer described under "The Sale and Servicing Agreement -- Material Modifications to Contracts."

         In certain circumstances, the standard terms and conditions of a master lease agreement are modified at the inception of a lease at the request of the end-user. Such modifications must either be approved by the Originator's legal department and certain levels of management before the Originator will agree to enter into the lease or accept an assignment of the lease from a Vendor, or the Vendor must indemnify the Originator against any losses or damages it may suffer as a result of such modifications. Common permitted modifications include, but are not limited to, the following:

         (i)      a one dollar purchase option at the end of the lease term;
         (ii) prearranged mid-lease purchase options, early termination options and lease extension options as described above;
         (iii)    modifications to the lessor's equipment inspection rights;

         (iv) modifications to the end-user's insurance requirements permitting the end-user to self-insure against casualty to the equipment;
         (v) the end-user's right to assign the lease or sub-lease the items financed pursuant to such lease to an affiliated entity, so long as the end-user remains liable under the lease and promptly notifies the lessor or its assignee of such assignment or sublease; and
         (vi)     extended grace periods for late payments of rent.

         Secured Promissory Notes. The Originators also provide direct initial financing or refinancing of equipment under secured promissory notes, which consist of an installment note and a separate security agreement. In an initial financing transaction, the applicable Originator pays to the Vendor the purchase price for the equipment and in a refinancing transaction, the Originator pays off an end-user's existing financing source. In either case, the transaction is documented as a direct loan by the Originator to the end-user of the equipment using a secured promissory note. In the case of a refinancing transaction, upon payment to the existing financing source, the Originator obtains a release of such party's lien on the financed equipment. In either case, the Originator records its own lien against the financed equipment and takes possession of the secured promissory note, which constitutes chattel paper under the Uniform Commercial Code. Except for the lack of references to "sale" or "purchase" of equipment, the terms and conditions contained in a secured promissory note are substantially similar to those contained in a conditional sale agreement.

         Installment Payment Agreements and Financing Agreements. The Originators provide financing for certain software license fees and related support and consulting services under installment payment supplements to software license agreements, separate installment payment agreements or other forms of financing agreements assigned to the applicable Originator by Vendors of software. Each such financing agreement is an unsecured obligation of the end-user; generally provides for a fixed schedule of payments with no end-user right of prepayment; is noncancellable for its term and generally contains a "hell or high water" clause unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified therein; permits the Vendor to assign the payment agreement to a third party (including the Originator) and include the end-user's agreement, upon such assignment, not to assert against such assignee any claims or defenses the end-user may have against the Vendor; and contains default and remedy provisions that generally include acceleration of amounts due and to become due and, in certain cases, the right of the Vendor, or the Originator by assignment, to terminate the underlying software license and all related support and consulting activities.

Equipment

         The end-user contracts (including end-user contracts securing Vendor Loans) cover a wide variety of new and used equipment, including, but not limited to, the following: printing, pre-press, machine tool, plastics, computer hardware, computer software, restaurant, transportation, energy related, medical, industrial equipment and aircraft. All of the interests of the applicable Originator in the equipment subject to each related end-user contract (which consists or will consist of either title to the equipment or a security interest in the equipment) will be transferred to the Trust.

Software and Related Services

         Certain of the end-user contracts (in the form of financing agreements) cover license fees and other fees owed by the end-users under either perpetual or term software license agreements and other related agreements in connection with the use by such end-users of computer software programs, and such end-user contracts may also cover related support and consulting services which are provided by the Vendor, an affiliate thereof or a third party contract party and which facilitate the obligors use of such software. No interest in the software, the software license agreement (other than the right to collect the payment of software license fees and, in certain cases, to exercise certain rights and remedies under the software license agreement or other agreements related thereto) or the related services has been or will be conveyed to the Originators or the Trust Depositor. Consequently, the Trust will not have title to or a security interest in such software, nor will it own such related services, and would not be able to realize any value therefrom under a related end-user contract upon a default by the end-user. It is a condition to the issuance of the Notes that as of the [Closing Date], no more than [ ]% of the aggregate Discounted Contract Balance of the contracts will relate to the financing of software and related services.

Vendor Loans

          The contracts may include limited recourse [or non-recourse] loan or repayment obligations (which may take the form of promissory notes with related security agreements) (referred to as "Vendor Loans") each of which is payable by a Vendor and secured by all of the Vendor's interest in an individual end-user contract originated by such Vendor and by the equipment related to such end-user contract.

         Vendor Loans may be originated under, and incorporate terms and conditions of, a Vendor finance program (including a Vendor finance program under which end-user contracts also are or may be originated by the

Originator directly, or purchased by the Originator from the Vendor, in separate transactions not giving rise to Vendor Loans). See "--Vendor Finance Programs". Vendor Loans generally are non-recourse to the Vendor, i.e., the applicable Originator may obtain repayment solely from the proceeds of the end-user contracts and related equipment securing the Vendor Loan. In a few instances, however, recourse to a Vendor for nonpayment of a Vendor Loan may be available through a limited recourse arrangement included in the related Vendor finance program. The repayment terms under a Vendor Loan, including periodic amounts payable and schedule of payments, correspond to the payment terms of the end-user under the end-user contract collaterally assigned under such Vendor
Loan.

Vendor Finance Programs

         It is expected that a substantial portion of the end-user contracts included in the Trust will have been originated by Vendors and assigned or pledged to the Originator pursuant to Vendor finance programs. Also, as described above, Vendor Loans may be originated through Vendor finance programs with the related Vendor. All rights (but not obligations) of the Originators with respect to the contracts under the agreements governing Vendor finance programs are generally assignable and will be so assigned by the Originators to the Trust Depositor and in turn conveyed by the Trust Depositor to the Trust. The Vendor finance programs with Vendors provide the Originators with the opportunity to finance transactions relating to the acquisition or use by an end-user of a Vendor's equipment, software and related services or other products. Vendor finance programs provide the Originators with a steady, sustainable flow of new business, generally with lower costs of origination than asset-based financings marketed directly to end-users. Many of the Vendor finance programs provide various forms of support to the applicable Originator, including representations and warranties by the Vendor in respect of the end-user contracts assigned by the Vendor to the Originator and related equipment or software and related services, credit support with respect to defaults by end-users and equipment repurchase and remarketing arrangements upon early termination of end-user contracts upon a default by the related end-users. Some of the Vendor finance programs take the form of a referral relationship which is less formal, and may or may not include credit or remarketing support to the Originator from the Vendor.

         Each agreement governing a Vendor finance program (other than agreements that only establish a referral relationship) generally includes the following provisions, among others:

              1. Vendor representations, warranties and covenants regarding each end-user contract assigned to the Originator, including among other things that: the obligations of the end-user under the assigned end-user contract are absolute, unconditional, noncancellable, enforceable in accordance with its terms and free from any rights of offset, counterclaim or defense; the Originator holds the sole original of the end-user contract and has either title to or a first priority perfected security interest in the equipment; the equipment and the end-user contract are free and clear of all liens, claims or encumbrances; the equipment or the software has been irrevocably accepted by the end-user and will perform as warranted to the end-user; and the assigned end-user contract was duly authorized and signed by the end-user;

              2. Remedies in the event of a misrepresentation or breach of a warranty or covenant by the Vendor regarding an assigned end-user contract, which usually require the Vendor to repurchase the affected end-user contract for the Originator's investment balance in the end-user contract plus costs incurred by the Originator in breaking any underlying funding arrangement (which may or may not be calculated in accordance with a specified formula);

              3. In the case of end-user contracts covering equipment, remarketing support from the Vendor in the event of an end-user default and subsequent repossession or return of the equipment under the end-user contract (to assist the Originator in realizing proceeds from the equipment assigned as collateral security to support the obligations of the end-user under the end-user contract); and

              4. The right of the Originator to further assign its interests in assigned end-user contracts, all payments thereunder and any related interest in equipment.

         The Originator may delegate to the Vendor (or, in certain limited circumstances, a sub-servicer acceptable to the Originator) pursuant to the Vendor finance program agreement, ongoing administrative duties relating to servicing, processing of collections and actual substantive collection remedies.

         In addition to the foregoing, a Vendor finance program agreement may include recourse against the Vendor with respect to end-user defaults under certain identified end-user contracts, either (i) by specifying that the assignment of the end-user contract from the Vendor to the Originator is with full recourse against the Vendor, (ii) by specifying that the Vendor will absorb a limited fixed dollar or percentage amount of "first losses" on the contract, or (iii) by inclusion of the end-user contract in an "ultimate net loss pool" created under the Vendor finance program. In the event of an end-user default under an end-user contract which was assigned by the Vendor to the Originator subject to the ultimate net loss pool, the Originator may draw against the ultimate net loss pool up to the amount of the Originator's remaining unpaid investment balance in the defaulted end-user contract, but not in excess of the ultimate net loss pool balance then available. Drawings may also be made against the ultimate net loss pool with respect to end-user contracts that are not included in the pool of contracts and, accordingly, there can be no assurance that any amounts contributed by a Vendor to the ultimate net loss pool will be available in the event of an end-user default under a end-user contract included in the pool of contracts.

         The manner in which end-user contracts are assigned to the Originator by the Vendors differs under each Vendor finance program, depending upon the nature of the financed equipment by such contracts, the form of the end-user contract, the accounting treatment sought by the Vendor and the end-user, and certain tax considerations.

         For example, the Originator might either accept a Vendor Loan and collateral assignment of the end-user contract and the security interest in the related equipment from the Vendor, or accept a full assignment of such end-user contract and collateral assignment of related equipment from the Vendor, which collateral assignment secures the end-user's obligations under the end-user contract. The Originator also may receive, from a Vendor with respect to software, a full assignment of leases, installment payment programs, installment payment supplements to license programs, and other types of financing programs used in financing software license payments and related support and consulting services.

          It is also expected that some portion of the end-user contracts included in the pool of contracts, especially in the case of conditional sale programs, will consist of end-user contracts originated by Vendors and assigned to the Originator pursuant to assignment programs from time to time with Vendors, each of which relates to an individual end-user contract, rather than pursuant to a Vendor finance program. Each Vendor assignment of a contract or contracts will either be made with or without recourse against the Vendor for end-user defaults and will generally contain many, if not all, of the representations, warranties and covenants typically contained in Vendor finance program agreements, as well as a Vendor repurchase requirement in the event of a breach by the Vendor of such representations, warranties or covenants. Such Vendor assignments may or may not provide for any Vendor remarketing support in the event of an end-user default.

Contract Files

         The applicable Originator will indicate in its books and records, including the appropriate computer files relating to the contracts, that the contracts have been transferred to the Trust for the benefit of the holders of the Notes and Certificates, and will stamp, or permit the Servicer to stamp, the documents relating to such contracts or otherwise mark such contracts with a legend to the effect that such contracts have been transferred to the Trust for the benefit of the holders of the Notes and Certificates. The Originators will also deliver to the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of all contracts with respect to which have been transferred to the Trust, identified by account number and by the Discounted Contract Balance as of the applicable cutoff date.

How Collections on the Contracts are Treated

         All collections received with respect to the contracts will be allocated as described herein. See "Description of the Notes and Indenture -- Allocations". Prepayments will be treated as though they were received on the last day of the collection period in which they are actually received for purposes of calculating amounts available for distribution to you. Payments of principal on the contracts made in advance of their due date will be treated as though they were received on the last day of the collection period in which such principal payments were actually received.


                      PREPAYMENT AND YIELD CONSIDERATIONS

         The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying contracts. The payments on such contracts may be in the form of payments scheduled to be made under the terms of the contracts, prepayments or liquidations due to default, casualty and other events which cannot be specified at present. Any such payments may result in distributions to you of amounts which would otherwise have been distributed over the remaining term of the contracts. Each prepayment on a contract, if such contract is not replaced by the Trust with a comparable Additional Contract as described herein (see "The Sale and Servicing Agreement"), will shorten the weighted average remaining term of the contracts and the weighted average life of the Notes.

         In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of principal payments with respect to any class of Notes may also be affected by any repurchase by the Trust Depositor of contracts pursuant to the Sale and Servicing Agreement as a result of (i) a breach of representation or warranty as to such contracts (such contracts having been identified as contracts which are not eligible to be Trust assets or Excess Contracts), such contracts becoming defaulted contracts or materially modified contracts or (ii) the exercise by the Trust Depositor of its repurchase option when the aggregate Discounted Contract Balance of the contracts is less than 10% of the aggregate Discounted Contract Balance of the contracts as of January 1, 1999, the initial cutoff date. Further, the Servicer may permit the obligor under a contract to make an optional prepayment in an amount which is less than the amount sufficient to repay the portion of such contract (together with accrued interest thereon) so long as the Trust is indemnified for any such insufficiency by the Vendor or the Originator. In the case of contracts which must be removed from the Trust assets due to their failure to have the characteristics set forth in the Sale and Servicing Agreement or which are Excess Contracts, such rate of prepayment would also be influenced by the Trust Depositor's decision not to repurchase such contracts and instead, to accept Substitute Contracts (see "The Sale and Servicing Agreement -- Substitute Contracts and Additional Contracts"). In the event of a repurchase, the repurchase price will decrease the aggregate Discounted Contract Balance of the contracts, leading to a principal repayment and causing the corresponding weighted average life of the Notes to decrease. See "Risk Factors -- Maturity and Prepayment Considerations."

         A higher than anticipated rate of prepayment will reduce the aggregate Discounted Contract Balance of the contracts more quickly than expected and thereby result in an increase in the rate at which principal is paid to you and reduce the aggregate interest payments you may have expected to receive on the Notes.

         The effective yield to holders of the Notes will depend upon, among other things, the amount of and rate at which principal is paid to you. Any reinvestment risks resulting from a faster or slower incidence of prepayment of contracts will be borne entirely by you. Such reinvestment risks include the risk that interest rates may be lower at the time you receive payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time. Your after-tax yield may be affected by lags between the time interest income accrues to you and the time the related interest income is received by you.

         The following chart sets forth the percentage of the initial principal amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes which would be outstanding on the distribution dates set forth below assuming a conditional payment rate of 0.00%, 6.00%, 12.00% 17.00% and 24.00%, respectively. Such information is hypothetical and is set forth for illustrative purposes only. The conditional payment rate assumes that a fraction of the outstanding contracts is prepaid on each distribution date, which implies that each contract in the pool of contracts is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the conditional payment rate for the contracts. The conditional payment rate measures prepayments based on the outstanding Discounted Contract Balances of the contracts, after the payment of all payments scheduled to be made under the terms of the contracts during each collection period. Each collection period begins on the second day of a calendar month and ends on and includes the first day of the immediately following calendar month. The conditional payment rate further assumes that all contracts are the same size and amortize at the same rate and that each contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly contract payments as of January 1, 1999, assumes that the Trust Depositor does not exercise its option to cause a redemption of the Notes when the aggregate Discounted Contract Balance of the contracts is less than 10% of the aggregate Discounted Contract Balance of the contracts as of January 1, 1999 (the initial cutoff date), and assumes the closing date for the sale of the contracts to the Trust is [ ], 1999.

                               PERCENTAGE OF THE
                      INITIAL CLASS A-1 PRINCIPAL AMOUNT,
                     INITIAL  CLASS A-2 PRINCIPAL AMOUNT,
                      INITIAL CLASS A-3 PRINCIPAL AMOUNT,
                    INITIAL CLASS A-4 PRINCIPAL AMOUNT AND
                       INITIAL CLASS B PRINCIPAL AMOUNT
                         AT THE RESPECTIVE CONDITIONAL
                         PAYMENT RATE SET FORTH BELOW

                        0.00% CONDITIONAL PAYMENT RATE

  Distribution Date         Class A-1           Class A-2          Class A-3           Class A-4           Class B
[Closing Date]                   100.00%             100.00%            100.00%             100.00%             100.00%
March 15, 1999
April 15, 1999
May 15, 1999
June 15, 1999
July 15, 1999
August 15, 1999
September 15, 1999
October 15, 1999
November 15, 1999
December 15, 1999
January 15, 2000
February 15, 2000
March 15, 2000
April 15, 2000
May 15, 2000
June 15, 2000
July 15, 2000
August 15, 2000
September 15, 2000
October 15, 2000
November 15, 2000
December 15, 2000
January 15, 2001
February 15, 2001
March 15, 2001
April 15, 2001
May 15, 2001
June 15, 2001
July 15, 2001
August 15, 2001
September 15, 2001
October 15, 2001
November 15, 2001
December 15, 2001
January 15, 2002
February 15, 2002
March 15, 2002
April 15, 2002
May 15, 2002
June 15, 2002
July 15, 2002
August 15, 2002
September 15, 2002
October 15, 2002
November 15, 2002
December 15, 2002
January 15, 2003
February 15, 2003
March 15, 2003
April 15, 2003
May 15, 2003
June 15, 2003
July 15, 2003
August 15, 2003
September 15, 2003
October 15, 2003

  Distribution Date         Class A-1           Class A-2          Class A-3           Class A-4           Class B
November 15, 2003
December 15, 2003
January 15, 2004
February 15, 2004
March 15, 2004
April 15, 2004
May 15,  2004

Weighted Average Life

                        6.00% CONDITIONAL PAYMENT RATE

  Distribution Date         Class A-1           Class A-2          Class A-3           Class A-4           Class B
[Closing Date]                   100.00%             100.00%            100.00%             100.00%             100.00%
March 15, 1999
April 15, 1999
May 15, 1999
June 15, 1999
July 15, 1999
August 15, 1999
September 15, 1999
October 15, 1999
November 15, 1999
December 15, 1999
January 15, 2000
February 15, 2000
March 15, 2000
April 15, 2000
May 15, 2000
June 15, 2000
July 15, 2000
August 15, 2000
September 15, 2000
October 15, 2000
November 15, 2000
December 15, 2000
January 15, 2001
February 15, 2001
March 15, 2001
April 15, 2001
May 15, 2001
June 15, 2001
July 15, 2001
August 15, 2001
September 15, 2001
October 15, 2001
November 15, 2001
December 15, 2001
January 15, 2002
February 15, 2002
March 15, 2002
April 15, 2002
May 15, 2002
June 15, 2002
July 15, 2002
August 15, 2002
September 15, 2002
October 15, 2002
November 15, 2002
December 15, 2002
January 15, 2003
February 15, 2003
March 15, 2003
April 15, 2003
May 15, 2003
June 15, 2003
July 15, 2003
August 15, 2003
September 15, 2003
October 15, 2003
November 15, 2003
December 15, 2003
January 15, 2004
February 15, 2004
March 15, 2004
April 15, 2004
May 15,  2004

Weighted Average

                         12% CONDITIONAL PAYMENT RATE

  Distribution Date         Class A-1           Class A-2          Class A-3           Class A-4           Class B
[Closing Date]                   100.00%             100.00%            100.00%             100.00%             100.00%
March 15, 1999
April 15, 1999
May 15, 1999
June 15, 1999
July 15, 1999
August 15, 1999
September 15, 1999
October 15, 1999
November 15, 1999
December 15, 1999
January 15, 2000
February 15, 2000
March 15, 2000
April 15, 2000
May 15, 2000
June 15, 2000
July 15, 2000
August 15, 2000
September 15, 2000
October 15, 2000
November 15, 2000
December 15, 2000
January 15, 2001
February 15, 2001
March 15, 2001
April 15, 2001
May 15, 2001
June 15, 2001
July 15, 2001
August 15, 2001
September 15, 2001
October 15, 2001
November 15, 2001
December 15, 2001
January 15, 2002
February 15, 2002
March 15, 2002
April 15, 2002
May 15, 2002
June 15, 2002
July 15, 2002
August 15, 2002
September 15, 2002
October 15, 2002
November 15, 2002
December 15, 2002
January 15, 2003
February 15, 2003
March 15, 2003
April 15, 2003
May 15, 2003
June 15, 2003
July 15, 2003
August 15, 2003
September 15, 2003
October 15, 2003
November 15, 2003
December 15, 2003
January 15, 2004
February 15, 2004
March 15, 2004
April 15, 2004
May 15,  2004

Weighted Average

                         17% CONDITIONAL PAYMENT RATE

  Distribution Date         Class A-1           Class A-2          Class A-3           Class A-4           Class B
[Closing Date]                   100.00%             100.00%            100.00%             100.00%             100.00%
March 15, 1999
April 15, 1999
May 15, 1999
June 15, 1999
July 15, 1999
August 15, 1999
September 15, 1999
October 15, 1999
November 15, 1999
December 15, 1999
January 15, 2000
February 15, 2000
March 15, 2000
April 15, 2000
May 15, 2000
June 15, 2000
July 15, 2000
August 15, 2000
September 15, 2000
October 15, 2000
November 15, 2000
December 15, 2000
January 15, 2001
February 15, 2001
March 15, 2001
April 15, 2001
May 15, 2001
June 15, 2001
July 15, 2001
August 15, 2001
September 15, 2001
October 15, 2001
November 15, 2001
December 15, 2001
January 15, 2002
February 15, 2002
March 15, 2002
April 15, 2002
May 15, 2002
June 15, 2002
July 15, 2002
August 15, 2002
September 15, 2002
October 15, 2002
November 15, 2002
December 15, 2002
January 15, 2003
February 15, 2003
March 15, 2003
April 15, 2003
May 15, 2003
June 15, 2003
July 15, 2003
August 15, 2003
September 15, 2003
October 15, 2003
November 15, 2003
December 15, 2003
January 15, 2004
February 15, 2004
March 15, 2004
April 15, 2004
May 15,  2004

Weighted Average

[CAPTION]

                         24% CONDITIONAL PAYMENT RATE

  Distribution Date         Class A-1           Class A-2          Class A-3           Class A-4           Class B
[Closing Date]                   100.00%             100.00%            100.00%             100.00%             100.00%
March 15, 1999
April 15, 1999
May 15, 1999
June 15, 1999
July 15, 1999
August 15, 1999
September 15, 1999
October 15, 1999
November 15, 1999
December 15, 1999
January 15, 2000
February 15, 2000
March 15, 2000
April 15, 2000
May 15, 2000
June 15, 2000
July 15, 1999
August 15, 2000
September 15, 2000
October 15, 2000
November 15, 2000
December 15, 2000
January 15, 2001
February 15, 2001
March 15, 2001
April 15, 2001
May 15, 2001
June 15, 2001
July 15, 2001
August 15, 2001
September 15, 2001
October 15, 2001
November 15, 2001
December 15, 2001
January 15, 2002
February 15, 2002
March 15, 2002
April 15, 2002
May 15, 2002
June 15, 2002
July 15, 2002
August 15, 2002
September 15, 2002
October 15, 2002
November 15, 2002
December 15, 2002
January 15, 2003
February 15, 2003
March 15, 2003
April 15, 2003
May 15, 2003
June 15, 2003
July 15, 2003
August 15, 2003
September 15, 2003
October 15, 2003
November 15, 2003
December 15, 2003
January 15, 2004
February 15, 2004
March 15, 2004
April 15, 2004
May 15,  2004

Weighted Average

                         WEIGHTED AVERAGE LIFE (YEARS)

         If the Trust Depositor exercises its option to cause a redemption of the Notes when the aggregate Discounted Contract Balance of the contracts is less than 10% of the aggregate Discounted Contract Balance of the contracts as of January 1, 1999 (the initial cutoff date), the average life of the each class of Notes would be as follows:


                       Weighted Average      Weighted Average      Weighted Average     Weighted Average     Weighted Average
                        Life Assuming          Life Assuming        Life Assuming        Life Assuming         Life Assuming
      Class            0.00% Conditional     6.00% Conditional     12% Conditional      17% Conditional       24% Conditional
                        Payment Rate          Payment Rate          Payment Rate         Payment Rate         Payment Rate
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes
Class C Notes
Class D Notes

         The weighted average life of a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note, Class B Note, Class C Note or Class D Note is determined by

         (a) multiplying the amount of cash distributions in reduction of the outstanding principal amount of such class of Notes, by the number of years from the closing date of the sale of the contracts to the Trust to the respective Note payment date on which such class of Notes is repaid in full,
         (b)   adding the results, and
         (c) dividing the sum by the initial principal amount of such class of Notes.

           HELLER FINANCIAL, INC. AND HELLER FINANCIAL LEASING, INC.

General

         Heller Financial is a Delaware corporation formed in 1919 and is engaged in various aspects of the commercial finance business. Heller Financial and its consolidated subsidiaries employ approximately 2,500 people; its executive offices are located at 500 West Monroe Street, Chicago, Illinois 60661 (telephone: (312) 441-7000). In May 1998, Heller Financial issued 38,525,000 shares of Class A Common Stock in an initial public offering. Fuji American Holdings, a wholly owned subsidiary of The Fuji Bank, Limited, owns 79% of the voting interest and 56% of the economic interest in Heller Financial's issued and outstanding common stock. All of the outstanding common stock of the Heller Financial Leasing, Inc. is owned by Heller Financial. Heller Financial Leasing, Inc. is a non-operating subsidiary which through the Commercial Equipment Finance and the Global Vendor Finance business units (both as described below) originates contracts.

         Heller Financial is a leading diversified commercial financial services company which provides a broad array of financial products and services to mid-sized and small businesses in the United States and selected international markets. Heller financial provides its products and services principally through two business segments namely, Domestic Commercial Finance and International Corporate Finance. The Domestic Commercial Finance segment is made up of five business units: (i) Heller Corporate Finance, which provides collateralized cash flow and asset based lending, (ii) Heller Real Estate Financial Services, which provides secured real estate financing, (iii) Heller Leasing Services, which provides debt and lease financing of small and large ticket equipment and commercial aircraft, (iv) Heller Small Business Finance, which provides financing to small businesses, primarily under U.S. Small Business Administration loan programs, (v) Heller Commercial Services, which provides factoring and receivables management services. Heller Financial's International Factoring and Asset Based Finance segment provides factoring services and loans secured primarily by receivables, inventory and equipment through its wholly-owned subsidiaries and joint ventures. Heller Financial Leasing, Inc. is made up of three distinct units: Global Vendor Finance, Commercial Equipment Finance and Capital Finance.

         Heller Financial primarly serves the middle-market businesses. The middle-market segment served includes entities primarily in the manufacturing and service sectors with annual sales in the range of $15 million to $200 million and in the real estate sector with property values generally in the range of $5 million to $40 million.

                                                       As of December 31,

                                        1998                   1997                  1996
                                                         (in billions)
Total Assets                                                  $12.9                  $9.9

Total Liabilities                                             $11.1                  $8.4

Total Shareholder's Equity                                     $1.7                  $1.5

                                                For the fiscal year ended December 31,

                                        1998                   1997                  1996
                                                          (in millions)
Total Revenues                                                 $754                  $533

Net Income                                                     $158                  $133

         Heller Financial and Heller Financial Leasing, Inc. originated the contracts under two separate operating units: Commercial Equipment Finance and Global Vendor Finance. Originations from either Commercial Equipment Finance or Global Vendor Finance must meet Heller Financial's Credit Risk Management System as hereinafter described.

Credit Risk Management System

         Heller Financial's Credit Risk Management System provides credit functions within the Originators' origination groups (including Commercial Equipment Finance and Global Vendor Finance) as well as credit oversight at Heller

Financial's corporate level. The system provides established, consistent and documented credit policies at both the corporate and group level. The first line of credit risk management is the origination groups where substantially all originations, due diligence and primary credit analysis a re performed. Credit determinations are separate from origination and are staffed with experienced credit and portfolio officers in the origination groups.

         Oversight over the credit process at Heller Financial's corporate level is headed by Heller Financial's Chief Credit Officer. The Chief Credit Officer is responsible for ensuring that the credit risk management system is appropriately implemented. Heller Financial's Chief Credit Officer approves all new transactions and modifications that exceed origination group authority. Additionally, Heller Financial's Credit Committee approves new lending programs and performs ongoing reviews of existing lending programs and strategies as well as identifies strategic credit issues (including review of the portfolio mix) and the credit policies and procedures throughout Heller Financial.

         The Credit Risk Management System emphasizes active portfolio management in an effort to ensure:

         *   individual accounts are appropriately managed;

         *   portfolio reporting to management is accurate and timely; and

         * problem accounts are identified and reported on a timely basis to ensure prompt corrective action.

         Each origination group has portfolio practices which enhance early identification of account issues through account performance analysis, risk rating systems and regular group portfolio reviews. Management of risk accounts is transferred to corporate workout specialists where appropriate. Quarterly or semi-annual portfolio reviews are held with the Chief Executive Officer and Chief Credit Officer. Heller Financial's Internal Audit Department performs extensive loan reviews on an independent basis to ensure (1) compliance with group and corporate credit policies and procedures, (2) the integrity of the risk ratings, (3) the effectiveness of problem loan identification, and (4) the adequacy of loan loss reserves.

         As Servicer, Heller Financial will continue to apply its Credit Risk Management System to the management of the contracts that have been sold to the Trust.

Global Vendor Finance

         General Description. Global Vendor Finance was formed in 1998 by the combination of the existing Vendor Finance unit and U.S. assets of the Dealer Products Group of Dana Commercial Credit Corporation and the stock of Dealer Products Group's international subsidiaries which were acquired by Heller Financial on November 30, 1998. Global Vendor Finance provides customized sales financing programs that enable vendors and manufacturers in commercial, industrial, medical, information and technology markets to offer financing and leasing options to their customers. These programs are generally made with partial, or in some cases, full recourse from the vendor. This unit also provides a wide range of financing options to independent leasing companies, including term financing, residual financing and private securitization structures. The Global Vendor Finance portfolio is well diversified with an average transaction size of $350,000 excluding newly acquired Dealer Products Group which has an average transaction size of $10,000. In 1998, Global Vendor Finance generated approximately $792 million in new business volume.

      Global Vendor Finance's Credit Analysis. The primary factors used by Global Vendor Finance in its credit analysis are the following (in order of importance): (i) Vendor support and the Originator's reliance on such support,
(ii) the credit strength of the underlying end-user of the equipment or software, and (iii) the value of the equipment.

      The credit analysis involves finding an appropriate balance between these factors.

      The following discipline is applied to all Global Vendor Finance originations:

      * a complete underwriting is required for each new Vendor finance program evaluating financial information, equipment value, quality of obligor customer base, review of relevant industry data and the value of recourse,

      * tiered credit approval authorities have been implemented for each Vendor program and the transactions originated under such programs,

      * a comprehensive credit policies and procedures manual is maintained to ensure consistent compliance with the Originator's credit standards,

      * an independent internal audit function exists within Global Vendor Finance to conduct due diligence on new client relationships and which conducts ongoing audits of the client relationship,

 .     financial performance of each Vendor is periodically reviewed,

 .     Global Vendor Finance's portfolio is reviewed semiannually with the
      Originator's Chief Executive Officer and Chief Credit Officer, and

 .     there is an independent internal audit function.

     Collection Process/Vendor Recourse. The Vendor finance programs generally provide for some form of credit support or recourse to the Vendor. Vendor recourse ranges from limited remarketing assistance to full recourse programs. Vendor credit support includes direct recourse, holdbacks, funded reserves, remarketing agreements as well as representations and warranties provided in the contract documentation. Direct Vendor recourse may be provided with respect to a "pool" of numerous underlying transactions or on an individual, transaction-by-transaction basis. In certain circumstances the Vendor and/or another leasing company originates, documents and performs servicing while in other circumstances the Originators originate, document and perform servicing with respect to the contracts. The Vendor may generate documents and the bills as well as collect payments from the end-user and remit payment to the Servicer. In such instances the Servicer's involvement is transparent to the end-user and is motivated by a variety of Vendor marketing considerations. In other situations, the Vendor simply originates the contract and the Servicer performs the servicing with respect to such contract. In general, the servicing function of the Vendor is an important factor in the pricing characteristics for the respective Vendor finance program. A write-down or write-off of a loan or lease receivable is governed by Heller Financial policy, with the amount of the write-off or write-down based on the principal amount outstanding; plus unpaid service charges which have not been suspended; less the fair market value of collateral or the amount of dealer/vendor recourse. Accounts are reviewed and appropriate write-offs made when an obligor is past due or when an obligor is in bankruptcy.

      In those situations in which the Vendor is providing a substantial portion of the servicing functions, the Servicer undertakes extensive due diligence with respect to the Vendor's internal operating procedures with additional emphasis on billing, collection, reporting and remittance. The due diligence analysis will take on various levels of scrutiny depending on the degree of servicing handled by the Vendor, the Vendor's credit strength, the volume generated by the Vendor, and the history and relationship with the Vendor.

Commercial Equipment Finance

      General Description. Commercial Equipment Finance offers expansion, replacement and modernization equipment financing directly to a broad range of industries where the financing is primarily collateralized by the financed equipment. In addition to direct origination, Commercial Equipment Finance generates business through traditional broker and intermediary channels. The portfolio is well diversified with financings that generally range from $500,000 to $15 million. As of December 31, 1997 the average transaction size was approximately $4 million. New business volume in 1998 was approximately $600 million representing a 11% increase over 1997.

      Commercial Equipment Finance Credit Analysis. Commercial Equipment Finance's approach to lending concentrates on three critical factors:

 .     cash flow of the obligor (i.e. evaluate the quality of the underlying obligor's cash flow by analyzing the related industry dynamics, such obligor's competitive strengths and weaknesses, the role of external factors in such obligor's business as well as the financial profile of the obligor),

 .     the importance/value of the equipment to the obligor's overall operations
      (i.e. in a downside/workout scenario, the more important/valuable the equipment, the more likely it is that the Originator will be paid), and

 .     the Originator's position in the overall capital structure of the obligor
      (i.e. the smaller the role that Commercial Equipment Finance plays in a company's overall capital structure, the more likely it is that the Originator will be paid in a negative economic environment).

      Notwithstanding the type of program or related credit analysis, the following discipline is applied to all Commercial Equipment Finance originations:

 .     the Commercial Equipment Finance credit approval process requires complete financial due diligence, collateral review, management/strategy evaluation, review of all industry relevant data as well as review of all legal aspects of the credit,

 .     reliance on the Commercial Equipment Finance Policy Manual,

 .     approval authority tiered to provide prompt responses to the customer at lower exposure levels and ensure divisional involvement at higher exposure levels; (i.e. for all regional office origination, approval by both the region manager and the area region credit manager is required),

 .     quarterly/annual financial reviews of each account are prepared by
      Commercial Equipment Finance credit staff,

 .     quarterly reviews of the portfolio are conducted with the Chief Executive
      Officer and Chief Credit Officer of the Originator,

 .     monthly distribution of key reports (delinquency, flash reports, risk ratings changes, etc.) to the Originator's senior management (this helps ensure prompt communication of material credit issues), and

 .     industry and geographic diversity is maintained with respect to Commercial
      Equipment Finance's originations.


      Collection/Servicing. A delinquency report for each region must be prepared by a region credit manager on a monthly basis. Heller Financial's key to successful resolution of a problem contract is early recognition. Each region is responsible for detecting signs of potential problem contracts through proactive portfolio management, including review of delinquency reports, the financial statement and covenant compliance checklist for each account, account risk rating memos, flash reports, annual reviews, and the quarterly portfolio reviews held in Chicago. Within ten business days of the point in time at which an account is both 60 days past due or delinquent and is put on a "watch list", an in-person collateral inspection must be performed. If an in-person inspection is impractical, an updated Uniform Commercial Code search must be performed within the same ten day period.

      Commercial Equipment Finance transactions are required to contain a provision for assessing late charges in the event that an obligor fails to make a payment on the contract on the related due date. The charge is generally between 1% and 5% of the amount due and is incurred within one to fifteen days after the due date depending upon the documentation (at times calculated on a per diem basis). An account is delinquent when a payment is not made according to contract terms. A write-down or write-off of a loan or lease receivable is governed by Heller Financial policy, with the amount of the write-off or write-down based on the principal amount outstanding; plus unpaid service charges which have not been suspended; less the fair market value of collateral or the amount of dealer/vendor recourse. Accounts are reviewed and appropriate write-offs made when an obligor is past due or when an obligor is in bankruptcy.

      All obligors are required by the terms of the contracts to maintain the equipment and install the equipment at a place of business approved by Commercial Equipment Finance personnel. Delivery, transportation, repairs and maintenance are obligations of obligors, and obligors are required to carry, at their own expense, liability and replacement cost insurance under terms acceptable to Commercial Equipment Finance. Any lease payment defaults permit Commercial Equipment Finance to declare immediately due and payable all remaining lease payments. At the end of a lease term, lessees must return the leased equipment to the Originator in good working order unless the lease is renewed or the leased equipment is purchased by the obligor.

Legal Proceedings

      Heller Financial is not subject to any legal proceedings that could have a material adverse impact on its operations or its consolidated financial condition
                                   THE TRUST

      The Trust will be organized as a business trust to be formed in accordance with the laws of the State of Delaware pursuant to the Trust Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, we will have had no assets or obligations and no operating history. Upon formation, we will not engage in any business activity other than (a) acquiring , managing and holding the contracts and related interests described herein, (b) issuing the Notes and Certificates, (c) making distributions and payments thereon and (d) engaging in those activities, including entering into agreements, that are necessary, suit able or convenient to accomplish the foregoing or are incidental thereto or connected therewith. As a consequence, we do not expect to have any source of capital resources other than the assets transferred to the Trust pursuant to the Sale and Servicing Agreement. As of the date of this prospectus, neither the Trust Depositor nor the Trust is subject to any legal proceedings.

      The following table illustrates the capitalization of the Trust as of January 1, 1999 as if the issuance and sale of the Notes had taken place on January 1, 1999:

      Class A-1 Receivable-Backed Notes.....................$

      Class A-2 Receivable-Backed Notes....................._________

      Class A-3 Receivable-Backed Notes................................
                                                                        -----
      Class A-4 Receivable-Backed Notes................................
      Class B Receivable-Backed Notes..................................
      Class C Receivable-Backed Notes..................................
      Class D Receivable-Backed Notes..................................
                                                                        -----
            Total......................................................$

                              THE TRUST DEPOSITOR

               The Trust Depositor is a wholly-owned bankruptcy-remote subsidiary of Heller Financial, formed solely for the purpose of acquiring from the Originators contracts as well as certain other financial assets from time to time and either issuing debt securities secured by identifiable fixed or revolving pools of such assets, or conveying or depositing the same into trusts or other securitization vehicles. As a bankruptcy-remote entity, the Trust Depositors' operations will be restricted so that (a) it does not engage in business with, or incur liabilities to, any other entity (other than the Indenture Trustee on your behalf and the trustees or collateral agents on behalf of other securityholders under indentures, security agreements, pooling agreements or similar agreements or undertakings which provide for essentially nonrecourse, asset-backed financings) which may bring bankruptcy proceedings against the Trust Depositor and (b) the risk that it will be consolidated into the bankruptcy proceedings of any other entity is diminished.

               The Trust Depositor will have no other assets available to pay amounts owing under the Indenture except the Trust's assets, including the Contracts and the security interests in the equipment, the proceeds thereof and the amounts on deposit in the Collection Account. The Trust Depositor's address is 500 West Monroe Street, Chicago, Illinois 60661, and its phone number is
(312) 441-7246.

               Within [ ] of the closing of the sale of the contracts to the Trust, Heller Funding Corporation II will be liquidated ed and all of its assets and liabilities, including without limitation its obligations as Trust Depositor under the agreement forming the Trust and the Sale and Servicing Agreement will be assumed by its successor, Heller Funding Corporation. When we refer to the Trust Depositor in this prospectus we are referring to Heller Funding Corporation II prior to the closing and Heller Funding Corporation as the successor to Heller Funding Corporation II after the closing.


                    DESCRIPTION OF THE NOTES AND INDENTURE

      The statements under this caption describe all of the material terms of the Notes and Indenture, dated as of March 1, 1999, between the Trust and the Indenture Trustee. However, such statements are summaries. For a more detailed description of the terms of the Notes, you should read the Sale and Servicing Agreement and the Indenture, the forms of which have been filed as exhibits to the registration statement of which this prospectus is a part.

General

      The offered Notes will consist of five classes, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, and the Class B Notes. The Class C Notes and Class D Notes are not being offered and sold pursuant to this prospectus. The Notes will be issued pursuant to the Indenture between the Trust and the Indenture Trustee.

      The Notes will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes will initially be represented by one or more certificates registered in the name of the nominee of The Depository Trust Company, except as set forth below. Payments on the Notes will be made as described herein to the Noteholders in whose names the Notes were registered at the close of business on the last day of the month preceding the month in which such payments will be made. However, the final payment on the Notes offered hereby will be made only upon presentation and surrender of such Notes. All payments with respect to the principal of and interest on the Notes will be made in immediately available funds. See "Description of the Notes and Indenture--Book-Entry Registration".


      The Indenture Trustee will be granted a first priority lien on the Trust's assets to secure the Notes; provided, that distribution ions on the Notes (and each class thereof) will be allocated as provided herein. The Notes are nonrecourse obligations of the Trust only and do not represent interests in or obligations of the Originators, the Servicer or the Trust Depositor, or any affiliate thereof.

Interest and Principal

      Interest on the Notes will be payable on the 15th day of each calendar month (or if that day is not a business day, the next business day), beginning on [ ], 1999 until the Notes have been paid in full or have matured. Interest on the offered Notes will be paid at the respective rates specified on the cover of this prospectus. Interest on each class of Notes will accrue at the interest rate specified for such class, for the period from and including the most recent date on which interest has been paid (or, in the case of the initial interest payment date, from and including the closing date for the initial transfer of the Contracts to the Trust) to but excluding the following interest and principal payment date. The interest will accrue on the outstanding principal amount of the Notes as of the first day of such period.

      The stated maturity dates of the offered Notes are specified on the cover of this prospectus. The Class C Notes will have a stated maturity date of [ ] and the Class D Notes will have a stated maturity date of [ ]. However, if all payments on the contracts are made as scheduled, final payment with respect to the Notes would occur prior to stated maturity. Prior to the respective stated maturity dates, amounts to be applied in reduction of the outstanding principal amount of any Note, including the payment of the Class A Principal Payment Amount, Class B Principal Payment Amount, Class C Principal Payment Amount or Class D Principal Payment Amount payable on any interest and principal payment date, will not be due and payable, although the failure of the Trust Depositor or Servicer to remit any amounts available for payment on the Notes will, after the applicable grace period, constitute an event of default under the Indenture. See "Description of the Notes and Indenture--Events of Default".

      We will pay interest and principal on the Notes on an interest and principal payment date using amounts representing primarily collections of payments due under the contracts and certain amounts received upon prepayment or purchase of the contracts or liquidation of the contracts and disposition of the related equipment upon defaults thereunder, but only after we use such amounts to repay Servicer advances (see "The Sale and Servicing Agreement--Collection and Other Servicing Procedures"), the Servicer's monthly servicing fee. See "Amounts Available for Payments on the Notes".

Amounts Available for Payments on the Notes

      As of any interest and principal payment date which shall be the 15th day of each calendar month, the amounts available for payment of interest and/or principal consist of:

 .     all amounts on deposit in the Collection Account as of the third business day immediately preceding such payment date on account of scheduled payments due on or before, and prepayments received on or before, the preceding collection period (other than Excluded Amounts);

 .     recoveries on account of previously defaulted contracts received during the preceding collection period (including proceeds of repossessed equipment or other security or other property, insurance proceeds, amounts representing late fees and penalties and amounts subsequently received pursuant to agreement with a Vendor, net of collection and liquidation expenses);

 .     amounts held from time to time in the Collection Account, together with investment earnings credited to the Collection Account;

 .     late charges relating to a contract (provided such late charges were included in the contract's terms as of the applicable cutoff date) received during the preceding collection period; and
 .     proceeds of any of the foregoing.

      Each collection period for purposes of determining the amounts available for distribution on the Notes is a monthly period that begins on the second day of each calendar month and ends on and includes the first day of the next following calendar month.

      Amounts available for distribution to the Noteholders will not include any amounts (such as residual economic interests in equipment subject to "true leases") payable on an account of the equipment which exceeds the sum of the scheduled payments and late charges (as described above) payable under the related contract.

      Prepayments on the contracts which are treated as available amounts are:

 .     optional prepayments which are partial and full prepayments (including any scheduled payment (or portion thereof) which the Servicer has received, and expressly permitted the related obligor to make, in advance of its scheduled due date);

 .     any and all cash proceeds or rents realized from the sale, lease, re-lease or re-financing of equipment under a contract which has been terminated or paid in full prior to its maturity date or (net of liquidation expenses);

 .     payments upon the liquidation of defaulted contracts;

 .     payments upon repurchases by the applicable Originator through the Trust
      Depositor as a result of the breach of certain representations and warranties or covenants in the Sale and Servicing Agreement; and

 .     payments upon an optional termination of the Trust.

Allocations

      Prior to an Event of Default. On the third business day prior to each date on which interest and principal on the Notes is to be paid, prior to the occurrence of an event of default under the Indenture (see"--Events of Default"), the Servicer shall instruct the Indenture Trustee to withdraw, and on the payment date the Indenture Trustee shall withdraw, from the Collection Account the amounts needed to make the following payments. See "-- Amounts Available for Payment on the Notes." The payments listed below will be made only to the extent there are sufficient amounts available on such payment date. We will make payments on the 15th day of each calendar month (or if such day is not a business day, the next business day) in the following order of priority:

      FIRST, to the Servicer, reimbursement for the amount of any scheduled payments on the contracts which were not received when due and which the Servicer advanced for deposit in the Collection Account;

      SECOND, to the Servicer, its monthly servicing fee for the preceding monthly period together with any amounts in respect of the Servicer's fee that were due in respect of prior monthly periods that remain unpaid;

      THIRD, to the holders of the Notes, the amounts specified in the following table and in the order set forth in the following table:

------------------------------------------------------------------------------------------------------------------------------------
    Class of Note
  Receiving Payment                                            Amount to be Paid
------------------------------------------------------------------------------------------------------------------------------------
A-1, A-2, A-3 and         Interest accrued on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4
       A-4                Notes at their respective interest rates for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date.
------------------------------------------------------------------------------------------------------------------------------------
B                         Interest accrued on the Class B Notes at the Class B Note interest rate for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date.
------------------------------------------------------------------------------------------------------------------------------------
C                         Interest accrued on the Class C Notes at the Class C Note interest rate for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date.
------------------------------------------------------------------------------------------------------------------------------------
D                         Interest accrued on the Class D Notes at the Class D Note interest rate for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date.
------------------------------------------------------------------------------------------------------------------------------------
A-1                       The Class A Principal Payment Amount, until the outstanding principal of the Class A-1
                          Notes is reduced to $0.
------------------------------------------------------------------------------------------------------------------------------------
A-2                       . $0, until the payment date on which the outstanding principal of the Class A-1 Notes is reduced to $0.
                          . Class A Principal Amount, on subsequent payment dates until the outstanding principal of the Class A-2 Notes is reduced to $0.
------------------------------------------------------------------------------------------------------------------------------------
A-3                       . $0, until the payment date on which the outstanding principal of the Class A-1 Notes and
                          Class A-2 Notes is reduced to $0.
                          . Class A Principal Amount, on subsequent payment dates until the outstanding principal of the Class A-3 Notes is reduced to $0.
------------------------------------------------------------------------------------------------------------------------------------
A-4                       . $0, until the payment date on which the outstanding principal of the Class A-1 Notes, Class
                          A-2 Notes and Class A-3 Notes is reduced to $0.
                          . Class A Principal Amount, on subsequent payment dates until the outstanding principal of the Class A-4 Notes is reduced to $0.
------------------------------------------------------------------------------------------------------------------------------------
B                         . $0, until the payment date on which the outstanding principal of the Class A-1 Notes is reduced to $0.
                          . Class B Principal Amount, on subsequent payment dates until the outstanding principal of the Class B Notes is reduced to $0.
------------------------------------------------------------------------------------------------------------------------------------
C                         . $0, until the payment date on which the outstanding principal of the Class A-1 Notes is reduced to $0.
                          . Class C Principal Amount, on subsequent payment dates until the outstanding principal of the Class C Notes is reduced to $0.
------------------------------------------------------------------------------------------------------------------------------------
D                         . $0, until the outstanding principal of the Class A-1 Notes is reduced to $0.
                          . Class D Principal Amount, on subsequent payment dates until the outstanding principal of the Class D Notes is reduced to $0.
------------------------------------------------------------------------------------------------------------------------------------
A-1                       Additional Principal, until the outstanding principal of the Class A-1 Notes is reduced to $0.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    Class of Note
  Receiving Payment                                            Amount to be Paid
------------------------------------------------------------------------------------------------------------------------------------
A-2                       . $0, until the outstanding principal of the Class A-1 Notes is reduced to $0.
                          . The excess of Additional Principal over the amount needed to reduce the outstanding principal of the Class A-1 Notes to $0, on the payment date on which the outstanding principal of the Class A-1 Notes is reduced to $0.
                          . Additional Principal, on subsequent payment dates until the outstanding principal of the
                          Class A-2 Notes is reduced to $0.
------------------------------------------------------------------------------------------------------------------------------------
A-3                       . $0, until the outstanding principal of the Class A-1 Notes and Class A-2 Notes is reduced to
                          $0.
                          . The excess of Additional Principal over the amount needed to reduce the outstanding principal of the Class A-2 Notes to $0, on the payment  date on which the outstanding principal of the Class A-2 Notes is reduced to $0.
                          . Additional Principal, on subsequent payment dates until the outstanding principal of the
                          Class A-3 Notes is reduced to $0.
------------------------------------------------------------------------------------------------------------------------------------
A-4                       . $0, until the outstanding principal of the Class A-1 Notes, Class A-2 Notes and Class A-3
                          Notes is reduced to $0.
                          . The excess of Additional Principal over the amount needed to reduce the outstanding principal of the Class A-3 Notes to $0, on the payment date on which the outstanding principal of the Class A-3 Notes is reduced to $0.
                          . Additional Principal, on subsequent payment dates until the outstanding principal of the
                          Class A-4 Notes is reduced to $0.
------------------------------------------------------------------------------------------------------------------------------------
B                         . $0, until the outstanding principal of the Class A-4 Notes is reduced to $0.
                          . The excess of Additional Principal over the amount needed to reduce the outstanding principal of the Class A-4 Notes to $0, on the payment date on which the outstanding principal of the Class A-4 Notes is reduced to $0.
                          . Additional Principal, on subsequent payment dates until the outstanding principal of the
                          Class B Notes is reduced to $0.

------------------------------------------------------------------------------------------------------------------------------------
C                         . $0, until the outstanding principal of the Class B Notes is reduced to $0.
                          . The excess of Additional Principal over the amount needed to reduce the outstanding principal of the Class B Notes to $0, on the payment date on which the outstanding principal of the Class B Notes is reduced to $0.
                          . Additional Principal, on subsequent payment dates until the outstanding principal of the
                          Class C Notes is reduced to $0.
------------------------------------------------------------------------------------------------------------------------------------
D                         . $0, until the outstanding principal of the Class C Notes is reduced to $0.
                          . The excess of Additional Principal over the amount needed to reduce the outstanding principal of the Class C Notes to $0, on the payment date on which the outstanding principal of the Class C Notes is reduced to $0.
                          . Additional Principal, on subsequent payment dates until the outstanding principal of the
                          Class D Notes is reduced to $0.
------------------------------------------------------------------------------------------------------------------------------------

      FOURTH, to the extent that any amounts remain after allocating the amounts available for distribution on the Notes, the Indenture Trustee will deposit into the Reserve Fund an amount, if any, which, when so deposited, causes the balance in the Reserve Fund to equal the Reserve Fund Amount. Any amounts remaining after making a deposit into the Reserve Fund, if any, will be paid to the holder of the Certificates.

      FIFTH, any excess shall be paid to the holder of the Certificates.

      Pursuant to the Indenture, the Indenture Trustee will distribute available amounts within each class of Notes in accordance with the foregoing pro rata in accordance with the outstanding principal amount thereof.

      Following an Event of Default. On the third business day prior to each date on which interest and principal is to be paid, after the occurrence of an event of default under the Indenture (see"--Events of Default"), the Servicer shall instruct the Indenture Trustee to withdraw, and on the payment date the Indenture Trustee acting in accordance with such instructions shall withdraw, from the Collection Account the amounts needed to make the following payments. See "-- Amounts Available for Payment on the Notes." The payments listed below will be made only to the extent there are sufficient amounts available on such payment date. We will make payments on the 15th day of each calendar month (or if such day is not a business day, the next business day) in the following order of priority:

      FIRST, pay to the Indenture Trustee, the amount of any unpaid fees, expenses, late charges or other losses;

      SECOND, pay to the Noteholders, reimbursement for any indemnity payments made by them to the Indenture Trustee;

      THIRD, to the holders of the Notes the amounts specified in the following table and in the order set forth in the following table:



    Class of Note
  Receiving Payment                                            Amount to be Paid
------------------------------------------------------------------------------------------------------------------------------------
A-1, A-2, A-3 and         Interest accrued on the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4
       A-4                Notes at their respective interest rates for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date.
------------------------------------------------------------------------------------------------------------------------------------
B                         Interest accrued on the Class B Notes at the Class B Note interest rate for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date.
------------------------------------------------------------------------------------------------------------------------------------
C                         Interest accrued on the Class C Notes at the Class C Note interest rate for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date.
------------------------------------------------------------------------------------------------------------------------------------
D                         Interest accrued on the Class D Notes at the Class D Note interest rate for the period from and including the most recent date on which interest has been paid to, but excluding, the current interest payment date.
------------------------------------------------------------------------------------------------------------------------------------
A-1                       Outstanding principal of the Class A-1 Notes.
------------------------------------------------------------------------------------------------------------------------------------
A-2, A-3 and              Outstanding principal of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata
     A-4                  according to the outstanding principal for each such class of Notes.
------------------------------------------------------------------------------------------------------------------------------------
B                         Outstanding principal of the Class B Notes.
------------------------------------------------------------------------------------------------------------------------------------
C                         Outstanding principal of the Class C Notes.
------------------------------------------------------------------------------------------------------------------------------------
D                         Outstanding principal of the Class D Notes.
------------------------------------------------------------------------------------------------------------------------------------

      FIFTH, any excess shall be paid to the holders of the Certificates.

Reserve Fund

      General. The Reserve Fund will be an account held in the name of the Indenture Trustee on behalf of the Noteholders. The Reserve Fund will be created with an initial deposit by the Trust Depositor on the closing date for the sale of the contracts to the Trust. Such initial deposit shall be an amount equal to the Reserve Fund Amount.

      If the amount on deposit in the Reserve Fund on any interest and principal payment date (after giving effect to all deposits thereto or withdrawals therefrom on such date) is greater than the Reserve Fund Amount, the Indenture Trustee will distribute any excess to the holder of the Certificates. Upon any such distributions to the holder of the Certificates, you will have no further rights in, or claims to, such amounts.

      If on any payment date the principal balance of the Class D Notes equals zero and amounts on deposit in the Reserve Fund have been depleted as a result of losses in respect of the contracts, the credit enhancement afforded to you by the Class D Notes and by the Reserve Fund will be exhausted and will not be restored.

      None of you, the Indenture Trustee, the Owner Trustee, the Originators nor the Trust Depositor will be required to refund any amounts properly distributed or paid to them whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to you.

      The Servicer may, from time to time after the date of this prospectus request each rating agency that rated the Notes to, at the request of the Trust Depositor, approve a formula for determining the Reserve Fund Amount that is different from the formula described above and would result in a decrease in the amount of the Reserve Fund Amount or the manner by which the Reserve Fund is funded. If each such rating agency delivers a letter to the Indenture Trustee and the Owner Trustee to the effect that the use of any such new formulation will not result in a qualification, reduction or withdrawal of its then-current rating of any class of Notes then the Reserve Fund Amount will be determined in accordance with such new formula. The Sale and Servicing Agreement will accordingly be amended to reflect such new calculation without your consent.

      Withdrawals from the Reserve Fund. Amounts held from time to time in the Reserve Fund will continue to be held for your benefit. On each interest and principal payment date, funds will be withdrawn from the Reserve Fund to the extent that available amounts with respect to such date are less than the amount necessary to pay interest on the Notes. See "-- Amounts Available for Payments on the Notes". However, if an event of default under the Indenture has occurred and the available amounts in the Collection Account are insufficient to pay outstanding principal on the Class A-1 Notes on the maturity date of the Class A-1 Notes, amounts in the Reserve Fund may be utilized to make principal payments on the Class A-1 Notes. Additionally, to the extent monies are present in the Reserve Fund, to the extent necessary, such monies shall be applied to pay the principal of the most senior outstanding class of Notes (as described in "--Allocations--Following an Event of Default").




Collection Account

         The Servicer, for your benefit, shall cause to be established an account referred to as the "Collection Account" maintained in the name of the Indenture Trustee, with an office or branch of a depository institution or trust company (which may include the Indenture Trustee) organized under the laws of the United States of America or any one of the states thereof and located in the state designated by the Servicer. This account will be a non-interest bearing segregated corporate trust account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders.

      At all times such depository institution or trust company shall have the following characteristics and the amounts in the Collection Account will be invested in the following eligible investments:



      Eligible Depository Institution or Trust Company                             Eligible Investments

 . the corporate trust department of the Indenture Trustee or    . obligations fully guaranteed by the United States of America;

 .  a depository institution organized under the laws of the
United States of America or any one of the states thereof or    . demand deposits, time deposits or certificates of deposit of
the District of Columbia (or any domestic branch of a foreign     depository institutions or trust companies having commercial
bank),                                                            paper and short-term unsecured debt obligations (other than
      (i)(A) which has either (1) a long-term unsecured debt      such obligation whose rating is based on the credit of another
      rating acceptable to the rating agencies rating the Notes   person) with the highest rating from each rating agency rating
      or (2) a short-term unsecured debt rating or certificate    the Notes;
      of deposit rating acceptable to such rating agencies,
      (B) the parent corporation of which has either (1) a      . commercial paper (or other short-term obligations) having, at
      long-term unsecured debt rating acceptable to the rating    the time of the Trust's investment therein, the highest rating
      agencies rating the Notes or (2) a short-term unsecured     from each rating agency rating the Notes;
      debt rating or certificate of deposit rating acceptable
      to such rating agencies or                                . demand deposits, time deposits and certificates of deposit
      (C) is otherwise acceptable to the rating agencies rating   which are fully insured by the FDIC;
      the Notes and
      (ii) whose deposits are insured by the Federal Deposit
      Insurance Corporation.


                                                               . notes or bankers' acceptances issued by any  depository
                                                               institution or trust company having commercial paper and
                                                               short-term unsecured debt obligations (other than such
                                                               obligation whose rating is based on the credit of another
                                                               person) with the highest rating from each rating agency rating the Notes;
                                                               . money market funds which have the highest rating from, or have otherwise been approved in writing by, each rating
                                                               agency rating the Notes;
                                                               . time deposits with an entity, the commercial paper of which has the highest rating from the rating agency rating the Notes;
                                                               . eligible repurchase agreements; and
                                                               . any other investments approved in writing by such rating agencies.


      Funds in the Collection Account may be invested in debt obligations of Heller Financial or its affiliates so long as such obligations qualify as the above described eligible investments.

      Any earnings (net of losses and investment expenses) on funds in the Collection Account will be held therein and be treated as amounts available for distribution to you. The Servicer will have the revocable power to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Sale and Servicing Agreement.

      If any institution with which any of the accounts established pursuant to the Sale and Servicing Agreement or the Indenture are established ceases to be an eligible institution as described above, the Servicer or the Owner Trustee (as the case may be) shall within ten business days establish a replacement account at another institution meeting the above eligibility requirements after notice thereof.

Events of Default

      Allocations of amounts to payments to you will be made as described above under "--Allocations; Prior to an Event of Default" unless and until an event of default has occurred, in which case allocations of amounts will be made as described above under "--Allocations; Following an Event of Default".

      An "event of default"  refers to any of the following events:

               (a) failure to pay on an interest payment date the full amount of accrued interest on any Note;

               (b) failure to pay the then outstanding principal amount of any Note, if any, on its related maturity date of such Note;

               (c) (i) failure on the part of any Originator to make any payment or deposit required under the Sale and Servicing Agreement within three business days after the date the payment or deposit is required to be made, or (ii) failure on the part of any Originator, the Trust Depositor, the Trust or the Owner Trustee to observe or perform any other covenants or agreements of such entity set forth in the Sale and Servicing Agreement or the Indenture, which failure has a material adverse effect on the Noteholders and which continues unremedied for a period of 60 days after written notice; provided, that no such 60-day cure period shall apply in the case of a failure by the Originators to perform their joint and several agreement to accept reassignment of ineligible contracts, and further provided, that only a five day cure period shall apply in the case of a failure by any Originator, the Trustee or the Owner Trustee to observe their respective covenants not to grant a security interest in or otherwise intentionally create a lien on the contracts;



               (d)     any representation or warranty made by any Originator, the Trust Depositor, the
                       Trustee or the Owner Trustee in the Sale and Servicing Agreement or the Indenture
                       or any information required to be given by any Originator or the Trust Depositor to the Indenture Trustee to identify the contracts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the Noteholders'
                       interests are materially and adversely affected; provided, however, that an event of default shall not be deemed to occur thereunder if the Originator has repurchased the related contracts through the Trust Depositor during such period in accordance with the provisions of the Sale and Servicing Agreement;

               (e)     the occurrence of any of the following events with respect to the Originator, the
                       Trust Depositor, the Trust or the Servicer: (i) the filing of a decree or order for relief by a court having appropriate jurisdiction with respect to such party or any substantial part of its property in an involuntary case under the Bankruptcy Code of the United States or any  other liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally ("Insolvency Laws") or (b) the commencement by such party of a voluntary case under any applicable Insolvency Law, now or hereafter in effect, or the consent by such person to the entry of an order for relief in an involuntary case under such law, taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such party or for any substantial part of its property, or the making by such party of any general assignment for the benefit of creditors, or the failure by such party generally to pay its debts as such debts become due, or the taking of action by such party in furtherance of any of the foregoing; or

               (f)     the Trust becomes an "investment company" within the meaning of the Investment
                       Company Act of 1940, as amended.


      In the case of any event described above, an event of default with respect to the Notes will be deemed to have occurred; provided such event of default may be waived if the Required Holders provide written notice to the Trust Depositor and the Servicer of such waiver. In the event the Indenture Trustee has actual knowledge of an event of default, it will be required to notify, among others, the Trust Depositor, each Originator, the Servicer and the Owner Trustee.

      If certain events relating to the bankruptcy or insolvency of the Trust Depositor occurs, pursuant to the Sale and Servicing Agreement, on the day of such event, the Trust Depositor will promptly give notice to the Indenture Trustee of such event, and the Indenture Trustee will, unless notified to the contrary by the Required Holders, promptly act to sell, dispose of or otherwise liquidate the contracts in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of contracts will be deposited in the Collection Account and allocated as described in the Sale and Servicing Agreement and herein. If the proceeds of any collections on contracts in the Collection Account allocated to Noteholders of any class is not sufficient to pay the principal amount of the Notes of such Class in full, such Noteholders will incur a loss.

Events of Default; Remedies

      If an event of default referred to in paragraph (e) under the heading "-- Events of Default" in this prospectus has occurred, then the unpaid principal of the Notes, together with interest accrued but unpaid thereon, and all other amounts due to you under the Indenture, shall immediately and without further act become due and payable.

      If an event of default other than the event of default referred to in paragraph (e) under the heading "--Events of Default" occurs, the Required Holders may waive such event of default by sending a written notice of such waiver to the Indenture Trustee, the Servicer and the Trust Depositor. If the Required Holders do not waive such event of default then the unpaid principal of the Notes, together with interest accrued but unpaid thereon, and all other amounts due to you under the Indenture, shall immediately and without further act become due and payable.

The Indenture Trustee

      The Indenture Trustee with respect to the Notes is Norwest Bank Minnesota, National Association. Heller Financial and its affiliates may from time to time enter into banking and trustee relationships with the Indenture Trustee and its affiliates. Heller Financial and its affiliates may hold Notes in their own names; however, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Indenture Trustee by the Noteholders as a group.

      The Indenture Trustee's responsibilities will be generally ministerial in nature, consisting principally of the distribution of monies received pursuant to the Sale and Servicing Agreement, the authentication and registration of transfer of Notes under the Indenture, and the delivery of certain information received from the Trust Depositor. The Indenture Trustee also, as pledgee of the Trust under the Indenture, will take and maintain possession of any contracts constituting "instruments" (for purposes of the Uniform Commercial Code) not otherwise part of chattel paper.

      For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust's assets may at the time be located, the Indenture Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trusts assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee will be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Indenture Trustee.

      The Indenture Trustee may resign at any time, in which event a successor Indenture Trustee which meets the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, will be appointed by the Servicer. The Servicer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture. In such circumstances, a successor Indenture Trustee which meets the requirements of Section 310(a) of the Trust Indenture Act will be appointed by the Servicer. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee does not become effective until acceptance of the appointment by the successor Indenture Trustee.

Governing Law

      The Indenture will be governed by the laws of the State of New York.

Amendments

      At any time and from time to time, (i) the Owner Trustee, the Trust Depositor, and the Indenture Trustee, with the written consent of the Required Holders represented thereby, may execute a supplement to the Indenture for the purpose of adding provisions to, or changing or eliminating provisions of, the Indenture (including any appendix or schedule hereto) and (ii) the Indenture Trustee, with the written consent of the Required Holders represented thereby, may consent to or execute a written amendment of or supplement to, or waiver or consent under, the Sale and Servicing Agreement; provided, however, that without the consent of each Noteholder, no such amendment, supplement, waiver or consent shall

                       (i) reduce the amount or extend the time of payment of any amount owing or payable under any Note or (except as provided in the Indenture), increase or reduce the interest payable on any Note (except that only the consent of the affected holder shall be required for any decrease in an amount of or the rate of interest payable on such Note or any extension for the time of payment of any amount payable under such Note), or alter or modify the provisions of the Sale and Servicing Agreement with respect to the order of priorities in which distributions thereunder shall be made or with respect to the amount or time of payment of any such distribution,

                       (ii) reduce, modify or amend any indemnities in favor of any Noteholder or in favor of or to be paid by the Trust Depositor, or alter the definition of "Indemnitees" to exclude any Noteholder (except as consented to by each person adversely affected thereby),

                       (iii) make any interest or principal payable in a
               currency other than U.S. dollars,

                       (iv) modify, amend or supplement the provisions of the Sale and Servicing Agreement relating to amendments, waivers and supplements to the Indenture, the Sale and Servicing Agreement or any other document, or

                       (v) modify the definition of Required Holders or the percentage of Noteholders required to effect any modification of the Indenture.

Servicing Compensation and Payment of Expenses

       The Servicer's compensation with respect to its servicing activities and reimbursement for its expenses will be a servicing fee calculated monthly (for periods corresponding to the collection period used to calculate the amounts available for distribution on the Notes), in an amount equal to the product of

       (i) one-twelfth,

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

      (ii)  [        ]% and

      (iii) the aggregate Discounted Contract Balance of all of the contracts as of the beginning of the second day of the immediately preceding calendar month.

      The Servicer's fee will be funded from payments due under the contracts and certain amounts received upon the prepayment or purchase of contracts or liquidation of the contracts and disposition of the related equipment upon defaults thereunder. See "--Amounts Available for Payments on the Notes". The Servicer's monthly fee will be paid on the 15th day of each calendar month from the Collection Account. See "Description of the Notes and Indenture -- Allocations" above.

      The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the contracts including, without limitation, expenses related to the enforcement of the contracts, payment of the fees and disbursements of the Indenture Trustee and Owner Trustee and independent accountants, casualty insurance on equipment (to the extent the contracts provide for the Originator to pay such insurance) and other fees which are not expressly stated in the Sale and Servicing Agreement to be payable by the Trust, you or the Trust Depositor (other than federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust). The servicing fees of any sub-servicers (including vendor sub-servicers) will be paid by the Servicer out of its monthly servicing fee. In the event that Heller Financial is acting as Servicer and fails to pay the fees and disbursements of the Indenture Trustee or Owner Trustee, such trustee will be entitled to receive the portion of the Servicer's monthly servicing fee that is equal to such unpaid amounts. In no event will you be liable to the Indenture Trustee or Owner Trustee for the Servicer's failure to pay such amounts.

Optional Termination

      On any interest and principal payment date occurring on or after the date on which the aggregate Discounted Contract Balance of the contracts is less than 10% of the initial aggregate Discounted Contract Balance of the contracts as of January 1, 1999 (the i nitial cutoff date), the Trust Depositor will have the option to cause the Trust to purchase (without penalty) all, but not less than all, of the remaining outstanding Notes and Certificates. The redemption price will be equal to the sum of the outstanding principal amount of the Notes and Certificates, together with accrued interest thereon through the date of redemption, and shall be payable to the holders of the Notes and Certificates on such interest and principal payment date from the proceeds of the Trust's sale to the Trust Depositor of the contracts (and the Trust Depositor's concurrent resale of the contracts to the applicable Originators), for a repurchase price equal to such redemption price, of the remaining contracts and other assets held by the Trust. Following any redemption, you will have no further rights with respect to the Trust's assets.

Reports

      No later than the third business day prior to each interest and principal payment date, the Servicer will forward to the Indenture Trustee and each rating agency rating the Notes a monthly report prepared by the Servicer setting forth certain information with respect to the Trust and the Notes and Certificates, including:

      (i) the aggregate Discounted Contract Balance (A) as of the end of the related collection period and (B) as of the end of the second collection period preceding such interest and principal payment date (or, in the case of contracts that were first acquired by the Trust during the related collection period, as of the cutoff date for such contracts);

      (ii) the Class A Principal Payment Amount, Class B Principal Payment Amount, Class C Principal Payment Amount and Class D Principal Payment Amount (including the calculations utilized in the determination thereof);

      (iii) the aggregate Discounted Contract Balance of contracts held by the Trust which were 30, 60 and 90 days or more delinquent as of the end of such collection period;

      (iv) the Discounted Contract Balance of each contract that became a defaulted contract during such collection period and cumulatively for each preceding collection period;

      (v)    the monthly servicing fee for such collection period;

      (vi) the amounts available for distribution to the holders of the Notes with respect to the related collection period (including the calculation utilized in the determination thereof);

      (vii)  the total amount distributed on the Notes;

      (viii) the amount allocable to principal on each class of the Notes;

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

      (ix) the amount allocable to interest on each class of the Notes;

      (x) the amount, if any, by which the unpaid principal amount of the Notes of each class exceeds the principal amount of such class as of the record date with respect to such interest and principal payment date.

      On each interest and principal payment date, the Indenture Trustee (or an agent on its behalf), will forward to each Noteholder of record a copy of the monthly report.

      On or before [     ] of each calendar year, commencing [     ], 1999, the
Indenture Trustee (or an agent on its behalf) will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Noteholder of record, a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code of 1986, as amended for such preceding calendar year or the applicable portion thereof during which you were a Noteholder, together with such other customary information as is necessary to enable you to prepare your tax returns. See "Certain Federal Income Tax Matters".

List of Noteholders

      At such time, if any, as Notes have been issued in fully registered, certificated form, upon written request of any Noteholder or group of Noteholders of record holding Notes evidencing not less than 10% of the aggregate unpaid principal amount of the Notes, the Indenture Trustee will afford you access during normal business hours to the current list of Noteholders for purpose of communicating with other Noteholders with respect to their rights under the Indenture, the Sale and Servicing Agreement or the Notes. While the Notes are held in book-entry form, holders of beneficial interests in the Notes will not have access to a list of other holders of beneficial interests in the Notes, which may impede the ability of such holders of beneficial interests to communicate with each other. See "--Book-Entry Registration" below.

Administration Agreement

      Heller Financial, in its capacity as administrator, will enter into an Administration Agreement pursuant to which Heller Financial will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. Heller Financial, as the administrator agrees to perform certain accounting functions of the Trust which the Owner Trustee is required to perform pursuant to the Trust Agreement, including but not limited to maintaining the books of the trust, filing tax returns for the trust, and delivering tax related reports to you (except the Owner Trustee shall retain responsibility for distributing the Schedule K-1s). As compensation for the performance of the administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, Heller Financial, as the administrator will be entitled to a monthly administration fee, which fee will be paid by the Servicer.

Book-Entry Registration

      You may hold your Notes through The Depository Trust Company ("DTC ")(in the United States) or Cedel Bank, society anonyme ("Cedel") or Euroclear System ("Euroclear") (in Europe) if you are a participant of such systems, or indirectly through organizations that are participants in such systems.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Direct Participants") and to facilitate the clearance and settlement of securities transactions between Direct Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Direct Participants include the underwriters offering the Notes to you, securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants" and, together with Direct Participants, "DTC Participants").

      To facilitate subsequent transfers, all Notes deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. You will maintain beneficial ownership of the Notes despite the deposit of Notes with DTC and their registration in the name of Cede. DTC has no knowledge of the actual Noteholders; DTC's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Noteholders. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.


      You will not be entitled to receive a certificate representing such person's interest in a class of Notes. As long as the Notes are registered in the name of Cede & Co., any action to be taken by you or any other Noteholders will be taken by DTC upon instructions from DTC Participants, and all distributions, notices, reports and statements to Noteholders will be delivered to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures.

      You will receive all payments of principal and interest on the Notes through Direct Participants or Indirect Participants. DTC will forward such payments to its Direct Participants which thereafter will forward them to Indirect Participants or Noteholders. Under a book-entry format, you may experience some delay in their receipt of payments, since such payments will be forwarded to Cede as nominee of DTC. You will not be recognized by the Indenture Trustee as a Noteholder, as such term is used in the Indenture. You will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Direct Participants and Indirect Participants. Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, your ability to pledge the Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the absence of physical notes for such Notes.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Noteholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments by DTC Participants to Noteholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Indenture Trustee, the Owner Trustee, the Originators or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Indenture Trustee, disbursement of such payments to Dire ct Participants shall be the responsibility of DTC and disbursement of such payments to Noteholders shall be the responsibility of Direct Participants and Indirect Participants.

      Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual Noteholder is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Noteholder will not receive written confirmation from DTC of their purchase, but Noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holders, from the Direct Participant or Indirect Participant through which the Noteholder entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of DTC Participants acting on behalf of Noteholders. Noteholders will not receive physical notes representing their ownership interest in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

      DTC will not comment or vote with respect to the Notes. DTC has advised us that it will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Direct Participants to whose accounts with DTC the Notes are credited. Additionally, DTC has advised us that to the extent that the Indenture requires that any action may be taken only by holders of Notes representing a specified percentage of the aggregate outstanding principal amount thereof, DTC will take such action only at the direction of and on behalf of Direct Participants whose holdings include undivided interests that satisfy such specified percentage.

      DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the Indenture Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated Notes are required to be printed and delivered. The Originator may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, fully registered, certificated Notes will be delivered to Noteholders. See "--Issuance of Definitive Notes Upon the Occurrence of Certain Circumstances."

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the Trust Depositor take any responsibility for the accuracy thereof.

      Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (each, a "Depositary" and collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Cedel is incorporated under the laws of Luxembourg as a professional depositary. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Transfers between Direct Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC in accordance with DTC rules through the relevant European international clearing system through its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules a nd procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on it s behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing day will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      Except as required by law, none of the Servicer, any Originator, the Owner Trustee, the Trust Depositor or the Indenture Trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the Notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to such beneficial ownership interests.

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

Issuance of Certificated Notes Upon the Occurrence of Certain Circumstances

      The Notes will be issued in fully registered, certificated form to beneficial owners or their nominees rather than to The Depository Trust Company or its nominee, only if (a) we advise the Indenture Trustee in writing that The Depository Trust Company is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Notes, and we or the Indenture Trustee are unable to locate a qualified successor or (b) we elect to terminate the book-entry system.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee is required to notify all beneficial owners for each class of Notes held through The Depository Trust Company of the availability of Notes in fully registered, certificated form. Upon surrender by The Depository Trust Company of the global Note representing the Notes and instructions for reregistration, the Indenture Trustee will issue such fully registered, certificated Notes, and thereafter the Indenture Trustee will recognize the holders of such fully registered, certificated Notes as Noteholders under the Indenture.

      Additionally, upon the occurrence of any such event described above, distribution of principal of and interest on the Notes will be made by the Indenture Trustee directly to you in accordance with the procedures set forth herein and in the Indenture. Distributions will be made by check, mailed to your address as it appears on the Note register. Upon at least 10 days' notice to Noteholders for such class, however, the final payment on any Note (whether the fully registered, certificated Notes or the Note for such class registered in the name of Cede & Co. representing the Notes of such class) will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders.

      Fully registered, certificated Notes of each class will be transferable and exchangeable at the offices of the Indenture Trustee or its agent in New York, New York, which the Indenture Trustee shall designate on or prior to the issuance of any fully registered, certificated Notes with respect to such class. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                               THE CERTIFICATES

      On the closing date for the sale of the Notes, we will also issue the Certificates with an initial certificate balance of $[ ]; the Certificates will not bear interest and shall have the right to monies in the Reserve Fund and to certain other excess funds (after the payment of all principal and interest on the Notes). The Certificates will represent fractional undivided beneficial equity interest s in the Trust and will be issued pursuant to the Trust Agreement.

      The Certificates are not being offered and sold by this prospectus. The Trust Depositor is expected initially to retain the Certificates, although we may transfer the Certificates at some later date in a transaction separate from this offering provided the Owner Trustee and Indenture Trustee receive an opinion of Independent Counsel that such transfer will not cause the Trust to become a taxable entity or otherwise adversely affect the Noteholders. Distributions with respect to the Certificates will be subordinated to the rights of the Noteholders to the extent described herein. See "Description of the Notes and Indenture--Allocations" herein.

                       THE SALE AND SERVICING AGREEMENT

      The following is a summary of all of the material terms of the Sale and Servicing Agreement dated as of March 1, 1999 among the Trust Depositor, the Originators, the Trust and the Indenture Trustee. You should read the Sale and Servicing Agreement, the form of which was filed as an exhibit to the Registration Statement of which this prospectus is a part.

Termination of Trust

      Unless the Trust Depositor instructs the Owner Trustee otherwise, the Trust will terminate only on the earliest to occur of

      (i) the day following the day on which the aggregate principal amount of all Notes is zero (provided, that the Trust Depositor shall have delivered a written notice to the Owner Trustee electing to terminate the Trust),

      (ii) December 25, 20[ ], or

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

      (iii) if the contracts are sold, disposed of or liquidated following the occurrence of certain events relating to bankruptcy or insolvency, immediately following such sale, disposition or liquidation. Upon termination of the Trust, all right, title and interest in the Trust's assets (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to the holders of the Notes and Certificates) will be conveyed and transferred to the holder of the Certificate and any permitted assignee.

Conveyance of the Contracts

      The contracts, and security interests in the equipment (and security interests in end-user contracts and equipment securing Vendor Loans) for the contracts, will be sold or contributed to the Trust by the Trust Depositor pursuant to the Sale and Servicing Agreement. The Originators have sold, transferred, assigned, set over and otherwise conveyed to the Trust Depositor, without recourse (except as expressly set forth in the related purchase agreement) all of such Originators' right, title and interest in and to:

      (i) the contracts, including any Substitute Contracts and Additional Contracts, and all monies due or to become due in payment of such contracts on or after the related cutoff date, including all scheduled payments thereunder due on or after such cutoff date, any prepayment amounts, any payments in respect of a casualty or early termination, and any recoveries received with respect thereto but excluding any scheduled payments due prior to the related cutoff date, any scheduled payments due after the cutoff date but received on or prior to the cutoff date and any Excluded Amounts;
      (ii) the related equipment (and, in the case of any Vendor Loan, any end-user contracts or equipment securing such Vendor Loan), including all proceeds from any sale or other disposition of such equipment;
      (iii) any documents delivered to the Trust Depositor or held by the Servicer on its behalf with respect to each such contract;
      (iv) all payments made or to be made in the future with respect to each such contract and the obligor thereunder and under any other guarantee or similar credit enhancement with respect to such contracts;
      (v) all payments made with respect to each such contract under any insurance policy covering physical damage to the related equipment; and
      (vi)     all income and proceeds of the foregoing.

As of the initial cutoff date or any subsequent cutoff date for Substitute Contracts or Additional Contracts, the Trust Depositor will transfer and assign among other things, (i) through (vi) above to the Trust for the benefit of the Noteholders and the Trust will grant a lien on the same in favor of the Indenture Trustee, pursuant to the Sale and Servicing Agreement and the Indenture.

      To facilitate servicing and reduce administrative costs, Heller Financial Leasing, Inc., as a sub-servicer appointed by the Servicer under the Sale and Servicing Agreement, will retain custody of (but not title to) the contracts, the documents relating to the contracts and any related evidence of insurance payments, scheduled payments and any other similar payments under the contracts. Prior to the conveyance of any contracts to the Trust Depositor, each Originator indicated in its books and records, including the computer files relating to the contracts, that the contracts have been transferred to the Trust Depositor. Prior to each transfer of any assets to the Trust pursuant to the Sale and Servicing Agreement, the Trust Depositor will file UCC financing statements reflecting the conveyance of the assets described in (i) through (vi) above to the Trust and the grant of a lien thereon in favor of the Indenture Trustee [(except that financing statements will be filed with respect to each conveyance of an interest in equipment to the Trust Depositor by Heller Financial and each sale of an interest in equipment to the Trust by the Trust Depositor, and each transfer of an interest in equipment to the Indenture Trustee by the Trust, in each case, only to the extent the same may be viewed as inventory of an Originator, the Trust Depositor and the Trust, respectively)]. The Trust Depositor will mark its books and records, including the appropriate computer files relating to the contracts, to indicate that the contracts have been conveyed to the Trust. The Trust will give the Indenture Trustee a list of the contracts transferred to Trust, identified by account number and by the Discounted Contract Balance as of the related cutoff date. With respect to end-user contracts securing Vendor Loans, in some instances the Vendor will retain the original contract files associated with such end-user contracts. UCC financing statements have been filed to reflect the pledge of such contracts to the applicable Originator as security for the Vendor Loans.

Representations and Warranties; Definition of Eligible Contract

      The Originators will, jointly and severally, make certain representations and warranties in the Sale and Servicing Agreement with respect to the contracts as of January 1, 1999 (the initial cutoff date), and the Originators will similarly make or be deemed to have made certain representations and warranties with respect to each Additional Contract or Substitute Contract which may be transferred by either of them as of its related cutoff date, including that:

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

      (i) the information with respect to the contract, any end-user contract securing the obligations under such contract, and the equipment, if any, subject to the contract is true and correct in all material respects;
      (ii) immediately prior to the transfer of a contract, such contract was owned by the applicable Originator free and clear of any adverse claim;
      (iii) the contract did not have a scheduled payment that was a delinquent payment for more than 60 days, and the contract is not otherwise a defaulted contract;
      (iv) no provision of the contract has been waived, altered or modified in any respect, except by instruments or documents contained in the files relating to such contract (other than payment delinquencies permitted under clause (iii) above);
      (v) the contract is a valid and binding payment obligation of the obligor thereunder and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies);
      (vi) the contract is not and will not be subject to rights of rescission, setoff, counterclaim or defense and, to the Originators' knowledge, no such rights have been asserted or threatened with respect to the contract;
      (vii) the contract, at the time it was made, did not violate the laws of the United States or any state, except for any such violations which do not materially and adversely affect the collectibility of the contracts taken as a whole;
      (viii) (a) the contract and any related equipment have not been sold, transferred, assigned or pledged by the applicable Originator to any other person (other than the sale of the equipment to the end-user in connection with conditional sale agreements, secured promissory notes and finance leases) and any equipment related to such contract is free and clear of any liens and encumbrances of any third parties other than liens in favor of the applicable
               Originator and Permitted Liens (as defined below), and (b) either (1) such contract is secured by a fully perfected lien of the first priority on the related equipment or, in the case of any Vendor Loan, related end-user contract or equipment or (2) in the case of a contract secured by aircraft, within 30 calendar days of the origination or acquisition of such contract by the Originator all applicable federal registration or recording procedures were initiated, and such interest will be so noted or recorded within 180 days of such acquisition or origination;
      (ix) if the contract constitutes either an "instrument" or "chattel paper" for purposes of the Uniform Commercial Code, there is not more than one "secured party's original" counterpart of the contract;
      (x) all filings necessary to evidence the conveyance or transfer of the contract to the Trust Depositor have been made in all appropriate jurisdictions;
      (xi) the obligor is not, to the Originators' knowledge, subject to bankruptcy or other insolvency proceedings;
      (xii)    the contract is a U.S. dollar-denominated obligation and the associated equipment is located in the United States;
      (xiii)   the contract does not require the prior written consent of an obligor or contain any other restriction on the transfer or assignment of the contract (other than a consent or waiver of such restriction that has been obtained prior to the date of such contract's conveyance to the Trust);
      (xiv) either (A) the obligations of the related obligor under such contract are irrevocable and unconditional and non-cancelable
               (or, if prepayable by its terms, such contract meets the criteria described in clause (xxiv) below) or (B) with respect to certain leases with lessees that are governmental entities or municipalities, if such lease is canceled in accordance with its terms, either (1) the Vendor which assigned such lease to the Originator is unconditionally obligated to repurchase such lease from the Originator for a purchase price not less than the Discounted Contract Balance of such lease (as of the date of purchase) plus interest thereon at the discount rate of [ ]% or
               (2) pursuant to the Sale and Servicing Agreement, the Originators have indemnified the Trust Depositor against such cancellation in an amount equal to the Discounted Contract
               Balance of such lease (as of the date of purchase) plus interest thereon at the discount rate of [ ]% following such cancellation less any amounts paid by the Vendor pursuant to clause (1);
      (xv) the contract has an original maturity of not greater than the term specified in the Sale and Servicing Agreement;
      (xvi) no adverse selection procedure was used in selecting the contract for transfer;
      (xvii) the obligor under the contract is required to maintain casualty insurance with respect to the related equipment or to self-insure against casualty with respect to the related equipment in accordance with the Servicer's normal requirements;
      (xviii) the contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the Uniform Commercial
               Code;
      (xix) no lease is a "consumer lease" as defined in Section 2A-103(1)(e) of the Uniform Commercial Code and each lease is a lease intended for security as defined in Section 1-201(39) of the Uniform
               Commercial Code;

      (xx) each lessee has represented to the Originator or the Vendor that it has accepted the related equipment and that it has had a reasonable opportunity to inspect and test such equipment and the Originator has not been notified of any defects therein;
      (xxi) the contract is not subject to any guarantee by any Originator nor has the Originator established any specific credit reserve with respect to the related obligor;
      (xxii) each lease is a "triple net lease" under which the obligor is responsible for the maintenance of the related equipment in accordance with general industry standards applicable to such item of equipment;
      (xxiii) each Vendor Loan is secured by an end-user contract(s) having an aggregate Discounted Contract Balance equal to the outstanding principal amount of such Vendor Loan (and assuming the interest rate specified in such Vendor Loan is the "discount rate" for purposes of calculating such Discounted Contract Balance); and
      (xxiv) no provision of such contract provides for a prepayment amount less than the amount the Discounted Contract Balance on the date of such prepayment plus any accrued, unpaid interest (at the discount rate) and any outstanding Servicer's advances thereon
               (unless otherwise the Vendor or the Originators pay to the Trust the difference between the prepayment amount actually paid and such required prepayment amount).

      The foregoing representations and warranties, as appropriate, will be reaffirmed by the Originators with respect to any Additional Contract or Substitute Contract. A contract which satisfies all of the above representations and warranties shall be deem ed an "eligible contract" and contracts with respect to which the representations in clauses (iii), (xv) and (xxiv) are not true shall also be eligible contracts if the Trust Depositor shall have received confirmation from each rating agency rating the Notes that the discrepancy will not result in a downgrading of the existing ratings on the Notes. In addition, the Originators will jointly and severally represent and warrant to the Trust Depositor that they have validly sold and assigned to the Trust Depositor all right, title and interest of the applicable Originator in the related contracts, whether then existing or thereafter created, and the proceeds thereof.

      In addition to the foregoing, the Originators will jointly and severally represent and warrant in the Sale and Servicing Agreement with respect to each end-user contract securing a Vendor Loan transferred by either Originator that as of the related cutoff date (unless otherwise indicated), among other things,

      (i) that each such end-user contract is an eligible contract (other than the representations set forth in clauses (ii), (viii) (with respect to ownership by the Originator of the contract) and (xxiii), and except that the term "obligor" shall be deemed to be "end-user" in all such representations),

      (ii) that the Originator holds a duly perfected lien of the first priority on such end-user contract and

      (iii) that the transfer of the Originator's security interest in such end-user contract and the proceeds thereof to the Trust Depositor is effective to create in favor of the Trust Depositor a lien thereon and that such lien has been duly perfected (such end-user contracts which satisfy all of the foregoing representations shall be termed "eligible contracts").

       As used above, "Permitted Liens" shall mean:

      (a) with respect to contracts:

               (i) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Trust Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto;
               (ii) liens in favor of the Trust Depositor created pursuant to the Sale and Servicing Agreement and transferred to the Trust pursuant to the Sale and Servicing Agreement;
               (iii) liens in favor of the Trust created pursuant to the Sale and Servicing Agreement; and
               (iv) liens in favor of the Indenture Trustee created pursuant to the Sale and Servicing Agreement and the Indenture; and

      (b) with respect to the related equipment:

               (i) materialmen's, warehousemen's, mechanics' and other liens arising by operation of law in the ordinary course of business for sums not due;
               (ii) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Trust Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto;

               (iii) liens in favor of the Trust Depositor created pursuant to the Sale and Servicing Agreement and transferred to the Trust pursuant to the Sale and Servicing Agreement;
               (iv) liens in favor of the Trust created pursuant to the Sale and Servicing Agreement;
               (v) liens in favor of the Indenture Trustee created pursuant to the Sale and Servicing Agreement and the Indenture;
               (vi) other subordinated liens which are subordinated to the prior payment of the Notes on terms described in the Sale and Servicing Agreement; and

               (vii) liens granted by the end-users or Vendors which are subordinated to the interest of the Trust in such equipment.

      The Trust Depositor will represent and warrant in the Sale and Servicing Agreement, among other things:

      (i) that the transfer of the contracts, whether then existing or thereafter created, and the proceeds thereof is a valid sale, transfer and assignment to the Trust of all right, title and interest of the Trust Depositor in such contracts and that all filings necessary to evidence the conveyance or transfer of the contracts to the Trust have been made in all appropriate jurisdictions;
      (ii)     that each contract is an eligible contract;
      (iii) that each end-user contract (or interest therein) securing a Vendor Loan is an eligible contract;
      (iv) that the security interest granted on the related contracts, whether then existing or thereafter created, and the proceeds thereof by the Trust to the Indenture Trustee is effective to create in favor of the Indenture Trustee a lien thereon and that such lien has been duly perfected;
      (v) that the Trust Depositor holds a duly perfected lien of the first priority on each end-user contract securing a Vendor Loan; and
      (vi) that the transfer of the Trust Depositor's security interest in each end-user contract and the proceeds thereof by the Trust to the Indenture Trustee is effective to create in favor of the Indenture Trustee a lien thereon and that such lien has been duly perfected.

      None of the Indenture Trustee, the Trust, the Owner Trustee or any of them in their individual capacities, shall make or be deemed to have made any representations or warranties, express or implied, regarding the Trust's assets or the transfers thereof by the Originators, the Trust Depositor or the Trust.

Remedies for Breaches of Representations and Warranties; Definition of Ineligible Contract

      Under the terms of the Sale and Servicing Agreement, each contract must be an eligible contract as of its date of transfer to the Trust. The Indenture Trustee shall reassign any contract to the Trust Depositor, and the Originators will be concurrently obligated, jointly and severally, to purchase from the Trust Depositor, such contract transferred by an Originator no later than 90 days after any Originator becomes aware, or receives written notice from the Servicer or the Trust Depositor, of the breach of any representation or warranty made by the Originator in the Sale and Servicing Agreement that materially adversely affects the interests of the Trust Depositor or the Trust or their successors or assigns in such contract or the documents relating to such contract, which breach has not been cured or waived in all material respects. This purchase obligation will constitute the sole remedy against the Originators and the Trust Depositor available to you for a breach of a representation or warranty under the Sale and Servicing Agreement made by the Originators with respect to such a contract.

      Pursuant to the Sale and Servicing Agreement, an ineligible contract shall be reassigned to the Trust Depositor and the Trust Depositor shall make a deposit in the Collection Account in immediately available funds in an amount equal to the sum of the Discounted Contract Balance of the ineligible contract and accrued interest thereon and any outstanding Servicer advances thereon. Any amount deposited into the Collection Account in connection with the reassignment of an ineligible contract shall be considered payment in full of the ineligible contract, and any such amount shall be treated as an amount available for distribution to you. In the alternative, the Trust Depositor may instead obtain a Substitute Contract and convey such Substitute Contract to the Trust (provided such transfer satisfies the terms and conditions generally applicable to Substitute Contracts in other situations described herein) in replacement for the affected ineligible contract, which shall thereupon be deemed released by the Trust (and Indenture Trustee) and reconveyed through the Trust Depositor to the Originator thereof. See "Substitute Contracts and Additional Contracts".


Concentration Amounts; Definition of Excess Contract

      In addition to the representations and warranties made by the Originators and the Trust Depositor with respect to the contracts as described above under "--Representations and Warranties; Definition of Eligible Contract", the Trust Depositor will represent and warrant as of January 1, 1999 (the initial cutoff date) as follows:

      (i) the aggregate Discounted Contract Balance of all end-user contracts with obligors that are governmental entities or municipalities does not exceed [ ]% of the aggregate Discounted Contract Balance of the contracts;

      (ii) the aggregate Discounted Contract Balance of all end-user contracts which finance, lease or are related to software will not exceed [ ]% of the aggregate Discounted Contract Balance of the contracts;

      (iii) the aggregate Discounted Contract Balance of all end-user contracts with obligors who comprise the [ ] largest obligors (measured by aggregate Discounted Contract Balance) does not exceed [ ]% of the aggregate Discounted Contract Balance of the contracts; and

      (iv) the aggregate Discounted Contract Balance of all end-user contracts with obligors or affiliates thereof located in a single State of the United States does not exceed [ ]% of the aggregate Discounted Contract Balance of the contracts.

      On the date an Additional Contract or Substitute Contract is added to the Trust's assets the Trust Depositor will make the foregoing representations and warranties as of the initial closing date]; provided, that for purposes thereof
(i) the contracts on the initial closing date shall be deemed to include such Additional Contract or Substitute Contract in lieu of the contract being replaced or substituted and (ii) the Discounted Contract Balance of such Additional Contract or Substitute Contract shall be equal to the Discounted Contract Balance thereof as of the related cutoff date.

      At such time as there is a breach of any of the foregoing representations or warranties (an "Excess Contract"), which breach has not been cured or waived in all material respects, the removal of which shall remedy such breach, the Servicer will select a contract, and the Indenture Trustee shall reassign such contract to the Trust Depositor, and the Originators will be jointly and severally obligated to purchase such contract from the Trust Depositor. Such purchase shall occur no later than 90 days after the Trust Depositor or any Originator becomes aware, or receives written notice from the Servicer or the Trust Depositor, of such breach. This purchase obligation will constitute the sole remedy against the Originators and Trust Depositor available to you for a breach of one of the foregoing representations or warranties.

      Pursuant to the Sale and Servicing Agreement, an Excess Contract shall be reassigned to the Trust Depositor and the Trust Depositor shall make a deposit in the Collection Account in immediately available funds in an amount equal to the sum of the Discounted Contract Balance of the Excess Contract together with accrued interest thereon and any outstanding Servicer advances thereon. Any amount deposited into the Collection Account in connection with the reassignment of an Excess Contract shall be considered payment in full of the Excess Contract and shall be treated as an amount available for distribution to you. In the alternative, the Trust Depositor may instead cause the Originators, or either of them, to convey to the Trust Depositor, a Substitute Contract (otherwise satisfying the terms and conditions generally applicable to Substitute Contracts in other situations described herein) in replacement for the Excess Contract, which shall thereupon be deemed released by the Trust (and Indenture Trustee) and reconveyed through the Trust Depositor to the Originator thereof. See "-- Substitute Contracts and Additional Contracts".

Material Modifications to Contracts

      Under the terms of the Sale and Servicing Agreement, the Servicer may vary the provisions of a contract, some of which constitute material modifications. Under the Sale and Servicing Agreement, only the following modifications are permitted:

* waivers and other modifications that are: (i) made in accordance with the Servicer's customary and usual practices and (ii) do not have the effect of accelerating, delaying, reducing or extending the dates for scheduled payments for such contract (the rating agencies rating the Notes may waive this requirement);
* to the extent consistent with the Servicer's past practices, the Servicer may reduce one to three scheduled payments for a contract if additional payments are added to the scheduled payments subsequently due and the discounted contract balance of such contract as modified equals or exceeds the discounted contract balance prior to such modification; provided, that the Discounted Contract Balances of all contracts which have similarly reduced scheduled payments does not exceed 5% of the aggregate Discounted Contract Balance of the contracts as of the initial cutoff date and no payments are deferred beyond the stated maturity date for the Class B Notes;
* waiver of any late payment charge and other service fees that may be collected in the ordinary course of servicing such contract; or
* permit prepayment of a contract that is not otherwise prepayable by its terms; provided, that the Servicer will not permit early termination or full prepayment unless the Trust receives an amount at least equal to the Discounted Contract Balance of the contract on the date of such prepayment plus accrued and unpaid interest thereon.

Non-material adjustments or modifications in contract terms may be effected by the Servicer on behalf of the Trust without your consent and without affecting the status of the contract as part of the Trust. In the event material modifications are made to a con tract, the Originators and the Trust Depositor will have the option to substitute for such materially modified contract a Substitute Contract, subject to the conditions set forth in "-- Substitute Contracts and Additional Contracts". The aggregate Discounted Contract Balance for all Substitute Contracts which replace materially modified contracts cannot exceed 10% of the aggregate Discounted Contract Balance of all of the contracts as of the initial cutoff date.

Definition of Defaulted Contracts

      A contract will automatically be deemed to be in default (a "defaulted contract") if (i) a full contractual payment has not been received from the obligor (or the Vendor, if Vendor recourse is applicable), for 120 days or such shorter period as the Originators may determine consistent with their respective collection policy; or (ii) if at any time the Servicer determines, in accordance with its customary and usual practices, that such contract is not collectible (and taking into account any available Vendor recourse). The current policy of the Servicer with respect to writing off contracts is described in "Heller Financial, Inc. and Heller Financial Lea sing, Inc. --- Global Vendor Finance --- Collection Process/Vendor Recourse" and "Heller Financial, Inc. and Heller Financial Leasing, Inc. --Commercial Equipment Finance -- Collection/Servicing" above.

      Upon classification as a defaulted contract, the Servicer shall accelerate all payments due thereunder or take such other action as the Servicer reasonably believes will maximize the amount of recoveries in respect thereof and shall otherwise follow its customary and usual collection procedures, which may include the repossession and sale of any related equipment or other security on behalf of the Trust.

Substitute Contracts and Additional Contracts

      In the event a contract becomes a defaulted contract, a materially modified contract, an ineligible contract or an Excess Contract, the Originator will have the option to substitute for such contract another of similar characteristics (a "Substitute Contract"), subject to an overall limitation, in respect of defaulted contracts or materially modified Contracts only, of an aggregate amount not to exceed 10% of the aggregate Discounted Contract Balance of the contracts as of January 1, 1999, the initial cutoff date. See "--Material Modifications to Contracts" and "Definition of Defaulted Contracts".

      The Originators have from time to time, and the Servicer may, under the terms of the Sale and Servicing Agreement, permit or agree to the early termination or full prepayment of any contract in certain circumstances, and on the terms and subject to the conditions more fully specified in the Sale and Servicing Agreement. Such circumstances may include, without limitation, a full or partial buyout of the equipment which is the subject of the contract, or an equipment upgrade. In the event of an early termination of a contract which has been prepaid in full, the Trust Depositor will have the option to cause the Trust to reinvest the proceeds of such contract in one or more contracts having similar characteristics to such terminated contract (each an "Additional Contract") The Servicer is not authorized to permit an early termination of a contract, without the addition to the Trust of a related Additional contract, unless the amount to be prepaid (whether by the related obligor, or through a combination of payments from the related obligor and from the Originator/Servicer) on such terminated contract is equal at least to the then Discounted Contract Balance of the Contract, plus any delinquent payments thereon.

      The Substitute Contracts and Additional Contracts will have a Discounted Contract Balance equal to or greater than that of the contracts being modified and/or replaced and the monthly payments on the Substitute Contracts or Additional Contracts will be at least equal to those of the replaced contracts through the term of such replaced contracts. In no event will the aggregate scheduled payments of the contracts, after the inclusion in the Trust of the Substitute Contracts and reinvestment in Additional Contracts, be less than the aggregate scheduled payments of the contracts prior to such substitution or reinvestment. In addition, either the final payment on such Substitute Contract or Additional Contract will be on or prior to [ ], or, to the extent the final payment on such contract is due after [ ], only scheduled payments due on or prior to such date may be included in the Discounted Contract Balance of such contract for the purpose of making any calculation under the Indenture or the Sale and Servicing Agreement.

Indemnification

         The Sale and Servicing Agreement provides that the Servicer will indemnify the Trust Depositor, the Trust, the Owner Trustee, and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Sale and Servicing Agreement.

      Under the Sale and Servicing Agreement, the Trust Depositor has agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by you in the capacity of an investor in the Notes) a rising out of or based on the arrangement created by the Sale and Servicing Agreement as though such agreement created a partnership under the Illinois Uniform Limited Partnership Act in which the Trust Depositor was a general partner. In the event a successor Servicer is appointed, the successor Servicer will indemnify and hold harmless the Trust Depositor for any losses, claims, damages and liabilities of the Trust Depositor as described in this paragraph arising from the actions or omissions of such successor Servicer. Except as provided in the preceding paragraph, the Sale and Servicing Agreement provides that none of the Trust Depositor, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Sale and Servicing Agreement. However, none of the Trust Depositor, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

      In addition, the Sale and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Sale and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Noteholders with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereunder.

Collection and Other Servicing Procedures

      Pursuant to the Sale and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the contracts in accordance with its customary and usual procedures for servicing contracts comparable to the contracts.

      For each collection period (which period begins on the second day of a calendar month and ends on and includes the first day of the immediately following calendar month), if the Servicer determines that any scheduled payment with respect to any contract which was due during such collection period was not received in full prior to the end of such collection period, the Servicer may advances uch unpaid scheduled payment. However, the Servicer is not obligated to do so. Furthermore, the Servicer will not advance such payment unless it, in its sole discretion, determines that it can recover its advance from subsequent payments on or with respect to the contract. The Servicer shall be entitled to reimbursement of the Servicer advances from subsequent payments on or with respect to the contract, including collections of any prepayment amount, amounts deposited in the Collection Account for the repurchase of ineligible contracts or recoveries with respect to such contract, and, if the Servicer determines that its advances will not be recovered from the contracts to which its advances were related, from other contracts included in the Trust.

Certain Other Matters Regarding the Servicer

      The Servicer may not resign from its obligations and duties under the Sale and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Indenture Trustee (or a successor to the Servicer) has assumed the Servicer's responsibilities and obligations under the Sale and Servicing Agreement.

      Any person into which, in accordance with the Sale and Servicing Agreement, Heller Financial or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which Heller Financial or the Servicer is a party, or any person succeeding to the business of Heller Financial or the Servicer, will be the successor to Heller Financial, as the Servicer, under the Sale and Servicing Agreement.

Servicer Default

      In the event of any servicer default (as described below), either the Indenture Trustee or the Required Holders, by written notice to the Servicer and the Owner Trustee (and to the Indenture Trustee, if given by the Noteholders), may terminate all of the rights and obligations of the Servicer, as servicer, under the Sale and Servicing Agreement. If the Indenture Trustee within 60 days of receipt of such termination notice is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that the Servicer cannot in good faith cure the servicer default which gave rise to such termination notice, then the Indenture Trustee shall offer the Trust Depositor the right at its option to accept retransfer of the Trust's assets on the following Note interest and principal payment date. The purchase price for such a retransfer shall be equal to the sum of the aggregate principal amount of all Notes and Certificates on such payment date plus accrued and unpaid interest thereon at the applicable interest rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the date of such retransfer.

      The Indenture Trustee shall, as promptly as possible after giving a termination notice, appoint a successor Servicer and if no successor Servicer has been appointed by the Indenture Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Sale and Servicing Agreement shall pass to and be vested in the Indenture Trustee. Prior to any appointment of such successor, the Indenture Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Sale and Servicing Agreement to serve as a successor

Servicer for servicing compensation not in excess of the servicing fee set forth herein. The rights and interest of the Trust Depositor under the Sale and Servicing Agreement as holder of the Certificate will not be affected by any such termination or appointment of a successor to the Servicer.

      A "servicer default" refers to any of the following events:

      (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Owner Trustee or the Indenture Trustee pursuant to the Sale and Servicing Agreement on or before the date occurring three business days after the date such payment, transfer, deposit, or such instruction or notice or report is required to be made or given, as the case may be, under the terms of the Sale and Servicing Agreement; or

      (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Sale and Servicing Agreement which has a material adverse effect on the Noteholders, which continues unremedied for a period of 30 days after the first to occur of
               (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Noteholders or the Indenture Trustee on behalf of such Noteholders of Notes aggregating not less than 25% of the principal amount of any Class adversely affected thereby and (ii) the date on which the Servicer becomes aware thereof and such failure continues to materially adversely affect the Noteholders for such period; or

      (c) any representation, warranty or certification made by the Servicer in the Sale and Servicing Agreement or in any certificate delivered pursuant to the Sale and Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders and which continues to be incorrect in any material respect for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer and the Owner Trustee by the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders or by the Indenture Trustee on behalf of holders of Notes aggregating not less than 25% of the principal amount of any class adversely affected thereby and (ii) the date on which the Servicer becomes aware thereof, and such incorrectness continues to materially adversely affect such holders for such period; or

      (d) any event relating to bankruptcy, insolvency or receivership shall occur with respect to the Servicer.

      Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five business days or referred to under clause (b) or (c) for a period of 60 days (in addition to any period provided in (a), (b) or (c)) shall not constitute a servicer default until the expiration of such additional five business days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrences. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement and the Servicer shall provide the Owner Trustee, the Indenture Trustee and the Trust Depositor prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee in writing of any servicer default.

      If an event relating to bankruptcy, insolvency or receivership occurs with respect to the Servicer and no other event which would result in a servicer default has occurred, an unpaid creditor of the Servicer or a representative of creditors of the Servicer, such as a trustee in bankruptcy, or the Servicer acting as a debtor-in-possession, would have the power to prevent either the Indenture Trustee or the Noteholders from appointing a successor Servicer.

Evidence as to Compliance

      The Sale and Servicing Agreement provides that on or before March 31 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Trust Depositor) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the related contracts and that, on the basis of such procedures, nothing came to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Sale and Servicing Agreement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

      The Sale and Servicing Agreement provides for delivery to the Indenture Trustee and each rating agency rating the Notes on or before March 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Sale and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

      Copies of all statements, certificates and reports furnished to the Indenture Trustee may be obtained by a request in writing delivered to the Indenture Trustee.

Amendments

      The Sale and Servicing Agreement may be amended from time to time by agreement of the Owner Trustee, the Indenture Trustee and the Trust Depositor without your consent or the consent of the Certificateholders (or the Indenture Trustee) (i) to cure any ambiguity or (ii) to add any consistent provisions; provided, that such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder or holder of Certificates.

      The Sale and Servicing Agreement may also be amended from time to time by the Trust Depositor, the Servicer, the Indenture Trustee and the Owner Trustee with the consent of the Noteholders holding Notes evidencing not less than 66 2/3% of the principal amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner your rights. No such amendment, however, may

      (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Note without the consent of each Noteholder affected thereby;

      (ii) change the definition of (or that of any definition included within the definition of) or the manner of calculating the "Class A-1 Principal Payment Amount", the "Class A-2 Principal Payment Amount", the "Class A-3 Principal Payment Amount", the "Class A-4 Principal Payment Amount", the "Class B Principal Payment Amount", the "Class C Principal Payment Amount", the "Class D Principal Payment Amount", the "Discounted Contract Balance", the "Required Holders", the amounts available for distribution to Noteholders or the principal amount of the Notes without the consent of each Noteholder and holder of the Certificates; or

      (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each holder of the security affected thereby; or

      (iv) modify, amend or supplement the provisions of the Sale and Servicing Agreement relating to the allocation of collections on the contracts (see "Description of the Notes and Indenture-- Amounts Available for Payments on the Notes") without the consent of each Noteholder; or

      (v) make any security issued by the Trust payable in money other than U.S. dollars without the consent of each holder of the security affected thereby.

      Promptly following the execution of any such amendment (other than an amendment described in the preceding paragraph), the Owner Trustee will furnish written notice of the substance of such amendment to each affected Noteholder and Certificateholder.

The Owner Trustee

      [      ] will be the Owner Trustee under the Sale and Servicing Agreement.
Heller Financial and its affiliates may from time to time enter into banking and trustee relationships with the Owner Trustee and its affiliates. Heller Financial and its affiliates may hold Notes in their own names; however, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Owner Trustee by the Noteholders as a group.

      For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust's assets may at the time be located, the Owner Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust's assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee will be conferred or imposed upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

      The Owner Trustee may resign at any time, in which event a successor Owner Trustee will be appointed as provided in the Sale and Servicing Agreement. The Servicer may also remove the Owner Trustee if such Owner Trustee ceases to be eligible to continue as such under the Sale and Servicing Agreement. In such circumstances, a successor Owner Trustee will be appointed as provided in the Sale and Servicing Agreement. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee does not become effective until acceptance of the appointment by the successor Owner Trustee.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general and brief discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the Notes. The discussion that follows, and the opinion described below of Winston & Strawn, special tax counsel to the Trust Depositor ("Tax Counsel"), are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service ("IRS") rulings on comparable transactions or instruments to those described in this Prospectus. As a results, there can be no assurance that the IRS will not challenge the conclusions reached in this description of Material Federal Income Tax Consequences, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect t he accuracy of the statements set forth below.

      This summary of material Federal Income Tax Consequences has been prepared in compliance with the directive of the SEC that "plain English" be used. As a result, certain of the complex technical rules which would not be applicable to most investors but may apply to some specific types of investors (e.g. dealers in securities) have not been included. Also, the descriptions of the relevant tax rules are intended to explain the general application of the rules. This summary does not attempt to explain fully every relevant technical aspect of the applicable tax provisions. BECAUSE THIS SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES IS INTENDED TO BE GENERAL IN NATURE, IT IS RECOMMENDED THAT PROSPECTIVE INVESTORS CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

      This summary material federal income tax matters is divided into two parts. The first part describes the classification of the Notes as debt and the treatment of the Trust as a pass-thru entity (i.e., rather than as a corporation or other entity subject to tax at the entity level). The second part describes the taxation of an investor in the Notes. Under the caption "General Tax Treatment of Noteholders" is a description of the tax consequences for what is expected to be the typical investment situation. The description of General Tax Treatment of Noteholders provides a summary of federal income tax consequences for investors who are citizens or residents of the United States who purchase U.S. dollar denominated Notes for investment (rather than acting as a dealer in securities) at a purchase price equal to the principal amount of the Notes
(plus accrued interest, if any). There are a variety of technical tax rules which can be expected to apply only to certain types of investors or in certain special circumstances. Those rules are separately described under the caption "Special Tax Rules". Those special rules apply, for example, to investors who are foreign persons or who purchase a Note at a price which is higher or lower than a Note's principal amount. IT IS RECOMMENDED THAT EACH PROSPECTIVE INVESTOR CONSULT A TAX ADVISOR TO DETERMINE WHETHER ANY OF THE SPECIAL TAX RULES ARE APPLICABLE.

Classification of the Notes and the Trust

      In connection with the issuance of the Notes, Tax Counsel will deliver its opinion that, for federal income tax purposes, under existing law (1) the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and (2) the Notes will be treated as indebtedness. In rendering these opinions, Tax Counsel has assumed that the terms of the various documents relating to the issuance of the Notes will be complied with by all of the parties to the transaction. Those terms include a requirement, which each investor agrees to by virtue of acquiring ownership of any beneficial interest in a Note, that the Trust and the investors in th e Notes treat the Notes a indebtedness for federal income tax purposes. The opinion of Tax Counsel does not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

      Although it is the opinion of Tax Counsel that the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and the Notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Trust or the Notes will prevail. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, such Notes might be treated as equity interests in the Trust. As a result, the Trust might be classified as a publicly traded partnership taxable as a corporation. If the Trust were classified as a publicly traded partnership taxable as a corporation, the Trust would be subject to United Stated federal income tax on its net income. An imposition of such corporate-level income tax could materially reduce the amount of cash that would be available to make payments of principal and interest on the Notes. Alternatively, if the Trust were classified as a partnership (other than a publicly traded partnership taxable as a corporation), the Trust itself would not be subject to United States federal income tax. Instead, holders of Notes that were determined to be equity interests in such partnership would be required to take into account their allocable share of the Trust's income and deductions. Such treatment may have adverse federal income tax consequences for certain Noteholders. For example: (1) income to certain tax-exempt entities (including pension funds) may constitute "unrelated business taxable income,"
(2) income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, (3) individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses , and (4) income from the Trust's assets would be taxable to Noteholders without regard to whether cash distributions are actually made by the Trust or any particular Noteholder's method of tax accounting.

      The discussion that follows assumes that the Notes will be treated as indebtedness for federal income tax purposes.

General Tax Treatment of Noteholders

      Payments of Interest. An investor will be taxed on the amount of payments of interest on a Note as ordinary interest income at the time it accrues or is received in accordance with the investor's regular method of accounting for United States federal income tax purposes.

      Sale or Other Disposition of a Note. An investor who disposes of a Note, whether by sale, exchange for other property, or payment by the Trust, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition (not including any amount attributable to accrued by unpaid interest) and the investor's adjusted tax basis in the Note. In general, an investor's adjusted tax basis in a Note will be equal to the initial purchase price. Any gain or loss recognized upon the sale or other disposition of a Note will be capital gain or loss. For non-corporate investors, capital gain recognized on the sale or other disposition of a Note held by the investor for more than one year will be taxed at a maximum rate of 20%. Capital gain for a Note held for one year or less is taxed at the rates applicable to ordinary income (i.e., up to 39.6%). Taxpayers must aggregate capital gains and losses for each taxable year. In the event a taxpayer realizes a net capital loss for any year there are limits on the amount of such capital losses which can be deducted.

      Information Reporting and Backup Withholding. The Trust (or an agent acting on its behalf) will be required to report annually to the IRS, and to each non-corporate Noteholder, the amount of interest paid on the Notes for each calendar year. Each non-corporate Noteholder (other than Noteholders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate (Form W-9) containing the Noteholder's name, address, correct federal taxpayer identification number and a statement that the Noteholder is not subject to backup withholding. Should a non-exempt Noteholder fail to provide the required certification, the Trust will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the Noteholder and remit the withheld amounts to the IRS as a redact against the Noteholder's federal income tax liability.

Special Tax Rules

      Special Types of Investors. The reference to United States citizens or residents in the description of General Tax Treatment of Noteholders set forth above applies not only to individuals but also to any investor who is: (1) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof, (2) an estate the income of which is subject to the United States federal income taxation regardless of its sources, or (3) a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Any investor which is not a United States citizen or resident should review the summary below for investment in Notes by foreign persons. Also, neither the description of General Tax Treatment of Noteholders above nor this discussion of Special Tax Rules describes tax consequences to special classes of investors, including investors who are dealers in securities or currencies, persons holding Notes as a part of a hedging transaction, certain financial institutions or insurance companies. Those particular types of investors are subject to specific federal income tax treatment which is not generally applicable to other investors. This summary of Material Federal Income Tax Consequences does not describe tax consequences for those types of investors.

      Purchase at a Discount. An investor who purchases a Note as part of the initial offering by the Trust for an issue price that is less than its "stated redemption price at maturity" will generally be considered to have purchased the Note at an original issue discount for United States federal income tax purposes (generally referred to as "OID"). In general, the stated redemption price at maturity for a Note is equal to the principal amount. If a Note is acquired with OID the investor will be required to include in income each year, taxable as ordinary income in the same manner as cash interest payments, a portion of the OID. For each basis investors, such as individuals, the requirement that OID be accrued as income each year means the investor recognizes taxable income even though the investor does not receive cash corresponding to that income. The amount of OID accrued as income each year is based upon a formula which looks at the constant yield on the Notes and the term to maturity so as to annually allocate a proportionate share of OID. Under these rules, investors generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

      In determining whether a Note has OID, the issue price of the Note may not necessarily equal the investor's purchase price (although they generally should be the same). The issue price of a Note will equal the initial offering price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers) at which price a substantial amount of the Notes is sold.

      If an investor acquires a Note in a secondary market transaction for a purchase price which is less than the principal amount or other amount payable at maturity of the Note, the difference is referred to for tax purposes as market discount. Similarly to OID, an investor must accrue a portion of the market discount each year. The amount of market discount which accrues annually will be calculated on a straight-line basis over the remaining term to maturity of the Note unless the investor elects to accrue market discount using the constant yield method (i.e., the OID method). Unlike OID, however, an investor does not include accrued market discount in ordinary income each year. Rather, the aggregate amount of accrued market discount is included in income when an investor sells or otherwise disposes of the Note. At that time, the portion of the amount realized by the investor on the sale or other disposition of the Note equal to accrued market discount is taxed as ordinary income (maximum tax rate of 39.6%) rather than long term capital gain (maximum tax rate of 20%).

      If an investor would prefer to be taxed on the annual accrual of market discount each year rather than being taxed on the aggregate amount of all accrued market discount when the Note is sold or otherwise disposed of, the investor can file an election to do so. Such an election would apply to all of the investor's debt investments acquired in or after the taxable year in which the Notes are acquired and not just to the Notes.

      Whenever an investor accrues and includes in income an amount of OID or market discount, the investor's adjusted basis in the corresponding Note is increased by that same amount. As a result, the investor would recognize a lower capital gain (or greater capital loss) on the sale or other disposition of the Note.

      In general, if the amount of OID or market discount would be less than 1/4th of one percent of the Note's principal or other stated redemption price at maturity, the investor can disregard the OID or market discount rules.

      Purchase at a Premium. If an investor purchases a Note for a price that exceeds the principal amount or other amount payable at maturity, the investor will be considered to have an amortizable bond premium. An investor can elect to accrue a portion of the premium each year as a deduction to offset interest income on the corresponding Note. The amount of premium which can be amortized and deducted each year is calculated using a constant yield method over the remaining term to maturity of the Note. The deduction is available only to offset interest income on the corresponding Note; it cannot be used as a deduction to the extent it exceeds taxable Note interest. The adjusted tax basis which an investor has in a Note must be reduced by the amount of premium for which a deduction is claimed. Because the basis is reduced, the investor would recognize a larger taxable capital gain (or a smaller capital loss) on the sale or other disposition of the Note. If an investor elects to amortize and deduct premium, the election will apply to all of the investor's debt investments and not just to the Notes.

      Non-Standard Interest Rates. The description of General Tax treatment of Noteholders assumes that the investor's Notes provide for payment of interest at a fixed rate or a variable rate which is tied to LIBOR, U.S. Treasury rates, bank prime rates or similar benchmark rates. Interest payable pursuant to those types of fixed and variable rates is referred to for certain federal income tax purposes as qualified stated interest.

      If a Note provides for interest other than qualified stated interest, the tax consequences to an investor may differ from those described previously in this summary. If the Trust issues Notes which provide for interest other than qualified stated interest, the tax consequences will be described in the applicable Pricing Supplement.

      Foreign Currency Notes. The description of General Tax Treatment of Noteholders assumes the Notes are denominated in U.S. dollars. Special rules apply to Notes which are denominated in or determined by reference to the value of currency units other than the U.S. dollar.

      An interest payment on a foreign currency Note will includible in income by the investor based on the U.S. dollar value of the foreign currency payment determined on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time.

      In the case of interest income on a foreign currency Note that is required to be included in income by the investor prior to receipt of payment (e.g., OID accrual) the investor will be required to include in income the U.S. dollar value of the amount of interest income that has accrued. Unless the investor makes the election discussed in the next paragraph, the U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period. Subsequently, when the investor actually receives cash corresponding to the accrued income, the investor will recognize, as ordinary gain or loss, foreign currency exchange gain or loss reflecting fluctuations in currency exchange rates between the last day of the relevant accrual period and the date of payment.

      Under the so-called "spot rate convention election", an investor may elect to translate accrued interest income into U.S. dollars at the exchange rate in effect on the last day of the relevant accrual period. Additionally, if a payment of such income is actually received within five business days of the last day of the accrual period or taxable year, an electing investor may instead translate such income into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the investor at the beginning of the first taxable year to which the election applies or thereafter acquired by the investor.

      In order for an investor to calculate the amount of gain or loss recognized on the sale or other disposition of a Note denominated in (or by reference to) a foreign currency, the investor must know the adjusted tax basis in U.S. dollars. In general, if an investor pays for a Note with foreign currency, the investor's basis in the Note is equal to the U.S. dollar value of the foreign currency on the purchase date. An investor that purchases a foreign currency Note will recognize ordinary income or loss in an amount equal to the difference, if any, between the investor's tax basis in the foreign currency and the U.S. dollar market value of the foreign currency Note on the date of purchase.

      For purposes of determining the amount of any gain or loss recognized by the investor on the sale or other disposition of a foreign currency Note, the amount realized by the investor from the sale or other disposition generally will be the U.S. dollar value of the foreign currency received determined on the date of disposition in the case of an accrual basis investor and on the date payment is received in the case of a cash basis investor.

      The portion of any gain or loss realized upon the sale or other disposition of a foreign currency Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss. Such portion will equal the difference between (1) the U.S. dollar value of the foreign currency principal amount of the Note determined on the date the Note is disposed of an
(2) the U.S. dollar value of the foreign currency principal amount of the Note determined at the exchange rate on the date the investor acquired such Note. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by an investor on the sale or other disposition of the foreign currency Note. Any gain or loss recognized in excess of such foreign currency gain or loss will be capital gain or loss.

      Discount and premium calculations with respect to foreign currency Note are determined in the relevant foreign currency. The amount of discount or premium that is included in or reduces income currently is determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period or with reference to the spot rate convention election as described above. Exchange gain or loss realized with respect to such accrued discount or premium is determined and recognized in accordance with the rules described above.

      Foreign Investors. Special tax rules apply to the purchase of notes by foreign persons. For U.S. tax purposes, foreign investors include any person who is not (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its sources, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

      Interest paid or accrued to a foreign investor that is not effectively connected with the conduct of a trade or business within the United States by the investor will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax as long as the foreign investor (1) is not actually or constructively a 10 percent shareholder of the Trust or a controlled foreign corporation related to the Trust through stock ownership and (2) provides (or has a financial institution provide on its behalf) an appropriate statement (Form W-8) to the Trust or paying agent that is signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign investor must provide a new Form W-8 within 30 days. The Form @-8 is generally effective for three years. If the foreign investor fails to satisfy these requirements so that interest on the investor's Notes was not portfolio interest, interest payments would be subject to United States federal income and withholding tax treaty, the foreign investor must provide the paying agent with Form 1001. This form is also effective for three years.

      Any capital gain realized on the sale or other taxable disposition of a Note by a foreign investor will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the Unites States by the investor and (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year. If an individual foreign investor is present in the U.S. for 183 days or more during the taxable year, the gain on the sale or other disposition of the Notes could be subject to a 30% withholding tax unless reduced by treaty.

      If the interest, gain or income on a Note held by a foreign investor is effectively connected with the conduct of a trade or business in the United Stated by the investor, the Noteholder (although exempt from the withholding tax previously discussed if an appropriate statement (Form 4224) is furnished to the paying agent) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. Form 4224 is effective for only one calendar year. In addition, if the foreign investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

      Treasury Regulations which will become effective for Note payments made after December 31, 1999 (regardless of when a foreign investor acquired Note) may change reporting requirements for certain withholding agents.

      If a foreign investor fails to provide necessary documentation to the Trust or its paying agent regarding the investor's taxpayer identification number of certification of exempt status, a 31% backup withholding tax may be applied to Note payments to that investor. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign investor's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

State and Local Tax Consequences

      Because of the differences in state and local tax laws and their applicability to different investors, it is not possible to summarize the potential, state and local tax consequences of purchasing, holding or disposing of the Notes and no opinions of counsel have been obtained regarding state tax matters. ACCORDINGLY, IT IS RECOMMENDED THAT EACH PROSPECTIVE INVESTOR CONSULT A TAX ADVISOR REGARDING THE STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.


                             ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans or individual retirement accounts ("Code Plans," and together with ERISA Plans, "Plans") and persons who are "disqualified persons" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in the Notes, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in the Notes, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan.

Prohibited Transactions

      In addition, Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(1) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Trust Depositor, the Underwriter, the Servicer, the Indenture Trustee or the Owner Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of the Notes by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Code, unless an administrative exemption described below or some other exemption is available.

      The Notes may not be purchased with the assets of a Plan if the Trust Depositor, the Underwriter, the Servicer, the Indenture Trustee, or the Owner Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan; or (c) is an employer of employees covered under the Plan unless such investment is made through an insurance company general or pooled separate account or a bank collective investment fund and an exemption is available.

      Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes - for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager;" PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the Notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

      Due to the complexity of these rules and the penalties imposed, any fiduciary or other Plan investor who proposes to invest assets of a Plan in the Notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of doing so.

                             PLAN OF DISTRIBUTION

General

      Subject to the terms and conditions set forth in an (i) underwriting agreement dated , 1999 for the sale of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and the Class A-4 Notes, the Trust Depositor has agreed to sell
to [    ], [    ], and [    ] and each of such underwriters has separately
agreed to purchase from the Trust Depositor, the principal amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and the Class A-4 Notes set forth opposite its name below and (ii) an underwriting agreement dated , 1999 for the sale of the Class B Notes, the Trust Depositor has agreed to sell to [ ] the Class B Notes and such underwriter has agreed to purchase from the Trust Depositor, the principal amount of the Class B Notes set forth opposite its name below:

                              Aggregate Principal Amount to be Purchased
                           Class A-1 Receivable-Backed Notes, Series 1999-1

   [                    ]                          $
   [                    ]                          $
   [                    ]                          $



                              Aggregate Principal Amount to be Purchased
                           Class A-2 Receivable-Backed Notes, Series 1999-1 Class A-3 Receivable-Backed Notes, Series 1999-1 Class A-4 Receivable-Backed Notes, Series 1999-1

    [                  ]                          $
    [                  ]                          $
    [                  ]                          $



                                 Aggregate Principal Amount to be Purchased
                               Class B Receivable-Backed Notes, Series 1999-1

    [                  ]                          $


In the respective underwriting agreements, the underwriters respectively have agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered pursuant to this prospectus hereby if any of such Notes are purchased.

      The underwriters of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes have advised the Trust and the Trust Depositor that such underwriters propose initially to offer the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes to the public at the price set forth on the cover page hereof and to certain dealers at such price less a selling concession not in excess of [ ]% of the initial principal amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes. Such underwriters may allow and such dealers may reallow a concession not in excess of [ ]% of the initial principal amount of such classes of Notes.

      The underwriter of the Class B Notes has advised the Trust and the Trust Depositor that such underwriter proposes initially to offer the Class B Notes to the public at the price set forth on the cover page hereof and to certain dealers at such price less a selling concession not in excess of [ ]% of the initial principal amount of the Class B Notes. Such underwriter may allow and such dealers may reallow a concession not in excess of [ ]% of the initial principal amount of the Class B Notes.

      The respective underwriting agreements provide that Heller Financial and the Trust Depositor, jointly and severally, will indemnify the underwriters of the offered Notes against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the respective Underwriters may be required to make in respect thereof.

      There is currently no secondary market for the Notes and you should not assume that one will develop. The underwriters currently expect, but are not obligated to make a market in the offered Notes. You should not assume that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

      Until the distribution of the offered Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the offered Notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered Notes.


      Certain persons participating in this offering may engage in transactions that affect the price of the offered Notes. Such transactions may include the purchase of the offered Notes to cover syndicate short positions. If the underwriters create a short position in the offered Notes in connection with the offering, i.e., if it sells more Notes than are set forth on the cover page of this prospectus, the underwriters may reduce that short position by purchasing such classes of Notes in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the Originators nor the underwriters make any representations or prediction as to the direction or magnitude of any effect that the transactions described above, if engaged in, may have on the prices of the offered Notes. In addition, neither the Originators nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      In addition, [         ] will act as the private placement agent for the
Trust Depositor in connection with the sale of the Class C Notes and Class D Notes and will receive compensation therefor.

      In the ordinary course of its business, the underwriters and their affiliates have engaged and may engage in commercial banking and investment banking transactions with Heller Financial and its affiliates, including the Trust Depositor and Heller Financial Leasing, Inc.

                              RATING OF THE NOTES

      It is a condition to the issuance of the Notes that they receive the following ratings from the following rating agencies:


       Class
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes
Class C Notes
Class D Notes

      Such rating will reflect only the views of the rating agencies and will be based primarily on the subordination of the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and the Class D Notes and Certificates (in the case of the Class A-1 Notes), the subordination of the Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and the Class D Notes and Certificates (in the case of the Class A-2 Notes), the subordination of the Class A-4 Notes, Class B Notes, Class C Notes and the Class D Notes and Certificates (in the case of the Class A-3 Notes), the subordination of the Class B Notes, Class C Notes and the Class D Notes and Certificates (in the case of the Class A-4 Notes), the subordination of the Class C Notes and the Class D Notes and Certificates (in the case of the Class B Notes) and the subordination of the Class D Notes and Certificates (in the case of the Class C Notes), as well as the value and creditworthiness of the contracts and equipment. The ratings are not a recommendation to purchase, hold or sell the Notes, since such ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning rating agency. There is no assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse affect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The rating does not address the rate of prepayments that may be experienced on the contracts and, therefore, does not address the effect of the rate of prepayments on the return of principal to you.

                                 LEGAL MATTERS

      Certain legal matters relating to the Notes, including certain federal income tax matters, as well as other matters, will be passed upon for the Trust, the Trust Depositor, the Originator/Servicer and the Administrator by Winston & Strawn, Chicago, Illinois. Certain legal matters for the Underwriters will be passed upon by Cadwalader, Wickersham & Taft, New York, New York.

                                INDEX OF TERMS

"Additional Contract" means a contract which is being substituted for a contract which has been terminated prior to its maturity date subject to the conditions specified in the Sale and Servicing Agreement. See "The Sale and Servicing Agreement -- Substitute Contracts and Additional Contracts".

"Additional Principal" means, with respect to a principal payment date,

      (i) $0, if the Class B Target Investor Principal Amount, Class C Target Investor Principal Amount and Class D Target Investor Principal Amount exceed the Class B Floor, Class C Floor and Class D Floor, respectively; or
      (ii)     the excess, if any, of

               (A) the aggregated Discounted Contract Balance as of the last day of the immediately preceding collection period over
               (B) the sum of the Class A Principal Payment Amount, Class B Principal Payment Amount, Class C Principal Payment Amount and Class D Principal Payment Amount on such payment date.

"Certificates" means the Certificates having an initial certificate balance of $[ ] representing fractional undivided beneficial equity interests in the Heller Equipment Asset Receivables Trust 1999-1 and issued pursuant to the Trust Agreement dated as of March 1, 1999 between the Owner Trustee and the Trust Depositor.

"Class A-1 Notes" means the [ ]% Class A-1 Receivable-Backed Notes, Series 1999-1 described in this prospectus.

"Class A-2 Notes" means the [ ]% Class A-2 Receivable-Backed Notes, Series 1999-1 described in this prospectus.

"Class A Percentage" means [ ]%, which is the ratio of (i) the sum of the initial principal amount of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes to (ii) the aggregate Discounted Contract Balance as of [ ] minus the initial principal amount of the Class A-1 Notes.

"Class A Principal Payment Amount" means, with respect to a date on which principal is to be paid,
      (i) while there is outstanding principal on the Class A-1 Notes, the lesser of :
               (A) the amount necessary to reduce such outstanding principal to $0 and
               (B) the difference between (1) the aggregate Discounted Contract Balance of the contracts as of the last day of the second preceding completed collection period and (2) the aggregate Discounted Contract Balance of the contracts as of the last day of the immediately preceding completed collection period;
      (ii) if such payment date is the stated maturity date of the Class A-1 Notes, the entire outstanding principal amount of the Class A-1 Notes; or
      (iii) after the outstanding principal amount of the Class A-1 Notes is reduced to $0 and while there is outstanding principal on the Class A-2 Notes, the amount necessary to reduce the aggregate outstanding principal amount of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes to the Class A Target Investor Principal Amount; or
      (iv) after the outstanding principal amount of the Class A-1 Notes and Class A-2 Notes is reduced to $0 and while there is outstanding principal on the Class A-3 Notes, the amount necessary to reduce the aggregate outstanding principal amount of the Class A-3 Notes and Class A-4 Notes to the Class A Target Investor Principal Amount; or
      (v) after the outstanding principal amount of the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes is reduced to $0, the amount necessary to reduce the outstanding principal amount of the Class A-4 Notes to the Class A Target Investor Principal Amount.

"Class A Target Investor Principal Amount" means, with respect to a date on which principal is to be paid, an amount equal to the product of (i) the Class A Percentage and (ii) the aggregate Discounted Contract Balance as of the last day of immediately preceding completed collection period.

"Class B Floor" means, with respect to a date on which principal is to be paid,
      (i) [ ]% of the initial aggregate Discounted Contract Balance plus

      (ii)     the Cumulative Loss Amount as of such payment date minus
      (iii) the sum of the outstanding principal amount of the Class C Notes and Class D notes as of the immediately preceding payment date after giving effect to all principal payments made on such prior payment date minus
      (iv) the amount on deposit in the Reserve Fund after giving effect to any withdrawals to be made on such payment date.

"Class B Notes" means the [ ]% Class B Receivable-Backed Notes, Series 1999-1 described in this prospectus.

"Class B Percentage" means [ ]%, which is the ratio of (i) the initial principal amount of the Class B Notes to (ii) the aggregate Discounted Contract Balance as of [ ] minus the initial principal amount of the Class A-1 Notes.

"Class B Principal Payment Amount" means, with respect to a date on which principal is to be paid,
      (i)      while there is outstanding principal on the Class A-1 Notes, $0;
               and
      (ii) after the outstanding principal amount of the Class A-1 Notes is reduced to $0, the amount necessary to reduce the outstanding principal amount of the Class B Notes to the greater of:
               (A)     the Class B Target Investor Principal Amount; or
               (B)     the Class B Floor.

"Class B Target Investor Principal Amount" means, with respect to a date on which principal is to be paid, an amount equal to the product of (i) the Class B Percentage and (ii) the aggregate Discounted Contract Balance as of the last day of immediately preceding completed collection period.

"Class C Floor" means, with respect to a date on which principal is to be paid,
      (i)      [ ]% of the initial aggregate Discounted Contract Balance plus
      (ii)     the Cumulative Loss Amount as of such payment date minus
      (iii) the sum of the outstanding principal amount of the Class D Notes as of the immediately preceding payment date after giving effect to all principal payments made on such prior payment date minus
      (iv) the amount on deposit in the Reserve Fund after giving effect to any withdrawals to be made on such payment date;
provided, however, that if the outstanding principal amount of the Class B Notes is less than or equal to the Class B Floor on such payment date, the Class C Floor will equal the outstanding principal amount of the Class C Notes as of the immediately preceding payment date after giving effect to all principal payments made on such prior payment date.

"Class C Notes" means the [ ]% Class C Receivable-Backed Notes, Series 1999-1 described in this prospectus.

"Class C Percentage" means [ ]%, which is the ratio of (i) the initial principal amount of the Class C Notes to (ii) the aggregate Discounted Contract Balance as of [ ] minus the initial principal amount of the Class A-1 Notes.

"Class C Principal Payment Amount" means, with respect to a date on which principal is to be paid,
      (i)      while there is outstanding principal on the Class A-1 Notes, $0;
               and
      (ii) after the outstanding principal amount of the Class A-1 Notes is reduced to $0, the amount necessary to reduce the outstanding principal amount of the Class C Notes to the greater of:
               (A)     the Class C Target Investor Principal Amount; or
               (B)     the Class C Floor.

"Class C Target Investor Principal Amount" means, with respect to a date on which principal is to be paid, an amount equal to the product of (i) the Class C Percentage and (ii) the aggregate Discounted Contract Balance as of the last day of immediately preceding completed collection period.

"Class D Floor" means, with respect to a date on which principal is to be paid,
      (i)      [ ]% of the initial aggregate Discounted Contract Balance plus
      (ii)     the Cumulative Loss Amount as of such payment date minus
      (iii) the amount on deposit in the Reserve Fund after giving effect to any withdrawals to be made on such payment date;
provided, however, that if the outstanding principal amount of the Class C Notes is less than or equal to the Class C Floor on such payment date, the Class D Floor will equal the outstanding principal amount of the Class D Notes as of the immediately preceding payment date after giving effect to all principal payments made on such prior payment date.

"Class D Notes" means the [ ]% Class D Receivable-Backed Notes, Series
1999-1.

"Class D Percentage" means [ ]%, which is the ratio of (i) the initial principal amount of the Class D Notes to (ii) the aggregate Discounted Contract Balance as of [ ] minus the initial principal amount of the Class A-1 Notes.

"Class D Principal Payment Amount" means, with respect to a date on which principal is to be paid,
      (i)      while there is outstanding principal on the Class A-1 Notes, $0;
               and
      (ii) after the outstanding principal amount of the Class A-1 Notes is reduced to $0, the amount necessary to reduce the outstanding principal amount of the Class D Notes to the greater of:
               (A)     the Class D Target Investor Principal Amount; or
               (B)     the Class D Floor.

"Class D Target Investor Principal Amount" means, with respect to a date on which principal is to be paid, an amount equal to the product of (i) the Class D Percentage and (ii) the aggregate Discounted Contract Balance as of the last day of immediately preceding completed collection period.

"Collection Account" means an account held in the name of the Indenture Trustee for the benefit of the holders of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes as more fully described in "Description of the Notes and Indenture -- Collection Account".

"Cumulative Loss Amount" means, with respect to a date on which principal is to be paid, an amount equal to the excess of (i) the total of:
      (A) the outstanding principal amounts of the Notes as of the immediately preceding payment date after giving effect to all principal payments made on such date plus
      (B) the Over collateralization Balance as of the immediately preceding payment date minus
      (C) the lesser of (1) the aggregate Discounted Contract Balance as of the last day of the second preceding completed collection period and (2) the amounts available for distribution on the Notes after paying all amounts owing to the Servicer and all interest due on the Notes on such payment date over (ii) the aggregate Discounted Contract Balance as of the last day of the immediately preceding completed collection period.

"Discounted Contract Balance" means with respect to any contract, (A) as of the related cutoff date, the present value of all of the remaining scheduled payments becoming due under such contract after the applicable cutoff date discounted monthly at the discount rate or statistical discount rate, as applicable, and (B) as of any other date of determination, the sum of (1) the present value of all of the remaining scheduled payments becoming due under such contract after such date of determination discounted monthly at the discount rate or statistical discount rate, as applicable, and (2) the aggregate amount of all scheduled payments due and payable under such contract after the applicable cutoff date and prior to such date of determination (other than scheduled payments related to defaulted contracts and contracts which have terminated prior to their scheduled maturity date) that have not then been received by the Servicer. The Discounted Contract Balance for each contract shall be calculated assuming:

                  (a) All payments due in any collection period are due on the last day of such collection period;
                  (b) Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

                  (c) All security deposits and drawings under letters of credit, if any, issued in support of a contract are applied to reduce scheduled payments in inverse order of the due date thereof.

The discount rate is calculated as the sum of (i) the weighted average of the interest rate of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes and (ii) [ ]%.

"Excess Contract" means a contract the removal of which from the Trust's assets will cure a breach of certain representations and warranties made by the Originators with respect to the concentrations of certain types of contracts in the pool of contracts transfer red by the Originators to the Trust Depositor pursuant to the Sale and Servicing Agreement. See "The Sale and Servicing Agreement--Concentration Amounts; Definition of Excess Contract."

"Excluded Amounts" means (i) collections on deposit in the Collection Account or otherwise received by the Servicer on or with respect to the contracts or related equipment, which collections are attributable to any taxes, fees or other charges imposed by any governmental authority; (ii) collections representing reimbursements of insurance premiums or payments for certain services that were not financed by the Originator; and (iii) any proceeds from the sale or other disposition of equipment in excess of the difference between
(x) the Discounted Contract Balance of the related contract as of the applicable cutoff date, over (y) the present value as of the applicable cutoff date of all amounts (other than Excluded Amounts) actually received by the Trust in respect of such contract, discounted monthly at the discount rate of [ ]% due on or after the applicable cutoff date for such contracts.

"Heller Financial" -- Heller Financial, Inc., a Delaware corporation.

"Noteholders" means the holders of the   [ ]% Class A-1 Receivable-Backed
Notes, Series 1999-1, [ ]% Class A-2 Receivable-Backed Notes, Series 1999-1, [ ]% Class A-3 Receivable-Backed Notes, Series 1999-1, [ ]% Class A-4 Receivable-Backed Notes, Series 1999-1, [ ]% Class B Receivable-Backed Notes, Series 1999-1, [ ]% Class C Receivable-Backed Notes, Series 1999-1 and [ ]% Class D Receivable-Backed Notes, Series 1999-1.

"Notes" means the [ ]% Class A-1 Receivable-Backed Notes, Series 1999-1, [ ]% Class A-2 Receivable-Backed Notes, Series 1999-1, [ ]% Class A-3 Receivable-Backed Notes, Series 1999-1, [ ]% Class A-4 Receivable-Backed Notes, Series 1999-1, [ ]% Class B Receivable-Backed Notes, Series 1999-1, [ ]% Class C Receivable-Backed Notes, Series 1999-1 and [ ]% Class D Receivable-Backed Notes, Series 1999-1.

"Owner Trustee" means Wilmington Trust Company, as owner trustee under the Trust.

"Required Holders" means (i) prior to the payment in full of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes outstanding, holders Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, respectively, evidencing more than 66 2/3% of the aggregate of principal amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes voting as a single class, and (ii) from and after the payment in full of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes outstanding, holders of Class B Notes evidencing more than 66 2/3% of the aggregate principal amount of the Class B Notes outstanding, and (iii) from and after the payment in full of the Class B Notes outstanding, holders of Class C Notes evidencing more than 66 2/3% of the aggregate principal amount of the Class C Notes outstanding.

Reserve Fund" means an account held in the name of the Indenture Trustee on behalf of the Noteholders. Amounts held in the Reserve Fund shall be distributed as described in "Description of the Notes--Reserve Fund".

"Reserve Fund Amount" means, initially as of [closing date], $[ ] and thereafter, at any date of determination, means an amount equal to [ ]% of the aggregate outstanding principal amount of the Notes as of such date of determination.

"Over collateralization Balance" means [ ].

"Originator" means Heller Financial, in its capacity as Originator under the Sale and Servicing Agreement, or Heller Financial Leasing, Inc.

"Servicer" means Heller Financial, in its capacity as Servicer under the Sale and Servicing Agreement.

"Substitute Contract" means a contract that is substituted for, and has similar characteristics as, a defaulted contract, a materially modified contract, an ineligible contract or an Excess Contract. See "The Sale and Servicing Agreement--Representations and Warranties; Definition of Eligible Contract".


"Trust" means Heller Equipment Asset Receivables Trust 1999-1 (the "Issuer" or the "Trust").

"Trust Depositor" means Heller Funding Corporation II, a Delaware corporation or Heller Funding Corporation as its successor.

"Vendor" means a equipment manufacturer, dealer or distributor or a computer software distributor or other persons located in the United States.

"Vendor Loans" means those contracts which are limited recourse loan or repayment obligations (which may take the form of promissory notes with related security agreements), each of which is payable by a Vendor and secured by all of the Vendor's interest in an individual end-user contract originated by such Vendor and by the equipment related to such end-user contract. See "The Contracts Generally - Vendor Loans".

          [AUDITED FINANCIAL STATEMENTS OF THE TRUST TO BE INSERTED]

      Until 90 days after the date of this prospectus, all dealers effecting transactions in the securities offered by this prospectus, whether or not participating in this distribution, may be required to deliver this prospectus. This is in addition to the obligation of dealers to deliver this prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                          $[                       ]


                Heller Equipment Asset Receivables Trust 1999-1

       $   [    ]% Class A-1 Receivable-Backed Notes, Series 1999-1
       $   [    ]% Class A-2 Receivable-Backed Notes, Series 1999-1
       $   [    ]% Class A-3 Receivable-Backed Notes, Series 1999-1
       $   [    ]% Class A-4 Receivable-Backed Notes, Series 1999-1
       $   [    ]% Class B Receivable-Backed Notes, Series 1999-1

                        Heller Funding Corporation II,
                                Trust Depositor
                            Heller Financial, Inc.,
                                   Servicer


                     ------------------------------------
                                  PROSPECTUS
                     ------------------------------------


                                [UNDERWRITERS]

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.       Other Expenses of Issuance and Distribution*

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

      SEC Registration Fee                                                                                             $1,112
      Printing and Engraving Expenses                                                                                  45,000
      Trustee's Fees and Expenses                                                                                      20,000
      Legal Fees and Expenses                                                                                         200,000
      Blue Sky Fees and Expenses                                                                                        8,000
      Accountants' Fees and Expenses                                                                                   45,000
      Rating Agency Fees                                                                                              107,000
      Miscellaneous Fees                                                                                               32,500

      Total                                                                                                          $458,612

___________________________

* All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of the offered Notes in an aggregate principal amount assumed for these purposes to be equal to $4,000,000 of Securities registered hereby.

Item 14.       Indemnification of Directors and Officers

The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy director's and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

Heller Financial has also purchased liability policies which indemnify the Registrant's officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

Pursuant to agreements which the Registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this registration statement), officers and directors of the Registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been or will be furnished to the Registrant by such underwriters or agents that appears in the registration statement or any prospectus.

Item 15.  Recent Sales of Unregistered Securities

Item 16.  Exhibits and Financial Statements


               Exhibits
1.1            Form of Underwriting Agreement*
3.1            Certificate of Incorporation of the Trust Depositor*
3.2            Bylaws of the Trust Depositor*
4.1            Form of Trust Agreement (including form of Certificates)*
4.2            Form of Indenture (including form of Notes)*
5.1            Opinion of Winston & Strawn with respect to legality
8.1            Opinion of Winston & Strawn with respect to tax matters
10.1           Form of Sale and Servicing Agreement*
10.2           Form of Administration Agreement*
23.1           Consent of Winston & Strawn (included in Exhibit 5.1)*
24.1           Power of Attorney (included on signature page)**
25.1           Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Indenture Trustee*

__________________________________
*To be filed by amendment

**Previously filed.


Item 17.  Undertakings

      The undersigned Registrant hereby undertakes:

      (a) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

      (b) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the for m of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

      (c) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 1, 1999.


                     Heller Funding Corporation II, as the Trust Depositor



                     By: /s/ Lauralee E. Martin
                         ------------------------
                         Name: Lauralee E. Martin
                         Title: President

      Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                                      Title                                   Date
/s/ Lauralee E. Martin               Chief Executive Officer and Director (Principal          March 1, 1999
Name: Lauralee E. Martin             Executive Officer)

***                                  Chief Financial Officer (Principal Financial and         March 1, 1999
Name: Lawrence G. Hund               Accounting Officer)

***                                  Director                                                 March 1, 1999
Name: Deepak Rai

***                                  Director                                                 March 1, 1999
Name Peter Sorensen

***/s/ David R. Schmuck
      David R. Schmuck
      Attorney-in-Fact

Registration No. 333 -70507
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             _____________________

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             _____________________


                         HELLER FUNDING CORPORATION II
            (Exact name of Registrant as specified in its charter)

                             _____________________


                                EXHIBIT VOLUME

------------------------------------------------------------------------------

                                 EXHIBIT INDEX

1.1        Form of Underwriting Agreement*
3.1        Certificate of Incorporation of the Trust Depositor*
3.2        Bylaws of the Company*
4.1        Form of Trust Agreement (including form of Certificates)*
4.2        Form of Indenture (including form of Notes)*
5.1        Opinion of Winston & Strawn with respect to legality
8.1        Opinion of Winston & Strawn with respect to tax matters
10.1       Form of Sale and Servicing Agreement*
10.2       Form of Administration Agreement*
23.1       Consent of Winston & Strawn (included in Exhibit 5.1)*
24.1       Power of Attorney (included on signature page)**
25.1       Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Indenture Trustee*

__________________________________
*To be filed by amendment

**Previously filed

                                       i